Exhibit 5.0

DATED 3 July 2009

(1) BARCLAYS BANK PLC
as Receivables Purchaser

(2) THE COMPANY LISTED IN SCHEDULE 1
as the SPV

(3) THE COMPANIES LISTED IN SCHEDULE 1

as the Original Obligors

(4) THE COMPANIES LISTED IN SCHEDULE 1

as the Original Participants

(5) BARCLAYS BANK PLC and HSBC INVOICE FINANCE (UK) LIMITED

as the Co-Arrangers

- and -

(6) BARCLAYS BANK PLC

as Security Agent

RECEIVABLES FINANCING

AGREEMENT

relating to

£350,000,000 Sterling facility

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	ASSIGNMENT	27

3.	PURPOSE	28

4.	CONDITIONS OF UTILISATION	28

5.	UTILISATION	30

6.	DESIGNATION OF DEBTS	32

7.	PAYMENT ACCOUNT	33

8.	COLLECTION AND ADMINISTRATION	33

9.	TRUST	35

10.	ILLEGALITY	36

11.	FEES	36

12.	INCREASED COSTS	37

13.	OTHER INDEMNITIES	38

14.	MITIGATION BY THE RECEIVABLES PURCHASER	40

15.	COSTS AND EXPENSES	40

16.	REPRESENTATIONS	42

17.	INFORMATION UNDERTAKINGS	48

18.	GENERAL UNDERTAKINGS	54

19.	DEBT SPECIFIC WARRANTIES	62

20.	DEBT SPECIFIC UNDERTAKINGS	64

21.	TERM AND TERMINATION	67

22.	EVENTS OF DEFAULT	68

23.	RIGHTS ON A DEFAULT	74

24.	REASSIGNMENT AND RECOURSE	76

25.	POWER OF ATTORNEY	76

26.	NON-VESTING DEBTS	77

27.	CHANGES TO THE FINANCE PARTIES	78

28.	CHANGES TO THE OBLIGORS AND NETWORK PROVIDERS	80

29.	THE PARTICIPATION	82

30.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	88

31.	SHARING AMONG THE FINANCE PARTIES	88

32.	PAYMENT ADMINISTRATION	90

33.	PARTICIPATION EXPENSES	93

34.	ADMINISTRATION	94

35.	SET-OFF	95

36.	NOTICES	96

37.	CONFIDENTIALITY	98

38.	CALCULATIONS AND CERTIFICATES	100

39.	PARTIAL INVALIDITY	100

40.	REMEDIES AND WAIVERS	100

41.	AMENDMENTS AND WAIVERS	100

42.	SECURITY AGENT	105

43.	AVOIDANCE OF PAYMENTS	105

44.	DATA PROTECTION	105

45.	COUNTERPARTS	106

46.	GOVERNING LAW	106

47.	ENFORCEMENT	106

SCHEDULE 1		108

	The original parties	108

	Part 1	108

	The SPV	108

	Part 2	108

	The Original Obligors	108

The Original Participants	108

Part 4	109

The Receivables Purchaser	109

SCHEDULE 2	110

Conditions precedent	110

Part 1	110

Part 2	114

SCHEDULE 3	116

Form of Notice of Assignment and Trust	116

SCHEDULE 4	117

Forms of Notification Schedule	117

SCHEDULE 5	120

Receiving Accounts	120

SCHEDULE 6	122

Form of Accession Letter	122

SCHEDULE 7	123

Part 1	123

Form of Compliance Certificate	123

Part 2	125

Form of Auditor confirmation	125

SCHEDULE 8	126

Form of Transfer Certificates	126

Part 1	126

Participation Transfer Certificate	126

Part 2	128

RP Transfer Certificate	128

SCHEDULE 9	130

Financial Covenants	130

SCHEDULE 10	136

Operational Covenants	136

SCHEDULE 11	137

Part 1	137

Operational undertakings	137

Part 2	139

Additional Network Provider accession protocol	139

Part 3	141

Audit requirements	141

SCHEDULE 12	143

Terms specific to Network Providers	143

Part 1	143

O2	143

Part 2	150

T-Mobile	150

SCHEDULE 13	155

Additional Network Provider Accession Certificate	155

SCHEDULE 14	159

Security Agent provisions	159

SCHEDULE 15	166

Principal commercial terms at the Commencement Date	166

EXECUTION PAGES	167

THIS DEED is made on 3 July 2009

BETWEEN

(1)                                 BARCLAYS BANK PLC acting through its Asset & Sales Finance division at Churchill Plaza, Churchill Way, Basingstoke, Hampshire RG21 7GP (the “Receivables Purchaser”);

(2)                                 THE COMPANY listed in part 1 of schedule 1 (The original parties) (the “SPV”);

(3)                                 THE COMPANIES listed in part 2 of schedule 1 (The original parties) (the “Original Obligors”);

(4)                                 THE COMPANIES listed in part 3 of schedule 1 (The original parties) (the “Original Participants”);

(5)                                 BARCLAYS BANK PLC and HSBC INVOICE FINANCE (UK) LIMITED as the co-arrangers (the “Co-Arrangers”); and

(6)                                 BARCLAYS BANK PLC as the security agent (the “Security Agent”).

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Deed, its schedules and all notices or other correspondence and documents between the Parties relating to this Deed:

“Acceptable Bank” has the meaning given in schedule 9 (Financial Covenants);

“Accession Letter” means a document substantially in the form set out in schedule 6 (Form of Accession Letter);

“ACP” means Airtime Contract Protection insurance provided by an Opco to an End User;

“Act” means if the relevant provision of the Companies Act 1985 is still in force, the Companies Act 1985 in so far as it relates to that provision and, if not, the Companies Act 2006;

“Additional Debt” has the meaning given to that term in clause 28.4(a);

“Additional Network Provider” means a company which becomes a Network Provider in accordance with clause 28.4 (Addition of a Network Provider);

“Additional Network Provider Accession Certificate” means a document substantially in the form set out in schedule 13 (Additional Network Provider Accession Certificate);

“Additional Obligor” means a company which becomes an Obligor in accordance with clause 28 (Changes to the Obligors and Network Providers);

“Additional Reserve” has the meaning given to such term in clause 56 Additional Reserve;

“Additional Security Obligor” means any person which, after the Commencement Date, grants a Security Interest to the Receivables Purchaser in respect of an Obligor’s liabilities to the Receivables Purchaser pursuant to this Deed;

“Administrator” means any person appointed under schedule B1 to the Insolvency Act 1986 to manage a person or partnership’s affairs, business and property;

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“Ancillary Document” means any document which is referred to as such in any part of schedule 12 (Terms specific to Network Providers);

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to clause 17.6 (Provision and contents of Compliance Certificate);

“Applicable Rate” means, for the purposes of calculating Discount during any calendar month, LIBOR;

“Approved Auditors” means any of KPMG LLP, PricewaterhouseCoopers LLP, Ernst & Young LLP, Deloitte LLP or such other firm approved in advance by the Receivables Purchaser (such approval not to be unreasonably withheld or delayed);

“Approved Debt” means a Debt which is referred to as such in any part of schedule 12 (Terms specific to Network Providers);

“ARPU” means the average revenue per End User per Month;

“Assignment Date” means:

(a)                                  in relation to an Original Obligor and Debts relating to Original Network Providers, the Commencement Date;

(b)                                 in relation to the SPV and Debts relating to Original Network Providers and assigned to the SPV by an Original Obligor, the Commencement Date;

(c)                                  in relation to any Additional Obligor, the date of its accession to this Deed;

(d)                                 in relation to the SPV and Debts assigned to the SPV by an Additional Obligor, the date of that Additional Obligor’s accession to this Deed;

(e)                                  in relation to an Obligor and Additional Debts, the date of delivery of an Additional Network Provider Accession Certificate; and

(f)                                    in relation to the SPV and Additional Debts assigned to the SPV by an Original Obligor, the date of delivery of an Additional Network Provider Accession Certificate;

“Audit” means an audit undertaken by the Receivables Purchaser in accordance with the terms of this Deed and the Receivables Purchaser’s customary practice in relation to Debts, including the Receivables Purchaser’s consideration of:

(a)                                  all documentation evidencing creation of Debts;

(b)                                 an Obligor’s orders and proofs of delivery/service relating to Debts;

(c)                                  an Obligor’s procedures in relation to the collection of the proceeds of Debts as agent for the Receivables Purchaser;

(d)                                 an Obligor’s accounting systems, processes or procedures;

(e)                                  each Obligor’s bank statements;

(f)                                    each Obligor’s Preferential Creditors; and

(g)                                 each Obligor’s general financial records;

“Auditors” means Deloitte LLP;

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

“Availability” means the maximum aggregate amount of monies capable of being drawn down by the SPV at any time on account of the Purchase Price of Debts, and is the lesser of (from time to time and at any time):

(a)                                  the Facility Limit less the Payment Account Balance; and

(b)                                 the amount calculated by applying the Early Payment Percentage to the aggregate of all Outstanding Approved Debts less Reserves, and then deducting the Payment Account Balance;

but, in each case, adding the Payment Account Balance if in credit.

“Bank Instruction Letter” means the bank instruction letter relating to the operation of the Managed Base Account (as defined in the Trust Deed), entered into between the Receivables Purchaser, CPW and HSBC Bank Plc on or around the Commencement Date;

“Best Buy Co. Inc,” means the US company located in Richfield, Minnesota;

“Best Buy JV” means the joint venture between the Carphone Warehouse group of companies and Best Buy, (a US group of companies), effected through joint ownership of the shares in the Parent, as more particularly described in the JV Agreement;

“Binding Amendment” means, in respect of each Participation:

(a)                                  any amendment or waiver of any term of the Finance Documents applicable to each such Participation, in each case made in accordance with the terms of this Deed; and

(b)                                 any rescheduling, restructuring or reorganisation of the indebtedness of any member of the Group made pursuant to any insolvency legislation or other legislation affecting creditors’ rights generally, in each case in any applicable jurisdiction;

“Breakage Costs” means the sum calculated in accordance with the formula set out at paragraph 1 of schedule 15 (Principal commercial terms at the Commencement Date);

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London:

“Cash Equivalent Investments” means at any time:

(a)                                  certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)                                 any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)                                  commercial paper not convertible or exchangeable to any other security:

(i)                                     for which a recognised trading market exists;

(ii)                                  issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)                               which matures within one year after the relevant date of calculation; and

(iv)                              which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fl or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)                                 Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)                                  any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Ratings Services or Fl or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, (ii) invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 30 days’ notice; or

(f)                                    any other debt security approved by the Majority Finance Parties,

in each case, denominated in Sterling, euros or US dollars and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest (other than Security Interest arising under the Transaction Security Documents);

“Change of Control” means any person or group of persons acting in concert gains direct or direct control of the Parent. For the purposes of this definition:

(a)                                  “control” of the Parent means:

(i)             the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                              cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of the Parent; or

(B)                                appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

(C)                                give directions with respect to the operating and financial policies of the Parent with which the directors or other equivalent officers of the Parent are obliged to comply; or

(ii)          the holding beneficially of more than 50 per cent of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

(b)                                 “acting in concert” means, a group of persons which, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly of shares in the Parent by any of them, either directly or indirectly, to obtain or consolidate control of the Parent;

“Charged Property” means all of the assets of the Group which from time to time are, or are expressed to be, the subject of the Transaction Security;

“Closing Fee” means a sum specified as such in a Fee Letter;

“Collection Date” means, in relation to a Debt, the date on which the Receivables Purchaser receives cleared funds in respect of the proceeds of that Debt;

“Commencement Date” means the date on which the Receivables Purchaser confirms to CPW that all conditions set out in clause 4.1 (Initial conditions precedent) have been satisfied or waived (as the case may be);

“Commitment” means, in relation to the Facility, the aggregate of the Drawn Commitment and the Receivables Purchaser’s undrawn commitment from time to time under the Facility being a sum equal to the Facility Limit;

“Compliance Certificate” means a certificate substantially in the form set out in schedule 7 (Form of Compliance Certificate);

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the recommended form of the Loan Market Association or in any other form agreed between CPW and the Receivables Purchaser;

“Connection” means the commencement of a telecommunications network service by a Network Provider to a valid End User pursuant to a Minimum Term Contract purchased by the End User from an Opco;

“Contra Accounts” means the actual and potential amount that a Network Provider could set off against the amount owed by the Network Provider to an Opco by virtue of a reciprocal trading relationship (and not otherwise represented as a Specified Reserve), as determined from time to time (acting reasonably and in good faith at all times) by the Receivables Purchaser from the information provided to the Receivables Purchaser by the Opcos and in relation to which the Receivables Purchaser consults with CPW at least three Business Days before such application and provides a written explanation to CPW justifying such application;

“Contractual Rate” means a sum equal to accrued Discount, less any Discount calculated through the application of the Applicable Rate;

“Costs” means all reasonable fees, costs, charges and expenses (including all reasonable legal fees and expenses);

“CPW” means The Carphone Warehouse Limited (company number 2142673);

“CPW Brands” means CPW Brands Limited (company number 05840856);

“CPW PLC” means The Carphone Warehouse Group plc (company number 3253714);

“Data Controller” has the meaning set out in section 1 of the DPA;

“Data Subject” has the meaning set out in section 1 of the DPA;

“Debt” means any book debt or other monetary claim or obligation of a Network Provider under a Network Agreement (including any applicable tax or duty payable), present, future or contingent, together with all its Related Rights, and a Debt, where the context permits, shall include a part of a Debt and all or part of its Related Rights, but shall exclude all Excluded Debts;

“Debt Specific Warranties” means the warranties set out at clause 19 (Debt specific warranties) and any warranties referred to as Debt Specific Warranties in any part of schedule 12 (Terms specific to Network Providers);

“Debtor Concentration” means the permitted maximum aggregate Notified Value of Outstanding Approved Debts of a single Network Provider at any time, calculated by applying the Debtor Concentration Percentage to the aggregate value of Outstanding Approved Debts at that time;

“Debtor Concentration Percentage” means the percentage specified as such in schedule 15 (Principal commercial terms at the Commencement Date);

“Default” means an Event of Default or an event or circumstance specified in clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

“Defaulting Participant” means any Participant in relation to which a Participation Default has occurred;

“Deferred Element” means any outstanding balance of the Purchase Price of an Approved Debt, less the amount of any Early Payment made in respect of such Approved Debt;

“Delegate” means any delegate, agent or attorney appointed by the Receivables Purchaser;

“Discount” means the charge described in clause 7.2(a):

“Discount Margin” means (subject to clause 23.1(i) (Increase Discount Margin)) the percentage specified as such in schedule 15 (Principal commercial terms at the Commencement Date);

“Discount Rate” means the Applicable Rate plus the Discount Margin;

“Disposal” means:

(a)                                  a sale, transfer, discounting, factoring, leasing or otherwise disposing of all or any part of the Debts, Invoices, Network Agreements or any amount standing to the credit of a Trust Account or monies standing to the credit of any other bank account that are held on trust for the Receivables Purchaser; or

(b)                                 a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business,

in each case, whether by a voluntary or involuntary single transaction or series of transactions;

“Disruption Event” means either or both of:

(a)                                  a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

“DPA” means the Data Protection Act 1998;

“Drawn Commitment” means the aggregate value of outstanding Early Payments;

“Early Payment” means a payment made by the Receivables Purchaser to the SPV on account of the Purchase Price of Approved Debts equal to the Notified Value of such Approved Debts less Reserves, multiplied by the Early Payment Percentage;

“Early Payment Percentage” means (subject to the terms of this Deed) the percentage specified as such in schedule 15 (Principal commercial terms at the Commencement Date);

“End User” means an End User which is referred to as such in any part of schedule 12 (Terms specific to Network Providers);

“EPOS” means the electronic point of sale computer network which is used by the Group to record transactions with End Users and Network Providers;

“Equipment” means any Equipment which is referred to as such in any part of schedule 12 (Terms specific to Network Providers);

“Event of Default” means any event or circumstance specified as such in clause 22 (Events of Default);

“Excluded Debt” means any debt present, future or contingent:

(a)                                  due from the sale of any of an Obligor’s fixed or capital assets;

(b)                                 due from one member of the Group to another member of the Group; and

(c)                                  created by Opcos other than pursuant to a Network Agreement;

“Existing Debt” means a Debt created by an Opco which is Outstanding on the Commencement Date;

“Facility” means the receivables financing facility operating by way of sale and purchase and provided under this Deed;

“Facility Limit” means the sum specified as such in schedule 15 (Principal commercial terms at the Commencement Date);

“Facility Office” means the office or office through which a Finance Party will perform its obligations under this Deed;

“Fee Letter” means:

(a)                                  a letter dated on or about the date of this Deed between the Receivables Purchaser and CPW setting out any of the fees referred to in clause 11 (Fees); or

(b)                                 any agreement setting out fees payable to a Finance Party under any provision of this Deed or any other Finance Document;

“Finance Documents” means this Deed, the Parent Side Letter, any Additional Network Provider Accession Certificate, any Accession Letter, any Compliance Certificate, any Fee Letter, any Intercreditor Agreement, any Transaction Security Document, the Bank Instruction Letter, the Trust Deed or any document referred to as such in any part of schedule 12 (Terms specific to Network Providers) on or after the Commencement Date, any other agreement granted in favour of the Receivables Purchaser or any Affiliate of the Receivables Purchaser by a member of the Group, or entered into between the Receivables Purchaser and a member of the Group and any other document designated as a “Finance Document” by the Receivables Purchaser;

“Finance Party” means the Receivables Purchaser, Security Agent or a Participant;

“Financial Covenants” means the financial covenants prescribed at schedule 9 (Financial Covenants) or such other financial covenants as may be agreed between the Parties from time to time and “Financial Covenant” means any one or more of them;

“Financial Indebtedness” has the meaning given in schedule 9 (Financial Covenants);

“Financial Year” means the annual accounting period of the Group ending on or about 31 March in each year;

“First Month” means the calendar month in which the Commencement Date falls;

“First Utilisation Request” means the first Utilisation Request delivered to the Receivables Purchaser on or after the Commencement Date;

“Funds in Use” means the debit balance (if any) on the Payment Account;

“Future Debt” means a Debt created by an Opco after the Commencement Date;

“Group” means each Security Obligor and its Subsidiaries (if any) and “member of the Group” shall be construed accordingly;

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

“Information Memorandum” means the document concerning the Original Obligors and the SPV which, at the request of the Original Obligors was prepared in relation to the Facility and distributed by Barclays Bank PLC (in its capacity as Co-Arranger) before the date of this Deed;

“Insolvency Proceedings” means, in relation to any person:

(a)                                  a creditor attaches or takes possession of, or a distress, execution or sequestration or other process is levied or enforced upon or sued out against, any material part of the undertakings, assets, rights or revenues of that person; or

(b)                                 any petition or proposal is presented or a meeting is convened with a view to a composition, assignment or arrangement with any creditors of that person; or

(c)                                  a meeting of that person is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed; or

(d)                                 a notice of intention to appoint an Administrator being given by any person or an Administrator being appointed; or

(e)                                  any person presents a petition for the administration or winding-up of a person (not being a petition which can be demonstrated to the reasonable satisfaction of the Receivables Purchaser to be frivolous, vexatious or an abuse of process of the court and is validly discharged within 10 Business Days); or

(f)                                    an order for the winding-up or administration of that person or for the appointment of a provisional liquidator or judicial factor to that person is made; or

(g)                                 a moratorium pursuant to section IA of and schedule Al to the Insolvency Act 1986 or pursuant to paragraph IA of schedule 1 to the Insolvent Partnerships Order 1994 is established; or

(h)                                 any petition or proposal is presented or a meeting is convened with a view to the rehabilitation, administration, receivership, custodianship, liquidation, provisional liquidation, winding-up or dissolution of that person (other than for the purpose of an amalgamation or reconstruction whilst solvent), or any other insolvency proceedings involving that person (not being proceedings which such person can demonstrate to the reasonable satisfaction of the Receivables Purchaser are frivolous, vexatious or an abuse of process).

A person is “Insolvent” if:

(a)                                  it is, or is deemed for the purposes of any law to be, unable to pay its debts or to be insolvent, or admits its inability to pay its debts as they fall due; or

(b)                                 it ceases to trade or notifies the Receivables Purchaser of its intention to cease to trade or the Receivables Purchaser otherwise becomes aware of such intention through a source reasonably considered to be reliable; or

(c)                                  any step (including petition, proposal, giving notice, convening a meeting or applying to court) is taken with a view to:

(i)                                     a composition or scheme of arrangement (including an Obligor’s voluntary arrangement) with its creditors;

(ii)                                  its administration, winding-up, liquidation or dissolution;

(iii)                               anything analogous to paragraphs (c)(i) and (c)(ii) above;

(iv)                              an Administrator is appointed over it;

(v)                                 a Receiver is appointed over all or any of its assets; or

(vi)                              it is insolvent within the terms of the Insolvency Act 1986;

“Intellectual Property” means:

(a)                                  any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)                                 the benefit of all applications and rights to use such assets,

of each member of the Group (which may now or in the future subsist);

“Intellectual Property Licence” means the trade mark licence agreement between CPW and CPW Brands dated 30 March 2007 pursuant to which CPW Brands grants a non-exclusive licence to CPW to use the Licensed IP;

“Intercreditor Agreement” means any intercreditor agreement entered into after the Commencement Date between the Receivables Purchaser and any member of the Group and any other person;

“Invoice” means any invoice referred to in schedule 12 (Terms specific to Network Providers);

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity;

“JV Agreement” means the shareholder agreement dated 30 June 2008 between, amongst others, CPW PLC and Best Buy Co. Inc.;

“KPIs” means any term referred to as such in schedule 12 (Terms specific to Network Providers);

“Legal Opinion” means any legal opinion delivered to the Receivables Purchaser by the Receivables Purchaser’s legal advisors under clause 4.1 (Initial conditions precedent);

“Legal Reservations” means:

(a)                                  the principle that equitable remedies may be granted or refused at the discretion of the court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                 the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)                                  similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)                                 any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinion;

“LIBOR” means on or after 11.00 am on the Reporting Date:

(a)                                  the three-month Screen Rate; or

(b)                                 (if no Screen Rate is available on that day) the arithmetic mean of the three month rates (rounded upwards to four decimal places) quoted by the Reference Banks to leading banks in the Relevant Interbank Market provided always that if a Reference Bank does not supply a quotation by 11.00 am on the first Business Day of a calendar month, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks;

“Licensed IP” has the meaning given in clause 18.16 (Intellectual Property);

“Limits” means the Facility Limit and any financial limit set out in schedule 10 (Operational Covenants) from time to time including Debtor Concentration and Minimum Revenue Receipt Percentage and “Limit” shall be construed accordingly;

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984;

“Losses” means any losses. Costs, expenses, claims, damages and interest and “Loss” shall be construed accordingly;

“Majority Finance Parties” means a Finance Party or Finance Parties, whose Participation Commitments aggregate more than 66 2/3 per cent of the Commitment;

“Management Accounting Period” means a period of four weeks or five weeks (as set out in the accounting calendar of CPW);

“Material Adverse Effect” means, in the reasonable opinion of the Majority Finance Parties, a material adverse effect on:

(a)                                  the ability of an Obligor to perform and comply with the Financial Covenants and/or any payment obligations under any of the Finance Documents;

(b)                                 the business, operations, property, assets or condition (financial or otherwise) of the Group taken as a whole;

(c)                                  the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents; or

(d)                                 the ability of the Group to conduct its day-to-day operations in the ordinary course of business, or to process or collect Debts;

“Maturity Date” means, in respect of each Debt, the due date of that Debt as specified in its Invoice or the relevant Network Agreement, or the expiry of the original credit period in relation to such Debt;

“Minimum Revenue Receipt Percentage” has the meaning given in schedule 10 (Operational Covenants)

“Minimum Term Contract” means a contract between a Network Provider and End User that specifies a period of time which is fixed at the date of Connection and within which the End User has an obligation to pay a monthly service charge to the Network Provider and which provides (amongst other things) that the End User may be liable to a cancellation charge if the contract is terminated within that specified period of time;

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month except that:

(a)                                  if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one or, if there is not, on the immediately preceding Business Day; and

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly;

“Network Agreement” means any Network Agreement referred to as such in any part of schedule 12 (Terms specific to Network Providers) or any other agreement which the Receivables Purchaser agrees in writing to designate as a “Network Agreement”:

“Network Provider” means an Original Network Provider or an Additional Network Provider;

“Non-Utilisation Fee” means the result of the following formula:

N% x (FL-FU)

where:

N% is the Non-Utilisation Percentage;

FL is the Facility Limit;

FU is the average Funds in Use during any Month;

“New Participant” means the person described as such in an RP Transfer Certificate;

“Non-Utilisation Percentage” means the percentage specified as such in schedule 15 (Principal commercial terms at the Commencement Date);

“Notice of Assignment and Trust” means a notice substantially in the form of schedule 3 (Form of Notice of Assignment and Trust);

“Notice Period” means the number of Months specified as such in schedule 15 (Principal commercial terms at the Commencement Date);

“Notification Schedule” means a notice in substantially the form set out in schedule 4 (Form of Notification Schedule);

“Notified” means, in relation to a Debt, the inclusion of that Debt in a Notification Schedule, and “Notification” shall be construed accordingly;

“Notified Value” means the full value of each Notified Debt as represented in a Notification Schedule including any applicable tax or duty and before any deductions contemplated by and specified in that Notification Schedule and any discount for prompt payment, or otherwise;

“Obligor” means the SPV, an Original Obligor or an Additional Obligor;

“Opco” means each Obligor other than the SPV;

“Operational Covenants” means the covenants at schedule 10 (Operational Covenants);

“Original Financial Statements” means in relation to any Obligor, its audited financial statements delivered to the Receivables Purchaser as required by clause 17.5 (Financial statements);

“Original Network Provider” means 02 and T-Mobile (each as defined in schedule 12 (Terms specific to Network Providers));

“Outstanding” means in relation to any Notified Debt that such Debt remains unpaid and has not been reassigned;

“Parent” means Best Buy Europe Distributions Limited (company number 06534088);

“Parent Side Letter” means the letter more particularly described at paragraph 2(c) of part I of schedule 2 (Conditions precedent) or such replacement letter as may be agreed between the Receivables Purchaser, CPW and the Parent;

“Participant” means:

(a)           each Original Participant; or

(b)                                 any bank or financial institution which has become a participant in the Facility in accordance with clause 27 (Changes to the Finance Parties),

and which in each case has not ceased to be a Party in accordance with the terms of this Deed;

“Participant’s Share of Discount” means, for each Participant in relation to any applicable period, such sum as is produced by applying that Participant’s Participation Percentage to a sum equal to the Contractual Rate which has accrued during that period;

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union;

“Participation” means the participation in the funding of the Facility accepted by a Participant or transferred to a Participant in accordance with the terms of this Deed;

“Participation Commitment” means:

(a)                                  in relation to an Original Participant, the amount set opposite its name under the heading “Original Participation Commitment” in part 3 of schedule 1 (The Original Parties);

(b)                                 in relation to any other Participant, the amount of any Participation Commitment novated to it under this Deed and set out in the relevant Transfer Certificate,

and in each case, less (i) any amount cancelled, permanently reduced or novated by it in accordance with this Deed and (ii) an amount equal to the Participation Percentage of any amount of the Commitment cancelled or permanently reduced under this Deed;

“Participation Default” means a Participant fails to comply with its obligations under clause 31.2 (Settlement Amount) (other than due to an event which the Receivables Purchaser, acting reasonably, agrees is a Disruption Event);

“Participation Percentage” means:

(a)                                  in relation to an Original Participant, the percentage set opposite its name under the heading “Original Participation Percentage” in part 3 of schedule 1 (The original parties), or:

(b)                                 in relation to any other Participant at any time, the percentage which its Participation Commitment bears to the Commitment at that time,

or, in each case, such other percentage as may (i) be agreed between a Participant and the Receivables Purchaser at any time, or (ii) be applicable in accordance with the terms of this Deed;

“Participation Transfer Certificate” means a certificate substantially in the form set out in part 1 of schedule 8 (Form of Transfer Certificate) or such other form as may be agreed between the Receivables Purchaser and a Participant;

“Parties” means the parties to this Deed and “Party” means any of them;

“Payment Account” means the bookkeeping account maintained by the Receivables Purchaser in relation to the SPV under this Deed, as referred to in clause 7 (Payment Account);

“Payment Account Balance” means the balance from time to time on the Payment Account;

“Payment Default” means any of the Events of Default detailed at clauses 22.1 (Breach of trust) to 22.3 (Facility Limit) inclusive;

“Permitted Acquisition” means an acquisition:

(a)                                  in the ordinary course of business;

(b)                                 of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(c)                                  in respect of which the prior written consent of the Majority Finance Parties has been given;

(d)                                 of shares or securities pursuant to a Permitted Share Issue;

(e)                                  of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security as soon as is reasonably practicable; and

(f)                                    of (i) the issued share capital of a limited liability company or (ii) (if the acquisition is made by a limited liability company whose sole purpose is to make the acquisition) a business or undertaking carried on as a going concern, but only if:

(A)                              no Event of Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(B)                                the acquired company, business or undertaking is incorporated or established, and carries on its principal business in, the European Union or the United States of America and is engaged in a business substantially the same as that carried on by the Group; and

(C)                                the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Permitted Acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of acquisition does not in any Financial Year exceed in aggregate £75,000,000 (or its equivalent).

“Permitted Disposal” means any Disposal:

(a)                                  (save in relation to Debts, Network Agreements, Ancillary Documents or any sums collected on behalf of a Network Provider) made in the ordinary course of business of the disposing entity;

(b)                                 (save in relation to Debts, Network Agreements, Ancillary Documents or any sums collected on behalf of a Network Provider) of assets in exchange for other assets comparable or superior as to type, value and quality;

(c)                                  of obsolete or redundant vehicles, plant and equipment for cash;

(d)                                 of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(e)                                  arising as a result of any Permitted Security; and

(f)                                    (save in relation to Debts, Network Agreements, Ancillary Documents or any sums collected on behalf of a Network Provider) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other Disposal, other than any permitted under paragraphs (a) to (e) above) does not exceed £75,000,000 (or its equivalent in any other currency or currencies) in any Financial Year;

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a)                                  incurred by any member of the Group to another member of the Group or an Affiliate of CPW, provided that no Security Interest is directly or indirectly granted by any member of the Group in consideration of incurring such Financial Indebtedness; or

(b)                                 incurred by any member of the Group to any person other than those specified in sub-paragraph (a) above, provided that no Security Interest is directly or indirectly granted by any member of the Group in consideration of incurring such Financial Indebtedness; or

(c)                                  as contemplated by the definition of “Permitted Security” subject to the entry into of an Intercreditor Agreement in a form satisfactory to the Majority Finance Parties (acting reasonably) in relation to Permitted Security contemplated by sub-paragraphs (d), (m) and (n) of the definition of “Permitted Security”;

“Permitted Guarantee” means:

(a)                                  any performance or similar bond guaranteeing performance by an Opco under any contract entered into in the ordinary course of business;

(b)                                 any guarantee given in respect of cash-pooling arrangements and which are entered into by any member of the Group in the ordinary course of its banking arrangements; or

(c)                                  any guarantee given on arms length and normal commercial terms in connection with an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal;

“Permitted Loan” means:

(a)                                  any trade credit extended by an Opco to:

(i)                                     a Network Provider in accordance with a Network Agreement; or

(ii)                                  any other customer on normal commercial terms and in the ordinary course of its business activities;

(b)                                 Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness;

(c)                                  a loan made by an Obligor to another Obligor or by a member of the Group which is not an Obligor to another member of the Group;

(d)                                 a loan made by an Obligor to another member of the Group which is not an Obligor so long as the aggregate amount of the Financial Indebtedness under such loans does not exceed £1,000,000 (or its equivalent) at any time provided always that this paragraph (d) shall not apply to the SPV;

(e)                                  a loan made under cash-pooling arrangements and which is entered into by any member of the Group in the ordinary course of its banking arrangements;

(f)                                    a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed £1,000,000 (or its equivalent) at any time; and

(g)                                 any loan (other than a loan made by a member of the Group to another member of the Group) so long as the aggregate amount of the Financial Indebtedness under such loans does not exceed £5,000,000 (or its equivalent) at any time;

“Permitted Security” means:

(a)                                  any netting or set-off arrangement (including but not limited to cash-pooling arrangements) entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances, provided always that such arrangements do not extend to the proceeds of Debts or any sums collected on behalf of a Network Provider (unless such sums are the subject of a Specified Reserve);

(b)                                 any lien arising by operation of law and in the ordinary course of business;

(c)                                  any lien created in favour of a bank in the ordinary course of its banking arrangements pursuant to standard banking terms of business;

(d)                                 (save in relation to Debts, Network Agreements or the Ancillary Documents) any Security Interest given on arms length and normal commercial terms in connection with an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal;

(e)                                  any Security Interest or Quasi-Security over or affecting any asset acquired by a member of the Group after the Commencement Date if:

(i)                                     the Security Interest or Quasi-Security was not created in contemplation of the acquisition of that asset by the member of the Group;

(ii)                                  the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by the member of the Group; and

(iii)                               the Security Interest or Quasi-Security is removed or discharged within 90 days of the date of acquisition of such asset;

(f)                                    any Security Interest or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the Commencement Date, where the Security Interest or Quasi-Security is created before the date on which that company becomes a member of the Group if:

(i)                                     the Security Interest or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)                                  the principal amount secured has not been increased in contemplation of or since the acquisition of that company; and

(iii)                               the Security Interest or Quasi-Security is removed or discharged within 90 days of the date of that company becoming a member of the Group;

(g)                                 any Security Interest created with the prior written consent of the Majority Finance Parties;

(h)                                 any Security Interest over goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of business;

(i)                                     any Quasi-Security arising as a result of a Disposal which is a Permitted Disposal;

(j)                                     any Security Interest created or expressed to be created in favour of any Finance Party pursuant to the Finance Documents;

(k)                                  any Security Interest or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to the definition of “Permitted Financial Indebtedness”;

(l)                                     any Security Interest or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of business and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(m)                               (save in relation to Debts, Network Agreements or the Ancillary Documents) any Security Interest or Quasi-Security securing any sale and leaseback involving an asset or assets the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other sale and leaseback involving an asset or assets given by any member of the Group) does not exceed £25,000,000 (or its equivalent in other currencies); or

(n)                                 (save in relation to Debts, Network Agreements or the Ancillary Documents) any Security Interest or Quasi-Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of any Security Interest or Quasi-Security not otherwise permitted by preceding paragraphs) does not exceed £25,000,000 (or its equivalent in other currencies);

“Permitted Share Issue” means an issue of:

(a)                                  ordinary shares by a member of the Group, paid for in full in cash upon issue and which by their terms are not redeemable and where such shares:

(i)                                     are of the same class and on the same terms as those initially issued by such member of the Group; and

(ii)                                  are issued to the same shareholder as those previously issued or are issued to another member of the Group; or

(b)                                 shares by a member of the Group which is a Subsidiary of CPW to its immediate Holding Company where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms;

“Permitted SPV Distribution” means any dividend or distribution made by the SPV but only if an Event of Default has not occurred and is continuing;

“Permitted Transaction” means:

(a)                                  any Disposal required by the terms of the Finance Documents;

(b)                                 any Financial Indebtedness arising under the Finance Documents;

(c)                                  any guarantee or indemnity entered into in favour of any Finance Party under the Finance Documents;

(d)                                 any Security or Quasi-Security granted in favour of any Finance Party under the Finance Documents;

(e)                                  any Shareholding Change, in relation to which the conditions prescribed by clause 17.2 (Shareholding Change and Joint Ventures) have been met;

(f)                                    any Joint Venture, in relation to which the conditions prescribed by clause 17.2 (Shareholding Change and Joint Ventures) have been met; or

(g)                                 any transaction (other than a Disposal, the granting of any guarantee or indemnity, the entry into of any loan, the granting or creation of Security Interests, or the incurring or permitting to subsist of Financial Indebtedness, the issue of any shares or the making of any dividend or distribution by the SPV) conducted in the ordinary course of business on arms length terms;

“Personal Data” has the meaning set out in section 1 of the DPA;

“Preferential Creditor” means any person which, in the reasonable opinion of the Receivables Purchaser, may be entitled to receive payment from the realisations of floating charge assets in priority to the Receivables Purchaser including, for the avoidance of doubt, the prescribed part of any Obligor’s net property that would be made available for the satisfaction of its unsecured debts pursuant to section 176A of the Insolvency Act 1986;

“Purchase Price” means the amount received by the Receivables Purchaser towards the discharge of the Debt, less:

(a)                                  accrued Discount; and

(b)                                 the aggregate value of any Contra Account made by the relevant Network Provider at any time or to which such Network Provider may be entitled (for the avoidance of doubt, including the aggregate value of any Contra Account subsequently waived by the relevant Network Provider); and

(c)                                  any other deduction permitted or provided for by the terms of this Deed.

“Receivables Purchaser’s Participation Limit” means, in relation to the Receivables Purchaser, the amount set opposite its name under the heading “Original Participation Commitment” in part 4 of schedule 1 (The original parties) less an amount equal to the Receivables Purchaser’s Participation Percentage of any amount of the Commitment cancelled or permanently reduced under this Deed;

“Receivables Purchaser’s Participation Percentage” means the percentage set opposite its name under the heading “Original Participation Percentage” in part 4 of schedule 1 (The original parties), or such other percentage as may (i) be agreed between the Participants and the Receivables Purchaser at any time, or (ii) be applicable in accordance with the terms of this Deed;

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property;

“Receiving Account” means:

(a)                                  in relation to the Receivables Purchaser and each Original Participant, the account designated as its Receiving Account in schedule 5 (Receiving Accounts); and

(b)                                 in relation to any Participant other than an Original Participant, the account designated as its Receiving Account in the Transfer Certificate signed by such Participant;

“Recourse” means the Receivables Purchaser’s right to require the SPV to repurchase a Debt;

“Reference Banks” means the principal London offices of Barclays Bank Plc, HSBC Bank Plc, Lloyds TSB Bank Plc and The Royal Bank of Scotland plc or such other banks as may be appointed by the Receivables Purchaser in consultation with CPW;

“Related Rights” in relation to a Debt, means any of the following (if any):

(a)                                  all of an Obligor’s rights at law as an unpaid vendor or provider of services under a Network Agreement (without any obligation on the Receivables Purchaser to complete a Network Agreement);

(b)                                 the benefit of all insurances;

(c)                                  all negotiable and non-negotiable instruments, all securities, bonds, guarantees and indemnities; and

(d)                                 subject to clause 37.1 (Duties to Relevant Third Parties), all of an Obligor’s rights to any ledger, computer or electronic data or materials or document recording or evidencing a Debt;

“Relevant Interbank Market” means the London interbank market;

“Relevant Jurisdiction” means, in relation to a member of the Group:

(a)                                  its jurisdiction of incorporation;

(b)                                 any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)                                  any jurisdiction where it conducts its business; and

(d)                                 the jurisdiction whose laws govern the perfection of any Transaction Security Document entered into by it;

“Relevant Period” shall have the meaning given to it in schedule 9 (Financial Covenants);

“Relevant Third Party” has the meaning given to that term in clause 37.1(a);

“Remittance” means cash, cheques, bills of exchange, negotiable or non-negotiable instruments, letters of credit, electronic payments, BACS, CHAPS and any other remittance or instrument of payment in whatever form received by the Receivables Purchaser or an Obligor in and towards discharge of a Debt;

“Repeating Representations” means each of the representations set out in clause 16.2 (Status) to clause 16.6 (Deduction of Tax), clause 16.7 (No Default), clause 16.8(d) (No misleading information), clause 16.9(c) and (e) (Original Financial Statements), clause 16.10 (Pari passu) clause 16.11 (No proceedings threatened), clause 16.12 (Validity and admissibility in evidence), clause 16.13 (Governing law and enforcement), clause 16.19 (Ranking) to clause 16.21 (Legal and beneficial ownership) and clause 16.25 (Centre of main interest and establishments);

“Reporting Date” means the third Friday of each Management Accounting Period and if not a Business Day, the immediately following Business Day;

“Repurchase Price” means:

(a)                                  in relation to the Outstanding Debts due by a Network Provider, the Early Payments received in relation to those Debts less the value of any Remittance referable to those Debts plus any accrued and unpaid Discount referable to those Debts; or

(b)                                 in relation to all Outstanding Debts, the aggregate debit balance on the Payment Account;

“Reserves” means (in each case, without double-counting):

(a)                                  any Specified Reserve;

(b)                                 any Additional Reserve;

(c)                                  the aggregate balance of any sum in excess of a Limit; and

(d)                                 the aggregate value of any Contra Accounts;

and “Reserve” shall be construed accordingly;

“Revenue Share” means the income payable to an Opco by a Network Provider for procuring a Connection;

“RP Transfer Certificate” means a certificate substantially in the form set out in part 2 of schedule 8 (Form of Transfer Certificates) or any other form agreed by the Receivables Purchaser;

“Screen Rate” means the British Bankers’ Association Interest Settlement Rate for Sterling and the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Receivables Purchaser may specify another page or service displaying the appropriate rate;

“Security Interest” means any mortgage, charge (whether fixed or floating), pledge, lien, trust, assignment or tracing or other equitable right, or any other security interest securing any obligation of any person or any other agreement or arrangement intended to have and having substantially the same effect;

“Security Obligor” means an Obligor or an Additional Security Obligor;

“Senior Facility Agreement” means any of:

(a)                                  the £550,000,000 Facility Agreement dated 13 March 2008 for The Carphone Warehouse Group plc arranged by Barclays Capital, HSBC Bank plc, ING Bank N.V., London Branch and The Royal Bank of Scotland with ING Bank N.V., London Branch acting as agent;

(b)                                 the £375,000,000 Facility Agreement dated 11 October 2006 (as amended by an Amendment and Syndication Agreement dated 23 November 2006) for The Carphone Warehouse Group plc arranged by HSBC Bank plc, ING Bank N.V and The Royal Bank of Scotland with HSBC Bank plc acting as agent; and

(c)                                  the commitment documents in respect of the £150,000,000 revolving credit facility agreement for CPW PLC arranged by Barclays Capital, Credit Suisse, London Branch and HSBC Bank plc with HSBC Bank plc acting as agent;

“Service Fee” means the annual sum payable in consideration for the Co-Arrangers’ administration of the Facility specified as such in a Fees Letter;

“Settlement Amount” means, in relation to each Participant:

(a)                                  on the Commencement Date, a sum equal to the Participation Percentage of the Utilisation requested on the Commencement Date; and

(b)                                 after the Commencement Date, as at the close of business on the Business Day immediately preceding each Settlement Date, the sum that will result in its Participation being equal to its Participation Percentage of the Drawn Commitment, provided always that its Participation Commitment is not exceeded;

“Settlement Date” means:

(a)                                  in relation to each Original Participant, the Commencement Date;

(b)                                 in relation to each Participant other than an Original Participant, the Transfer Date,

and then, in each case, until such time as the Receivables Purchaser has recovered all outstanding Early Payments and the Facility has been terminated, each Wednesday, commencing with the first Wednesday following the Commencement Date;

“Shareholding Change” shall have the meaning given to that term in clause 17.2 (Shareholding Change and Joint Ventures);

“Shortfall” means, in relation to a Debt, the amount (if any) by which the amount received or recovered by the Receivables Purchaser for that Debt is less than the Notified Value of that Debt;

“SIM” means a subscriber identification module card programmable with a unique telephone number or numbers which enables access to and the use of telecommunications network services when operated in conjunction with a compatible mobile telephone handset;

“Specified Reserve” means any category of Reserve described as such in schedule 12 (Terms specific to Network Providers);

“Spot Rate of Exchange” means the Receivables Purchaser’s spot rate of exchange for the purchase of the relevant currency with Sterling in the London foreign exchange market on or about 11.00 am on a particular day;

“Sterling” or “£” means the lawful currency of the United Kingdom;

“Subsidiary” has the meaning given in schedule 9 (Financial Covenants);

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Term” means the period expiring the number of Months after the Commencement Date which is specified as the “Term” in schedule 15 (Principal commercial terms at the Commencement Date);

“Termination Date” means the earliest of:

(a)                                  the final Business Day of the Term;

(b)                                 the final Business Day prior to the date on which this Deed is validly terminated pursuant to clause 21.2 (Termination); and

(c)                                  the Business Day on which this Deed is validly terminated pursuant to clause 22 (Events of Default);

“Transaction Security” means any Security Interest created or expressed to be created in favour of the Receivables Purchaser pursuant to a Transaction Security Document;

“Transaction Security Documents” means each of the documents specified in:

(a)                                  paragraph 2(d) of part 1 of schedule 2 (Conditions precedent); and

(b)                                 paragraph 10 of part 2 of schedule 2 (Conditions precedent),

together with any other document entered into by any member of the Group creating or expressed to create any Security Interest in favour of the Receivables Purchaser in relation to the obligations of any member of the Group under any Finance Document;

“Transfer Certificate” means a Participation Transfer Certificate or an RP Transfer Certificate;

“Transfer Date” means the date on which a person becomes a Participant, as specified in a Transfer Certificate;

“Transferee” has the meaning given in clause 27.5 (Procedure for transfer of a Participation);

“Trust Account” means any bank account in CPW’s name, mandated in favour of or otherwise controlled by the Receivables Purchaser and/or declared in trust for the Receivables Purchaser, and to which, in each case, no Obligor has any right, title, interest in or to any balance standing from time to time to the credit thereof including the bank accounts specified as such in schedule 15 (Principal commercial terms at the Commencement Date);

“Trust Deed” means the trust deed entered into on or around the Commencement Date in which CPW declares in trust for the Receivables Purchaser and Telefonica O2 (UK) Limited, collections which relate to the Managed Base (as defined in part 1 of schedule 12 (Terms specific to Network Providers));

“UK GAAP” means generally accepted accounting principles, standards and practices in the United Kingdom;

“Unapproved Debt” means:

(a)                                  any Debt other than an Approved Debt; and

(b)                                 any Approved Debt:

(i)                                     in relation to which an Obligor is in breach of any representation, warranty, covenant or undertaking given to the Receivables Purchaser pursuant to this Deed;

(ii)                                  which is disputed by the Network Provider, or in respect of which the Network Provider shall dispute its liability to pay an Obligor or to pay the Debt by its due date for payment, or the Debt is subject to a claim by the Network Provider to set-off or counterclaim;

(iii)                               in relation to which any payment on account of the Purchase Price would cause or has caused a Limit to be exceeded or which has been Notified in excess of a Limit;

(iv)                              in relation to which Recourse is exercised;

(v)                                 in existence upon the Receivables Purchaser exercising its rights under clause 8.5 (Variation or cancellation of agency) or coming into existence thereafter;

(vi)                              in respect of which an Obligor is in material breach of any provision of this Deed applicable to such Debt;

(vii)                           payable by a Network Provider, the long-term unsecured and non-credit enhanced obligations of whose Holding Company, has a sub-investment grade credit rating as determined from time to time by Standard & Poor’s Ratings Group;

(viii)                        which is created by an Opco using the trading style “Hugh Symons Communications”;

(ix)                                in relation to a Network Provider which is party to an Ancillary Document which is revoked or otherwise terminated without the Receivables Purchaser’s prior written consent;

(x)                                   in relation to which an Obligor is unable to provide material and relevant information on account of its obligations to Relevant Third Parties to keep information confidential; and

(xi)                                which the Receivables Purchaser designates as an Unapproved Debt in accordance with clause 6.2 (Unapproved Debts) or clause 23.1(d) (Unapproved Debts);

“United Kingdom” or “UK” means the United Kingdom of Great Britain and Northern Ireland (excluding the Isle of Man and the Channel Islands);

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents;

“Utilisation” means a drawdown by the SPV from Availability in accordance with the terms of this Deed;

“Utilisation Date” means the date of a Utilisation, being the date on which an Early Payment is made;

“Utilisation Request” means a request for a Utilisation;

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature; and

“Vest” means, in relation to a Debt, the transfer of ownership of that Debt by assignment or the holding of that Debt in trust and “Vested” and “Vesting” shall be construed accordingly.

1.2                               Interpretation

(a)                                  Unless a contrary indication appears, a reference in this Deed to:

(i)                                     the “Receivables Purchaser”, a “Participant”, any “Security Obligor”, any “Finance Party”, any “Obligor”, the “Parent”, any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  “assets” includes present and future properties, revenues and rights of every description and includes uncalled capital;

(iii)                               “including” or “includes” means including or includes without limitation.

(iv)                              a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, supplemented, extended, restated, novated and/or replaced in any manner from time to time (however fundamentally and even if any of the same increases the obligations of any member of the Group or provides for further advances);

(v)                                 “guarantee” means any guarantee, letter or credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)                              “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                           a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture; consortium or partnership (whether or not having separate legal personality);

(viii)                        a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency or department, or of any regulatory, self-regulatory or other authority or organisation;

(ix)                                a provision of law is a reference to that provision as amended or re-enacted;

(x)                                   the singular includes the plural and vice versa;

(xi)                                a time of day is a reference to London time; and

(xii)                             “sub-participation” means any sell down or proposal by a Finance Party to sell down a proportion of its interest in the Finance Documents to a third party financier.

(b)                                 Section, clause and schedule headings are for ease of reference only and shall not affect the construction of this Deed.

(c)                                  References to clauses, paragraphs and schedules are references to clauses, paragraphs and schedules of or to this Deed unless otherwise stated. References to this Deed include its schedules.

(d)                                 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Deed.

(e)                                  A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived in writing and an Event of Default and a Participation Default is “continuing” if it has not been waived in writing, in each case to the satisfaction of the Receivables Purchaser.

(f)                                    In this Deed, any agreement, confirmation, notice, authority, breach, obligation, liability, representation, warranty, covenant, undertaking or indemnity contained in this Deed of or by (i) each Obligor and/or the Obligors and (ii) each member of the Group shall be deemed to be joint and several.

1.3                               Third party rights

(a)                                  Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.

(b)                                 Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

2.                                      ASSIGNMENT

2.1                               Assignment

(a)                                  On the Assignment Date, each of the Opcos assign to the SPV all Existing Debts and all Future Debts.

(b)                                 On the Assignment Date, the SPV assigns to the Receivables Purchaser all Existing Debts and all Future Debts.

2.2                               Vesting of Existing Debts

Pursuant to clause 2.1 (Assignment), on the Commencement Date:

(a)                                  the Existing Debts shall Vest in the SPV; and

(b)                                 upon the Existing Debts Vesting in the SPV, the Existing Debts shall Vest in the Receivables Purchaser,

in each case, without any further act on the part of an Obligor or the Receivables Purchaser.

2.3                               Vesting of Future Debts

Pursuant to clause 2.1 (Assignment), Future Debts shall Vest in the Receivables Purchaser automatically upon such Future Debts being created by the relevant Opco, without any further act on the part of an Obligor or the Receivables Purchaser.

2.4                               Related Rights

For the avoidance of doubt, upon each Debt Vesting in the Receivables Purchaser there shall automatically Vest in the Receivables Purchaser all and any of the Related Rights.

2.5                               Legal assignment

The Opcos shall, at any time upon or following an Event of Default which is continuing, at the request of the Receivables Purchaser, execute and deliver to the SPV a legal assignment of any Debt.

2.6                               Acceptance

No Opco shall challenge the existence, extent or nature of:

(a)                                  the Receivables Purchaser’s right, title and interest in and to the Debts;

(b)                                 an Opco’s obligations to the SPV;

(c)                                  the SPV’s obligations to the Receivables Purchaser;

(d)                                 the assignment of Debts to the SPV; and

(e)                                  the assignment of the Debts by the SPV to the Receivables Purchaser.

2.7                               No termination of assignment

The Opcos undertake that they shall not terminate or purport to terminate the assignment of Debts to the SPV in clause 2.1 (Assignment), without the prior written consent of the Receivables Purchaser.

2.8                               No reassignment

The SPV undertakes that it will not reassign or purport to reassign to an Opco any Debt assigned to the Receivables Purchaser other than in accordance with the terms of clause 24 (Reassignment and Recourse).

3.                                      PURPOSE

3.1                               Purpose

(a)                                  The SPV shall apply all amounts drawn by it under the Facility towards payment to the Opcos for the Debts assigned to the SPV by the Opcos.

(b)                                 Each Opco shall apply all sums paid to the Opco by the SPV in accordance with clause 3.1(a) for general corporate purposes.

3.2                               Monitoring

The Receivables Purchaser is not bound to monitor or verify the application of any amount drawn under the Facility.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

(a)                                  The SPV may not deliver a Utilisation Request unless the Receivables Purchaser has received all of the documents and other evidence listed in part 1 of schedule 2 (Conditions precedent) in form and substance satisfactory to the Receivables Purchaser.

(b)                                 The Receivables Purchaser shall notify CPW and the Original Participants promptly upon receipt of all such documents and other evidence in accordance with clause 4.1(a).

4.2                               Conditions relating to Existing Debts

The Receivables Purchaser will only be obliged to comply with the First Utilisation Request:

(a)                                  if the First Utilisation Request requests a drawdown on the Commencement Date, the Receivables Purchaser has received the relevant Notification Schedules by not later than 11.00 am on the Commencement Date (or by not later than 11.00 am on the Business Day that the first Utilisation is requested, if the first Utilisation is requested after the Commencement Date);

(b)                                 insofar as the Existing Debts are Approved Debts;

(c)                                  if such Approved Debts are denominated in Sterling and the Network Provider is domiciled in England and Wales;

(d)                                 if such payment by the Receivables Purchaser would not result in a breach of any Limit;

(e)                                  if all the representations and warranties in clause 16 (Representations) are true in all material respects;

(f)                                    provided that no Default has occurred which is continuing or will result from the Receivables Purchaser making such payment; and

(g)                                 if the Original Participants have complied with their obligations under clause 31.2(a).

4.3                               Further conditions precedent

(a)                                  The Receivables Purchaser will only be obliged to comply with a Utilisation Request after the First Utilisation Request, if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)                                     the Opcos have complied with their obligations under schedule 11 (Operational undertakings);

(ii)                                  subject to clause 4.4(a), complying with the Utilisation Request will not result in a breach of Availability or any Limit;

(iii)                               no Default is continuing or would result from the proposed Utilisation;

(iv)                              the Repeating Representations are true in all material respects; and

(v)                                 the date of the Utilisation Request is a Business Day on which the Receivables Purchaser has received the relevant Notification Schedules by not later than 11.00 am.

(b)                                 If the Receivables Purchaser receives the relevant Notification Schedules on a Business Day but after 11.00 am, the Receivables Purchaser will only be obliged to comply with a Utilisation Request on the immediately succeeding Business Day.

4.4                               Participation Default

(a)                                  Upon the occurrence of any Participation Default, the Receivables Purchaser may waive the Participation Default in writing to the Defaulting Participant.

(b)                                 If a Participation Default is not waived, the Receivables Purchaser shall immediately, by notice to CPW and the Participants:

(i)                                     reduce the Facility Limit by the amount of the Defaulting Participant’s Participation Commitment; and

(ii)                                  reduce the Defaulting Participant’s Participation Commitment and Participation Percentage to zero and amend the other Finance Party’s Participation Percentages accordingly.

5.                                      UTILISATION

5.1                               Purchase Price

(a)                                  The Receivables Purchaser shall pay the Purchase Price in accordance with clause 5.2 (Early Payment) and clause 5.3 (Payment of Deferred Element).

(b)                                 The Purchase Price of each Debt shall be paid by the Receivables Purchaser in Sterling.

5.2                               Early Payment

Subject to clause 4 (Conditions of Utilisation), the Receivables Purchaser shall, in relation to Approved Debts, make an Early Payment to the SPV on each Utilisation Date (or such lesser amount as may be agreed with the SPV or CPW on behalf of the SPV).

5.3                               Payment of Deferred Element

Subject to the terms of this Deed, the Receivables Purchaser shall give credit to the SPV for the Deferred Element in accordance with clause 7.3 (Proceeds of Debts and Deferred Element) on each Collection Date.

5.4                               Payment to CPW

(a)                                  The SPV requests that each Early Payment and payment of the Deferred Element to which the SPV is entitled under clause 5.2 (Early Payment) and clause 5.3 (Payment of Deferred Element) shall be made to an account in the name of CPW. The SPV has notified the Receivables Purchaser that this request is made to satisfy the SPV’s obligations to make payment to CPW for the Debts assigned to the SPV under this Deed (and CPW shall ensure that each other Opco receives any payments to which it may be entitled in this regard).

(b)                                 Each Opco acknowledges that CPW (and not the Receivables Purchaser) is solely responsible for ensuring that each Opco receives from the SPV all monies to which it is entitled.

5.5                               Payment obligations

(a)                                  The payment of an Early Payment and/or the Deferred Element in accordance with clauses 5.2 (Early Payment) to 5.4 (Payment to CPW) shall constitute a good discharge by the Receivables Purchaser of such monies so paid.

(b)                                 Each Opco acknowledges that any failure by the SPV to comply with clause 3.1(a) shall not affect the provisions of clause 2 (Assignment).

(c)                                  The SPV shall, within three Business Days of demand, repay to the Receivables Purchaser upon the Receivables Purchaser’s request:

(i)                                     the amount of any payment by the Receivables Purchaser made in excess of any Limit or that has caused any Limit to be exceeded;

(ii)                                the amount by which the Payment Account Balance exceeds Availability; or

(iii)                             any Early Payment and accrued and unpaid Discount in relation to any Debt where such Debt becomes an Unapproved Debt.

5.6                               Additional Reserve

(a)                                  If the Receivables Purchaser (acting reasonably and in good faith at all times) becomes aware of an event or circumstance that the Receivables Purchaser could not reasonably have been expected to have contemplated by:

(i)                                     if the Approved Debt is payable by an Original Network Provider, the Commencement Date; or

(ii)                                  if the Approved Debt is payable by an Additional Network Provider, the Assignment Date referable to that Approved Debt,

and that might reasonably be expected to materially reduce the Notified Value of any Debt, the Receivables Purchaser may restrict Availability by applying an additional reserve to the Payment Account (an “Additional Reserve”).

(b)                                 The amount of an Additional Reserve shall be specified by the Receivables Purchaser, provided always that the Receivables Purchaser consults with CPW at least three Business Days before making such application in relation to such application and provides a written explanation to CPW justifying such application.

(c)                                  If CPW evidences, to the Receivables Purchaser’s satisfaction (acting reasonably), that the event or circumstance which caused an Additional Reserve to be applied in accordance with clause 5.6(a) no longer applies, that Additional Reserve shall be released.

(d)                                 If CPW evidences, to the Receivables Purchaser’s satisfaction (acting reasonably), that the value of an Additional Reserve applied in accordance with clause 5.6(a) exceeds the maximum amount by which the Notified Value of the Approved Debt might reasonably be expected to be reduced by the relevant event or circumstance, the amount of the Additional Reserve shall be reduced by such excess.

5.7                               Contra Accounts

(a)                                  If CPW evidences, to the Receivables Purchaser’s satisfaction (acting reasonably) that the set-off risk associated with a Contra Account no longer applies, the Reserve applied in relation to that Contra Account shall be released.

(b)                                 If CPW evidences, to the Receivables Purchaser’s satisfaction (acting reasonably), that the value of a Reserve applied in accordance with clause 5.7(a) exceeds the maximum amount by which the Notified Value of the Approved Debt might reasonably be expected to be reduced by the Contra Account, the amount of the Reserve shall be reduced by such excess.

5.8                               Bank account

All payments by the Receivables Purchaser under this Deed shall be made to that bank account or those bank accounts that the SPV shall have notified in writing to the Receivables Purchaser prior to the Commencement Date, or such alternative account or accounts as the SPV may notify in writing to the Receivables Purchaser on not less than five Business Days’ notice.

6.                                      DESIGNATION OF DEBTS

6.1                               Notified Debts

The Receivables Purchaser shall designate all Notified Debts in accordance with the terms of the definitions of such terms as either Approved Debts or Unapproved Debts.

6.2                               Unapproved Debts

(a)                                  The Receivables Purchaser (acting reasonably and in good faith at all times) may designate an Approved Debt as an Unapproved Debt, including a Debt previously designated as an Approved Debt, if the Receivables Purchaser becomes aware of an event or circumstance that the Receivables Purchaser could not reasonably have been expected to have contemplated by:

(i)                                     if the Approved Debt is payable by an Original Network Provider, the Commencement Date; or

(ii)                                  if the Approved Debt is payable by an Additional Network Provider, the Assignment Date referable to that Approved Debt,

which event or circumstance would have the effect of materially reducing the Notified Value of that Debt, provided always that the Receivables Purchaser consults with CPW at least three Business Days before making such designation in relation to such designation and provides a written explanation to CPW justifying such designation.

(b)                                 If CPW evidences, to the Receivables Purchaser’s satisfaction (acting reasonably), that the event or circumstance which caused an Approved Debt to be designated as an Unapproved Debt in accordance with clause 6.2(a) no longer applies, the Receivables Purchase shall cease to designate the Debt as an Unapproved Debt.

7.                                      PAYMENT ACCOUNT

7.1                               Early Payment

The Receivables Purchaser shall, on each Utilisation Date, debit an amount equal to any Early Payment made (if any) to the Payment Account.

7.2                               Discount

(a)                                  Discount in respect of any Approved Debt shall be calculated by applying the Discount Rate to the debit balance of the Payment Account from day to day and shall be maintained as a separate accrual.

(b)                                 Subject to clause 7.4(b), for administrative convenience accrued Discount shall be debited to the Payment Account on the last Business Day of each month.

7.3                               Proceeds of Debts and Deferred Element

On a Collection Date the Receivables Purchaser shall credit to the Payment Account the amount received by the Receivables Purchaser.

7.4                               Other

(a)                                  The Receivables Purchaser shall debit the following to the Payment Account:

(i)                                          any Costs due and payable under this Deed; and

(ii)                                       any other sums at that time due and payable by the SPV or CPW to a Finance Party pursuant to this Deed.

(b)                                 In relation to Discount, the Non-Utilisation Fee, a Closing Fee (in the event that the Closing Fee is not paid in accordance with the terms of the relevant Fee Letter) and the Service Fee and the sums referred to at clause 7.4(a):

(i)                                          the Receivables Purchaser shall notify CPW of the sum to be debited as soon as possible and in any event prior to 11.00 am on the day that the debit is to be made; and

(ii)                                     CPW or the SPV (as applicable) may make payment to the Receivables Purchaser in respect of any such sums to a Trust Account.

(c)                                  Any payments received by the Receivables Purchaser in accordance with clause 7.4(b) shall be credited to the Payment Account on the Business Day on which payment from CPW is received in cleared funds.

(d)                                 In relation to clause 7.4(a), the Receivables Purchaser may debit to the Payment Account an amount estimated by the Receivables Purchaser in good faith to be the amount of such Costs or such sums, although the Receivables Purchaser shall promptly credit to the Payment Account any amount which, with the passage of time, can be evidenced to have been debited in excess of any such estimate.

8.                                      COLLECTION AND ADMINISTRATION

8.1                               Appointment

The Receivables Purchaser appoints each Opco as agent, for the time being, of the Receivables Purchaser to collect Debts Vested in the Receivables Purchaser, but for no other purpose.

8.2                               Collection as agent

(a)                                  Each Opco shall, as agent and trustee of the Receivables Purchaser, continue to collect at its own expense all Debts under this Deed with at least the same standard of diligence in relation to the collection of such Debts as undertaken by it prior to the date of this Deed.

(b)                                 Each Obligor shall, in relation to any Remittance received or recovered by it in respect of a Debt, comply in all respects with this clause 8 and clause 9 (Trust).

8.3                               Communication with Network Providers

(a)                                  The Obligors undertake that they will not give notice to any Network Provider of the assignment of Debts to the SPV or the onward assignment of Debts to the Receivables Purchaser without the Receivables Purchaser’s prior written consent.

(b)                                 Subject to clause 8.3(c), the Receivables Purchaser may communicate with Network Providers at any time in the name of an Obligor for the purposes of Debt verification and each Obligor shall, and shall procure that the Network Providers shall, provide the Receivables Purchaser with such assistance as the Receivables Purchaser shall reasonably require for such purpose.

(c)                                  Prior to the occurrence of an Event of Default which is continuing, the Receivables Purchaser may only communicate with Network Providers if:

(i)                                     such communication occurs once per Month;

(ii)                                  three Business Days’ prior written notice has been given to CPW; and

(iii)                               such communication is conducted in the presence of a CPW representative nominated by CPW.

8.4                               Payments to Trust Account

Each Obligor undertakes:

(a)                                  to use all reasonable endeavours to ensure that all Network Providers pay (or continue to pay, as the case may be) all Remittances directly to the relevant Trust Account and no other bank account; and

(b)                                 that without prejudice to clause 8.4(a) above, in the event that an Obligor receives or recovers any Remittance the Obligor shall immediately upon receipt, pay into the appropriate Trust Account (or such other account as the Receivables Purchaser may nominate) such identical Remittance including any Remittances made payable to such Obligor. without any reduction and endorsing the same where necessary.

8.5                               Variation or cancellation of agency

(a)                                  The agency appointment referred to in clause 8.1 (Appointment) may only be varied or cancelled by the Receivables Purchaser upon or following an Event of Default which is continuing.

(b)                                 Upon or at any time following the cancellation of the agency:

(i)                                     the Receivables Purchaser may give notice to any Network Provider that the Receivables Purchaser is the owner of all present and future Debts, such notice being in such form as the Receivables Purchaser may determine;

(ii)                                  no Obligor shall hold itself out as an agent of the Receivables Purchaser for any purpose;

(iii)                             each Obligor shall ensure that Network Providers pay (or continue to pay, as the case may be) all Debts direct to a Trust Account and no other bank account;

(iv)                              subject to clause 37.1 (Duties to Relevant Third Parties), each Obligor shall immediately deliver to the Receivables Purchaser such ledgers, books of account, computer data, electronic records and all documents recording or evidencing Debts as the Receivables Purchaser may determine; and

(v)                                 the Receivables Purchaser shall, at the expense of the SPV and subject to clause 15.3 (Ongoing costs), exercise its sole and unfettered right to collect the Debts in such manner as the Receivables Purchaser considers appropriate and each Obligor shall be bound by any act or omission of the Receivables Purchaser in the exercise of its rights of collection.

8.6                               Automatic termination

The agency shall be treated as automatically terminated should the Receivables Purchaser serve notice to terminate this Deed upon or following an Event of Default which is continuing.

9.                                      TRUST

9.1                               Proceeds of Debts

Each Obligor confirms and agrees that the proceeds of Debts are the absolute property of the Receivables Purchaser and pending any transfer in accordance with clause 8.4(b) above (and without prejudice to the provisions of that clause), shall now and hereafter be held on trust absolutely for the Receivables Purchaser and kept separate from each Obligor’s own monies.

9.2                               Status of bank accounts

Each Obligor shall procure and shall ensure that the bank accounts referred to in schedule 15 (Principal commercial terms at the Commencement Date) as “Trust Accounts” and any other bank accounts maintained pursuant to or for the purposes of the receipt of monies from Network Providers are opened or re-characterised (as the case may be) and maintained as, and are compliant at all times with the definition of “Trust Account”.

9.3                               Payment Default

(a)                                  The Receivables Purchaser may upon or following a Payment Default complete a Notice of Assignment and Trust and send it to the relevant Network Provider and the Receivables Purchaser may thereafter take proceedings directly against the relevant Network Provider.

(b)                                 For the avoidance of doubt, the rights contained in clause 9.3(a) are in addition to any rights of the Receivables Purchaser under clause 22 (Events of Default), clause 23 (Rights on a default) and clause 25 (Power of Attorney).

10.                               ILLEGALITY

If it becomes unlawful for the Receivables Purchaser to perform any of its obligations as contemplated by this Deed or to make or maintain any Early Payment:

(a)                                  the Receivables Purchaser shall promptly notify CPW upon becoming aware of that event; and

(b)                                 the Receivables Purchaser shall cease to make any further Early Payment, and the SPV shall pay to the Receivables Purchaser a sum equal to the aggregate debit balances on the Payment Accounts on the date specified by the Receivables Purchaser in the notice delivered to CPW (being no earlier than the last day of any applicable grace period permitted by law).

11.                               FEES

11.1                        Closing Fees

The Closing Fees are due and payable in accordance with the terms of a Fee Letter.

11.2                        Service Fee

The Service Fee is due and payable in accordance with the terms of a Fee Letter.

11.3                        Non-Utilisation Fee

(a)                                  The Non-Utilisation Fee shall be calculated monthly, commencing on the Commencement Date.

(b)                                 Subject to clause 7.4(b), the Receivables Purchaser shall debit the Non-Utilisation Fee to the Payment Account on the first Business Day of the calendar month immediately following the month in which it accrues.

11.4                        Other

The SPV shall pay to the Receivables Purchaser all bank commissions and charges (at Barclays Bank PLC’s prevailing tariff from time to time) for:

(a)                                  maintaining any Trust Account;

(b)                                 converting to Sterling the proceeds of any Debt if not in Sterling; and

(c)                                  dealing with dishonoured Remittances.

11.5                        Breakage Costs

If this Deed is terminated for any reason prior to the expiry of the Term, then the SPV shall, on the Termination Date, pay to the Receivables Purchaser all and any sums whatsoever and howsoever unpaid but due and payable under this Deed, together with the Breakage Costs.

11.6                        VAT

All fees and charges are and shall be quoted exclusive of VAT which shall be added if applicable.

12.                               INCREASED COSTS

12.1                        Increased Costs

(a)                                  Subject to clause 12.3 (Exceptions) the SPV shall, within three Business Days of a demand by the Receivables Purchaser, pay to the Receivables Purchaser the amount of any Increased Costs incurred by a Finance Party or any of its Affiliates as a result of (A) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation, or (B) compliance with any law or regulation made after the Commencement Date.

(b)                                 In this Deed “Increased Costs” means:

(i)                                     a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that person having entered into this Deed or funding or performing its obligations under any Finance Document.

12.2                        Increased Costs claims

(a)                                  If a Finance Party intends to make a claim pursuant to clause 12.1 (Increased Costs), the Receivables Purchaser shall promptly notify CPW of the event giving rise to the claim.

(b)                                 If a Participant intends to make a claim pursuant to clause 12.1 (Increased Costs), the Participant shall promptly notify the Receivables Purchaser (who shall then promptly notify CPW) of the event giving rise to the claim.

(c)                                  A Finance Party shall, as soon as practicable after a demand by CPW, provide a certificate confirming the amount of its Increased Costs.

12.3                        Exceptions

Clause 12.1 (Increased Costs) does not apply to the extent any Increased Cost is attributable to the breach by a Finance Party or its Affiliates of any law or regulation.

13.                               OTHER INDEMNITIES

13.1                        Currency indemnity

(a)                                  If any sum due from a member of the Group under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against that member of the Group; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that member of the Group shall as an independent obligation, within three Business Days of demand, indemnify the Receivables Purchaser against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each member of the Group waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2                        Other indemnities

Each Obligor shall, within three Business Days of demand, indemnify the Receivables Purchaser against any Loss or liability incurred by it as a result of:

(a)                                  the failure by the SPV to comply with any obligation assumed by the SPV under this Deed;

(b)                                 complying with Utilisation Requests on the basis of incorrect information provided to the Receivables Purchaser contained within any Notification Schedule;

(c)                                  any act or omission on the part of a member of the Group including any breach by a member of the Group of the terms of the Finance Documents or any law applicable thereto;

(d)                                 any Network Provider making (or claiming to be entitled to make) any deduction from any amount payable to the Receivables Purchaser in relation to Debts purchased by the Receivables Purchaser, or otherwise reducing the Notified Value of any Debt, due to:

(i)                                     any provision in the relevant Network Agreement to such effect; or

(ii)                                  any sum owed to the Network Provider from an Obligor, whether by way of contract, damages or otherwise;

(e)                                  a Shortfall;

(f)                                    the release of Debts from any Security Interests;

(g)                                 dealing with disputes by Network Providers;

(h)                                 dealing with disputes by the Parent in connection with the Parent Side Letter;

(i)                                     dealing with disputes by CPW Brands (or such other relevant person) in connection with the Licensed IP;

(j)                                     issuing proceedings to collect any Debts;

(k)                                  assignments or reassignments of Debts in accordance with the terms of the Finance Documents;

(1)                                  all Costs incurred by the Receivables Purchaser:

(i)                                     payable to any third party arising from claims or proceedings; or

(ii)                                  as a result of acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(m)                               a failure by any member of the Group to pay any amount due under a Finance Document on its due date;

(n)                                 funding, or making arrangements to fund, any Early Payment requested by the SPV but not made by reason of the operation of any one or more of the provisions of this Deed (other than by reason of default or negligence by the Receivables Purchaser alone or any Participant’s failure to comply with its obligations under clause 31.2(a)).

13.3                        SPV indemnity

The SPV shall within three Business Days of demand indemnify the Receivables Purchaser against any Loss or liability incurred by the Receivables Purchaser as a result of the failure by a member of the Group (other than the SPV) to comply with any obligation assumed by that member of the Group under the Finance Documents.

13.4                        Indemnity to the Receivables Purchaser

(a)                                  Each Obligor shall within three Business Days of demand indemnify the Receivables Purchaser against any Loss or liability incurred by the Receivables Purchaser (acting reasonably) as a result of:

(i)                                     investigating any event which it reasonably believes is a Default;

(ii)                                  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)                               acting in accordance with any authorisation in relation to internet communication and facsimiles made or given by each of the Obligors in any Finance Document.

(b)                                 Each Obligor shall within three Business Days of demand indemnify the Receivables Purchaser and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)                                     the taking, holding, protection or enforcement of the Transaction Security;

(ii)                                  anything done or omitted in the exercise or purported exercise of any of the rights, powers, discretions and remedies vested in the Receivables Purchaser and each Receiver and Delegate by the Finance Documents or by law;

(iii)                               the use or occupation by any person of assets subject to the Transaction Security; and

(iv)                              any default by any member of the Group in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

14.                               MITIGATION BY THE RECEIVABLES PURCHASER

14.1                        Mitigation

(a)                                  Each Finance Party shall, in consultation with CPW, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 10 (Illegality), clause 12.1 (Increased Costs) and clause 13 (Other Indemnities) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 If any Participant seeks to rely on clause 14.1(a), any consultation with CPW shall be conducted through the Receivables Purchaser (or otherwise agreed in writing between the Receivables Purchaser and the relevant Participant).

(c)                                  Clause 14.1(a) does not in any way limit the obligations of any member of the Group under the Finance Documents.

14.2                        Limitation of liability

(a)                                  Each Obligor shall, within three Business Days of demand indemnify each Finance Party for all Costs reasonably incurred by that Finance Party as a result of steps taken by it under clause 14.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15.                               COSTS AND EXPENSES

15.1                        Transaction expenses

Each Obligor shall within 30 days of an invoice being tendered, pay to the Receivables Purchaser the amount of all Costs reasonably incurred by the Receivables Purchaser or a Participant, or the Security Agent, or by any Receiver or Delegate in connection with the negotiation, preparation, sub-participation, printing, execution and perfection of:

(a)                                  this Deed and any other documents referred to in this Deed and the Transaction Security; and

(b)                                 any other Finance Documents executed after the date of this Deed.

15.2                        Amendment costs

If a member of the Group requests an amendment, waiver or consent an Obligor shall, within three Business Days of demand, pay to the Receivables Purchaser the amount of all Costs reasonably incurred by the Receivables Purchaser (or any Participant, Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

15.3                        Ongoing costs

In the event of:

(a)                                  a Default; or

(b)                                 the Receivables Purchaser considering it necessary or expedient; or

(c)                                  the Receivables Purchaser being requested by a member of the Group to undertake duties which the Receivables Purchaser and CPW (acting reasonably) agree to be of an exceptional nature and/or outside the scope of its normal duties under the Finance Documents, each Obligor shall pay to the Receivables Purchaser any additional Costs that the Receivables Purchaser certifies to CPW have been properly incurred in respect of that event or request.

15.4                        Enforcement and preservation costs

Each Obligor shall within three Business Days of demand pay to the Receivables Purchaser or the Security Agent or any Receiver or Delegate the amount of all Costs reasonably incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Receivables Purchaser as a consequence of taking or holding the Transaction Security or enforcing these rights.

15.5                        Other costs and expenses

The Obligors (or any of them) shall pay to the Receivables Purchaser within three Business Days of demand (whether or not any sums have been drawn down from Availability and provided that there is no double-counting):

(a)                                  any stamp duties in connection with this Deed, the purchase of any Debt by the Receivables Purchaser from an Obligor or any documents served or created in connection with this Deed;

(b)                                 the amount of all Costs in any relevant jurisdiction and any VAT or similar Tax thereon reasonably and properly incurred by any of them in connection with:

(i)                                     the carrying out of due diligence procedures in relation to any of the Finance Documents or any of the documents referred to in this Deed;

(ii)                                  the transactions contemplated by the Finance Documents; and

(c)                                  any Losses flowing from any judgment or claim being payable in a different currency from that agreed under this Deed and/or in connection with the enforcement of or the preservation of the Receivables Purchaser’s rights under this Deed.

16.                               REPRESENTATIONS

16.1                        General

(a)                                  Save for the warranties and representations in clause 16.26 (Opco warranties and representations), CPW makes the representations and warranties set out in this clause 16 to the Receivables Purchaser in relation to itself and each member of the Group.

(b)                                 Each Opco makes the representations and warranties set out in clause 16.26 (Opco warranties and representations) in relation to itself.

16.2                        Status

(a)                                  It is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It has (and each of its Subsidiaries has) the power to own its assets and carry on its business as it is being conducted.

16.3                        Binding obligations

Subject to the Legal Reservations:

(a)                                  the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations; and

(b)                                 without limiting the generality of clause 16.3(a), each Transaction Security Document to which it is a party creates the Security Interests which that Transaction Security Document purports to create and those Security Interests are valid and effective and are not liable to be avoided or otherwise set aside on the liquidation or administration of any member of the Group or otherwise.

16.4                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a)                                  any law or regulation applicable to it;

(b)                                 the constitutional documents of any member of the Group;

(c)                                  the JV Agreement or constitute a default or termination event (however described) under such agreement;

(d)                                 a Senior Facility Agreement or constitute a default or termination event (however described) under such agreement; or

(e)                                  any other material agreement or instrument relating to Financial Indebtedness or any other material agreement or instrument binding upon it or any member of the Group or any of its, or any member of the Group’s, assets.

16.5                        Power and authority

(a)                                  It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b)                                 No limit on its powers will be exceeded as a result of the sale and purchase of receivables, grant of security or giving of guarantees or indemnities contemplated by any Finance Document to which it is a party.

16.6                        Deduction of Tax

It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

16.7                        No Default

(a)                                  No Event of Default and, on the date of this Deed and the Commencement Date, no Default, is continuing or might reasonably be expected to result from the making of any Early Payment or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)                                 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might reasonably be expected to have a Material Adverse Effect.

16.8                        No misleading information

(a)                                  Any material and relevant written factual information, taken as a whole, provided in writing by CPW to any Finance Party in connection with the Finance Documents or the transactions contemplated by the Finance Documents, in each case, for the purpose of incorporation within the Information Memorandum was true and accurate in all material respects as at the date it was provided or, if updated, the date on which it was so updated or as at the date (if any) at which it was stated.

(b)                                 Any final form, written financial projection or forecast provided by CPW to the Receivables Purchaser on or before the Commencement Date in respect of the Obligors and in connection with the Finance Documents or the transactions contemplated by the Finance Documents was arrived at after due and careful consideration and genuinely represented the views of CPW and was based on good faith estimates and assumptions believed by it to be reasonable in each case at the time they were made.

(c)                                  Nothing has occurred or been omitted and no information has been given or withheld that results in the material and factual information, forecasts or projections referred to in clauses 16.8(a) and (b) above, taken as a whole, being untrue or misleading in any material respect.

(d)                                 All other material and relevant written information provided by or on behalf of any member of the Group to any Finance Party in connection with the Finance Documents or the transactions contemplated by the Finance Documents was reasonably believed by CPW to be true and accurate in all material respects as at the date it was provided or, if updated, the date on which it was so updated or as at the date (if any) at which it is stated.

16.9                        Original Financial Statements

(a)                                  Its Original Financial Statements were prepared in accordance with UK GAAP consistently applied.

(b)                                 Its audited Original Financial Statements give a true and fair view of the state of affairs of the Group as at the end of the relevant financial year and of the profit of the Group for that year.

(c)                                  There has been no material adverse change in the business or consolidated financial condition of the Group since 29 March 2008.

(d)                                 Its most recent financial statements delivered pursuant to clause 17.5 (Financial statements):

(i)                                     have been prepared in accordance with the UK GAAP as applied to the Original Financial Statements; and

(ii)                                  give a true and fair view of (if audited) or fairly present (if unaudited) the state of affairs of the Group as at the end of the period to which they relate and of the profit of the Group for that period.

(e)                                  Since the date of the most recent financial statements delivered pursuant to clause (Financial statements) there has been no material adverse change in the business, assets or financial condition of the Group.

16.10                 Pari passu

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies in its jurisdiction of incorporation generally.

16.11                 No proceedings threatened

Without prejudice to clause 19.1(g), no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have, to the best of its knowledge and belief, been started or threatened against it or any member of the Group which could reasonably be expected to have a Material Adverse Effect.

16.12                 Validity and admissibility in evidence

(a)                                  All Authorisations required or desirable:

(i)                                     to enable it lawfully to enter into, exercise its rights under and comply with its obligations in the Finance Documents to which it is a party; and

(ii)                                  to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect except for any Authorisation referred to in clause 16.15 (No filing or stamp taxes) which Authorisations will be promptly obtained or effected after the Commencement Date.

(b)                                 All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect.

16.13                 Governing law and enforcement

(a)                                  The choice of the governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

(b)                                 Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

16.14                 Insolvency

No:

(a)                                  corporate action, legal proceeding or other procedure or step described in clause 22.12 (Insolvency proceedings); or

(b)                                 creditors’ process described in clause 22.12 (Insolvency proceedings),

has been taken or, to the knowledge of CPW, threatened in relation to a member of the Group and none of the circumstances described in clause 22.11 (Insolvency) applies to a member of the Group.

16.15                 No filing or stamp taxes

Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in those jurisdictions or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except the filing in the United Kingdom of the prescribed particulars of the Transaction Security Documents at the Companies Registration Office in England and Wales pursuant to section 395 of the Act and payment of associated fees, which filings will be made promptly after the date of the Transaction Security Documents.

16.16                 No breach of laws

(a)                                  It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)                                 No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

16.17                 Taxation

(a)                                  It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax.

(b)                                 No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes which could reasonably be expected to have a Material Adverse Effect.

16.18                 Security Interests and Financial Indebtedness

(a)                                  No Security Interest or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Deed.

(b)                                 No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Deed.

16.19                 Ranking

Subject to any Intercreditor Agreement, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or prior passu ranking Security Interest.

16.20                 Good title to assets

It has (and each of its Subsidiaries has) a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

16.21                 Legal and beneficial ownership

It is (and each of its Subsidiaries is) the sole legal and beneficial owner of the respective assets over which it purports to grant Security Interests.

16.22                 Shares

The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

16.23                 Intellectual Property

It (and each of its Subsidiaries):

(a)                                  is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as presently conducted;

(b)                                 does not, in carrying on its business, infringe any Intellectual Property of any third party in any material respect; and

(c)                                  has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

16.24                 Financial Year

The Financial Year end of each member of the Group is the Saturday falling nearest to 31 March.

16.25                 Centre of main interest and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

16.26                 Opco warranties and representations

(a)                                  Each Opco holds valid and subsisting product and public liability insurance with a reputable insurer acceptable to the Receivables Purchaser which is appropriate and commensurate with businesses of the size and nature of the Obligors’ businesses.

(b)                                 Each Opco holds insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business, including damage to or destruction of Equipment.

(c)                                  Each Opco owns or has a valid and effective licence to use all computer systems used in connection with its business, including all software and hardware associated with such systems and, so far as it is aware, there are no circumstances which could reasonably be expected to lead to any such licence being revoked or not renewed in the ordinary course.

(d)                                 Each Opco has made, and will continue to make, all necessary notifications or registrations under the terms of the DPA.

16.27                 Times when representations made

(a)                                  All the representations and warranties in this clause 16 are made by the SPV and each Original Obligor on the date of this Deed and on the Commencement Date.

(b)                                 The Repeating Representations are deemed to be made by CPW on the date of each Utilisation Request and each Utilisation Date (except that those contained in clauses 16.9(a) to (c) will cease to be so made once subsequent financial statements have been delivered under this Deed).

(c)                                  All the representations and warranties in this clause 16 are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

Each representation or warranty deemed to be made after the date of this Deed shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

17.                               INFORMATION UNDERTAKINGS

The undertakings in this clause 17 remain in force from the Commencement Date for so long as any amount is outstanding under the Facility.

17.1                        Notifications

Following the Commencement Date, CPW (on behalf of the Opcos and the SPV) undertakes to deliver to the Receivables Purchaser on the Reporting Date (or on such other date or by such frequency as otherwise agreed in writing with the Receivables Purchaser) Notification Schedules in respect of each Network Provider.

17.2                        Shareholding Change and Joint Ventures

Following the Commencement Date, CPW undertakes to use all commercially reasonable endeavours to:

(a)                                  promptly inform the Receivables Purchaser of any material information concerning any change in ownership of five per cent or more of the issued share capital of the Parent (“Shareholding Change”) including (without limitation) the likely timing of such Shareholding Change becoming effective, details of the proposed change of ownership, and (if applicable) material discussions with Network Providers concerning that Shareholding Change;

(b)                                 promptly inform the Receivables Purchaser of any material information concerning any proposed Joint Venture concerning any member of the Group, including (without limitation) the likely timing of such Joint Venture becoming effective, details of the proposed change of ownership, and (if applicable) material discussions with Network Providers concerning the Joint Venture;

(c)                                  in relation to clauses 17.2(a) and (b) above, procure that each member of the Group will, at its own expense, promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Receivables Purchaser may reasonably specify after consultation with CPW (and in such form as the Receivables Purchaser may reasonably require in favour of the Receivables Purchaser or its nominee(s)) to ensure that:

(i)            any material aspect of the business and operation of the Group relating to the creation of Debts and the Receivables Purchaser’s ability to fully collect the Debts; and

(ii)           the nature and extent of the Receivables Purchaser’s Security Interests immediately following the Shareholding Change or Joint Venture (as applicable) becoming effective.

are, as a result of such Shareholding Change or Joint Venture (as applicable), in each case, not materially more prejudicial to the Receivables Purchaser than those existing immediately prior to such Shareholding Change or Joint Venture (as applicable) becoming effective; and

(d)                                 procure, following a Change of Control of the Parent as a result of a Shareholding Change or Joint Venture (as applicable), a replacement Parent Side Letter (or such other relevant person enters into a side letter in substantially similar terms as the

Parent Side Letter) in either case, in form and substance satisfactory to the Receivables Purchaser, acting reasonably.

17.3                        Indemnity claims

Each Opco undertakes to promptly inform the Receivables Purchaser upon the Opco incurring any liability in excess of £1,000,000 to a Network Provider under an indemnity given by the Opco in favour of the Network Provider.

17.4                        Provision of other Debt specific information

(a)                                  Promptly upon the Receivables Purchaser’s reasonable request each Obligor shall deliver to the Receivables Purchaser written evidence, satisfactory to the Receivables Purchaser, that Connections which relate to Approved Debts have been procured in accordance with a Network Agreement, including:

(i)                                     any information that the Receivables Purchaser may require from EPOS;

(ii)                                  a copy of any documentation provided to or signed by an End User;

(iii)                               any Invoice; and

(iv)                              the aggregate value of the immediately preceding Month’s ACP liabilities.

(b)                                 Promptly upon becoming aware of any other information which could materially affect the Receivables Purchaser’s right, title or interest in the Debts or the Receivables Purchaser’s ability to collect Debts in full:

(i)                                     CPW shall provide such information to the Receivables Purchaser; or

(ii)                                  subject to clause 37.1 (Duties to Relevant Third Parties), if CPW is unable to provide such information, CPW shall inform the Receivables Purchaser accordingly.

17.5                        Financial statements

CPW shall supply to the Receivables Purchaser with sufficient copies for all the Participants as soon as they are available, but in any event within 120 days after the end of each of its Financial Years:

(a)                                  its and each Obligor’s audited financial statements for that Financial Year;

(b)                                 the audited financial statements of each member of the Group for that Financial Year.

17.6                        Provision and contents of Compliance Certificate

(a)                                  CPW shall supply to the Receivables Purchaser with each set of financial statements delivered pursuant to clause 17.5 (Financial statements) a Compliance Certificate in relation to the Financial Covenants.

(b)                                 CPW shall supply to the Receivables Purchaser within 10 Business Days of each Reporting Date a Compliance Certificate in relation to the Operational Covenants.

(c)                                  Each Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with the Operational Covenants and (if applicable) the Financial Covenants.

(d)                                 Each Compliance Certificate delivered pursuant to clause 17.6(a) shall be signed by two directors of CPW (one of whom shall be the finance director) and each Compliance Certificate delivered pursuant to clause 17.6(b) shall be signed by one director of CPW.

17.7                        Requirements as to financial statements

(a)                                  CPW shall procure that each set of Annual Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition, the Obligors shall procure that each set of Annual Financial Statements shall be audited by the Auditors.

(b)                                 Each set of financial statements delivered pursuant to clause 17.5 (Financial statements):

(i)                                     shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly presenting (in other cases), its financial condition and operations as at the date at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the Auditors and accompanying those Annual Financial Statements;

(ii)                                  in the case of financial statements of CPW, shall be accompanied by a statement by the directors of CPW comparing actual performance for the period to which the financial statements relate to the actual performance for the corresponding period in the preceding Financial Year of the Group; and

(iii)                               shall be prepared using UK GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Group unless, in relation to any set of financial statements, CPW notifies the Receivables Purchaser that there has been a change in UK GAAP or the accounting practices and the Auditors deliver to the Receivables Purchaser:

(A)                              a description of any change necessary for those financial statements to reflect UK GAAP or accounting practices upon which that Obligor’s Original Financial Statements were prepared; and

(B)                                sufficient information, in form and substance as may be reasonably required by the Receivables Purchaser, to enable the Receivables Purchaser to determine whether the Operational Covenants and the Financial Covenants have been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Obligor’s Original Financial Statements.

Any reference in this Deed to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c)                                  If CPW notifies the Receivables Purchaser of a change in UK GAAP in accordance with clause 17.7(b)(iii), CPW and the Receivables Purchaser shall enter into negotiations in good faith with a view to agreeing any amendments to this Deed which are necessary as a result of the change. To the extent practicable, these amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations in this Deed. If any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

17.8                        Presentations

(a)                                  Provided that CPW PLC retains a material interest in the Parent, CPW:

(i)                                     shall procure that CPW PLC shall provide at least 15 Business Days’ notice to the Receivables Purchaser of any public results presentation being given by CPW PLC to market analysts and its banks generally (an “Analysts Presentation”); and

(ii)                                  shall (to the extent that CPW PLC so permits) invite any Finance Party to such Analysts Presentation if the Finance Party has given CPW at least five Business Days’ prior notice (in writing) that it wishes to attend the Analysts Presentation.

(b)                                 Upon CPW PLC ceasing to have a material shareholding (directly or indirectly) in the Parent, CPW shall use reasonable endeavours to procure that the person with the material shareholding (directly or indirectly) in the Parent shall assume the obligations in clause 17.8(a).

17.9                        Year-end

CPW shall procure that the Financial Year of each member of the Group ends on the nearest Saturday to 31 March.

17.10                 Information: miscellaneous

CPW shall supply to the Receivables Purchaser (with sufficient copies for all the Participants, if the Receivables Purchaser so requests):

(a)                                  at the same time as they are dispatched, copies of all documents dispatched by each member of the Group to its shareholders generally (or any class of them) or dispatched by the relevant person to its creditors generally (or any class of them);

(b)                                 promptly upon receipt from a Network Provider, a copy of any notice to an Opco by a Network Provider that the Opco is in material breach of a Network Agreement;

(c)                                  promptly upon becoming aware of it, the details of any material breach of a Network Agreement or Ancillary Document committed by an Obligor or Network Provider;

(d)                                 promptly upon becoming aware of it, the details of any notice to suspend or terminate a Network Agreement or Ancillary Document or any intention of a Network Provider to serve such notice, or assign or otherwise transfer or delegate its rights under a Network Agreement or Ancillary Document;

(e)                                  promptly upon becoming aware of any material changes to ACP terms which might reasonably be expected to result in the Receivables Purchaser receiving materially less than the full Notified Value of a Debt;

(f)                                    promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(g)                                 promptly on request, such information as the Receivables Purchaser may reasonably require regarding the Charged Property or the compliance by any member of the Group with the terms of any Transaction Security Document;

(h)                                 promptly on request, such further information regarding the financial condition of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Deed, and an up-to-date copy of its shareholders’ register (or equivalent in its jurisdiction of incorporation)) and subject to clause 37.1 (Duties to Relevant Third Parties), such further information regarding the assets and operations of the Group and/or any member of the Group, in each case, as the Receivables Purchaser (or any Finance Party through the Receivables Purchaser) may reasonably request;

(i)                                     promptly upon becoming aware of it, a notice to revoke or terminate the Intellectual Property Licence or that the Intellectual Property Licence has been revoked or terminated for any reason, or that the term of the Intellectual Property Licence has been extended beyond its initial period; and

(j)                                     promptly upon becoming aware of it, any acquisition or formation of a new member of the Group, or a non-trading member of the Group commencing to trade or acquiring assets.

17.11                 Notification of default

(a)                                  CPW shall notify the Receivables Purchaser of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)                                 Promptly upon a request by the Receivables Purchaser, CPW shall supply to the Receivables Purchaser a certificate signed by two of its directors or senior officers on its behalf certifying that, so far as they are aware, or ought reasonably to be aware (without personal liability), no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

17.12                 “Know your customer” checks

(a)                                  If:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Deed; or

(ii)                                  any change in the status of a member of the Group or the composition of the shareholders of a member of the Group after the date of this Deed,

obliges a Finance Party to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, CPW shall promptly upon the request of the Receivables Purchaser (or a Participant through the Receivables Purchaser) supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Finance Party to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)                                 CPW shall, by not less than 10 Business Days’ prior written notice to the Receivables Purchaser, notify the Receivables Purchaser of its intention to request that a member of the Group becomes an Additional Obligor pursuant to clause 28.2 (Additional Obligors).

(c)                                  Following the giving of any notice pursuant to clause 17.12(b), if the accession of Additional Obligor obliges any Finance Party to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, CPW shall promptly upon the request of the Receivables Purchaser (or a Participant through the Receivables Purchaser) supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Receivables Purchaser (or a Participant through the Receivables Purchaser) in order for the relevant Finance Party to carry out and be satisfied it has complied with all necessary “know your customer” or other checks in relation to any relevant person pursuant to the accession of such Subsidiary to this Deed as an Additional Obligor.

17.13                 Auditors

CPW shall procure that the Auditors are not changed other than to an Approved Auditor.

17.14                 Financial and other reporting information to Participants

(a)                                  To the extent that it is lawfully able to do so without breaching any duty of confidentiality or other obligation owed to any person, the Receivables Purchaser shall promptly provide to each Participant, or procure that each Participant is provided with copies of:

(i)                                     financial and other information sent to it pursuant to the terms of this Deed;

(ii)                                  all and any information received from the Obligors in accordance with schedule 11 (Operational undertakings);

(iii)                               such documents and all such other information, notices and requests as are received from any member of the Group which the Receivables Purchaser reasonably believes evidence a Material Adverse Effect; and

(iv)                              following the occurrence of a Default, any additional information received or otherwise obtained by it, in its capacity as a party to this Deed, from any Obligor regarding Notified Debts, including information in relation to any notifications made to the Network Providers,

In each case, as soon as reasonably practicable after receipt of such information by the Receivables Purchaser

(b)                                 In the event that the Receivables Purchaser is not lawfully able to provide any information in accordance with clause 17.14(a) due to any duty of confidentiality or other obligation owed to any person, the Receivables Purchaser shall use its reasonable efforts to remove the relevant impediment.

(c)                                  Clause 17.14(a) shall not apply to a Participant which gives notice to the Receivables Purchaser that it does not wish to receive copies of all communications and documents received by the Receivables Purchaser under the Finance Documents.

Any notice given by the Participant under clause 17.14(c) above may be revoked by the Participant at any time. If such notice is revoked, the provisions of clause 17.14(c) will apply from the date on which the Receivables Purchaser receives notice of the revocation.

18.                               GENERAL UNDERTAKINGS

The undertakings in this clause 18 remain in force from the date of this Deed for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1                        Authorisations

Each member of the Group shall promptly:

(a)                                  obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 upon request, supply certified copies to the Receivables Purchaser of,

any Authorisation required by it (i) to carry on its business (where failure to do so has or is reasonably likely to have a Material Adverse Effect) and (ii) under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

18.2                        Compliance with laws

CPW shall (and shall ensure that each member of the Group will) comply in all respects with all laws, regulations and Authorisations to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

18.3                        Taxation

(a)                                  CPW shall (and shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)                                   such payment is being contested in good faith;

(ii)                                  adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Receivables Purchaser under clause 17.1 (Notifications): and

(iii)                             such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)                                 CPW shall not (and shall ensure that no member of the Group will) change its residence for Tax purposes.

18.4                        Negative pledge

In this Deed, “Quasi-Security” means a transaction described in clause I 8.4(a)(ii).

(a)                                  Except as permitted under clause 18.4(b):

(i)                                     no member of the Group will create or permit to subsist any Security Interest over any of its assets; and

(ii)                                  no member of the Group will:

(A)                                   sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any other member of the Group;

(B)                                     sell, transfer or otherwise dispose of any of its receivables;

(C)                                     enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(D)                                    enter into any other preferential arrangement intended to have and having substantially the same commercial effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(b)                                 Clause 18.4(a) does not apply to any Security Interest or, as the case may be, Quasi-Security, which is:

(i)                                     Permitted Security; or

(ii)                                  a Permitted Transaction.

18.5                        Disposals

(a)                                  Except as permitted under clause 18.5(b), CPW shall not (and shall ensure that no member of the Group will) make a Disposal.

(b)                                 Clause 18.5(a) does not apply to any Disposal which is:

(i)                                     required by the terms of the Finance Documents:

(ii)                                  a Permitted Disposal: or

(iii)                               a Permitted Transaction.

18.6                        Financial Indebtedness

(a)                                  Except as permitted under clause 18.6(b), no member of the Group will incur or allow to remain outstanding any Financial Indebtedness.

(b)                                 Clause 18.6(a) does not apply to Financial Indebtedness which is:

(i)                                     Permitted Financial Indebtedness; or

(ii)                                  a Permitted Transaction.

18.7                        Merger

CPW shall not (and shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction.

18.8                        Change of business

CPW shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the Commencement Date.

18.9                        Insurance

CPW shall (and shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business, including damage to or destruction of Equipment.

18.10                 Acquisitions

(a)                                  Except as permitted under clause 18.10(b), CPW shall not (and shall ensure that no other member of the Group will):

(ii)                                 acquire or agree to acquire any business or part of any business or any company or any shares in any company; or

(ii)                                 incorporate a company whose specific purpose is to trade with a Network Provider whether in substitution of an Opco or otherwise.

(b)                                 Clause 18.10(a) does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)                                     a Permitted Acquisition; or

(ii)                                  a Permitted Transaction.

18.11                 Pari passu ranking

CPW will ensure that its payment obligations under the Finance Documents rank and will at all times rank pari passu with the claims of all its other unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

18.12                 Arms length basis

(a)                                  Except as permitted by clause 18.12(b), no member of the Group will enter into any transaction with any person except on arms length terms and for full market value.

(b)                                 The following shall not be a breach of this clause 18.12:

(i)                                     intra-Group loans permitted under clause 18.13 (Loans or credit);

(ii)                                 fees, costs and expenses payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Receivables Purchaser under clause 4.1 (Initial conditions precedent) or agreed by the Receivables Purchaser; and

(iii)                               any Permitted Transactions.

18.13                 Loans or credit

(a)                                  Except as permitted under clause 18.13(b), no member of the Group will be a creditor in respect of any Financial Indebtedness.

(b)                                 Clause 18.13(a) does not apply to:

(i)                                     a Permitted Loan; or

(ii)                                  a Permitted Transaction.

18.14                 No guarantees

(a)                                  Except as permitted under clause 18.14(b), no member of the Group will incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)                                 Clause 18.14(a) does not apply to a guarantee which is:

(i)                                     a Permitted Guarantee; or

(ii)                                  a Permitted Transaction.

18.15                 Dividends and share redemption

CPW (or any other member of the Group) may:

(a)                                  declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)                                 repay or distribute any dividend or share premium reserve:

(c)                                  pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Parent; or

(d)                                 redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

provided always that the latest Compliance Certificate delivered pursuant to clause 17.6(a) prior to such action being taken demonstrates compliance with the Financial Covenants and CPW believes (acting reasonably and in good faith) that the immediately succeeding Compliance Certificate to be delivered pursuant to clause 17.6(a) will also demonstrate compliance with the Financial Covenants.

18.16                 Intellectual Property

CPW shall (and shall procure that each member of the Group will):

(a)                                  preserve and maintain the subsistence and validity of the Intellectual Property licensed to any member of the Group necessary for the business of the relevant member of the Group (the “Licensed IP”);

(b)                                 use reasonable endeavours to prevent any infringement in any material respect of the Licensed IP;

(c)                                  maintain registrations and pay all registration fees and taxes necessary to maintain the Licensed IP in full force and effect and record its interest in that Licensed IP;

(d)                                 not use or permit the Licensed IP to be used in a way or take any step or omit to take any step in respect of that Licensed IP which may materially and adversely affect the existence or value of the Licensed IP or imperil the right of any member of the Group to use such property;

(e)                                  not discontinue, revoke or terminate the Intellectual Property Licence, or permit it to lapse by effluxion of time, without the prior written consent of the Receivables Purchaser; and

(f)                                    not amend the Intellectual Property Licence so that it could reasonably be expected to have a material adverse effect on the Group’s right to validly use the Licensed IP.

18.17                 Financial assistance

CPW shall (and shall procure each member of the Group will) comply in all respects with any legislation in the jurisdiction of its incorporation prohibiting unlawful financial assistance including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Deed.

18.18                 SPY undertakings

The SPV shall:

(a)                                  maintain its books and records separate from any other person or entity:

(b)                                 maintain its accounts separate from any other person or entity:

(c)                                  not commingle its assets with the assets of any other person or entity;

(d)                                 conduct its own business in its own name;

(e)                                  maintain separate financial statements;

(f)                                    observe all statutory obligations imposed on private limited companies generally;

(g)                                 use stationery in its name only;

(h)                                 hold itself out as a separate entity;

(i)                                     take prompt action to correct any known misunderstanding on the part of any person dealing with the SPV regarding its separate identity;

(j)                                     (notwithstanding any other provision of this clause 18) not create or permit to subsist any Security Interest over all or any of the Debts or its other assets or undertaking (other than in favour of the Receivables Purchaser);

(k)                                  (notwithstanding any other provision of this clause 18) except as contemplated by this Deed, not incur or permit to subsist any indebtedness of any kind save for Permitted Financial Indebtedness;

(l)                                     (notwithstanding any other provision of this clause 18) not merge or consolidate with any other company or person;

(m)                               (notwithstanding any other provision of this clause 18) except as contemplated by this Deed not sell, transfer or otherwise dispose of or cease to exercise direct control over any part of its present or future undertaking, assets, rights or revenues whether by one transaction or a series of transactions related or not;

(n)                                 (notwithstanding any other provision of this clause 18) except as contemplated by this Deed, not make any loans, grant any credit or give any guarantee to or for the benefit of any person;

(o)                                 not engage in any business or activity other than those necessary or incidental to the requirements of this Deed;

(p)                                 (notwithstanding any other provision of this clause 18) not allot, issue or purchase any shares or alter any of the rights attaching to its shares currently in issue;

(q)                                 (notwithstanding any other provision of this clause 18) not declare or pay any dividend or make any other distribution (whether in cash or in specie) in respect of its share capital other than a Permitted SPV Distribution;

(r)                                    not have any employees;

(s)                                  not own, rent, lease or be in possession of any buildings or equipment;

(t)                                    (save as imposed by legislation as a result of the SPV being treated as connected to, associated with, or becoming a member of the same group or consortium as any member of the Group) not become liable for any tax liabilities of any other company in the Group as a result of being a member of the Group;

(u)                                 (save as imposed by legislation as a result of CPW being treated as connected to, associated with, or becoming a member of the same group or consortium as any member of the Group) not become a party to may arrangements (including as mentioned in section 36 of the Finance Act 1998) providing for the discharge by it of a tax liability of any other company;

(v)                                 not make or join in any election under section 171A of the Taxation of Chargeable Gains Act 1992, section 179A of the Taxation of Chargeable Gains Act 1992, section 179B of the Taxations of Chargeable Gains Act 1992, section 792 of the Corporation Tax Act 2009 or any other provision the effect of which is that a liability to corporation tax which would, apart from that election, be a liability of a company other than the SPV is borne by the SPV; and

(w)                               not surrender tax losses or other amounts available for surrender by it by way of group relief to any other company in the Group save where full value is received by the SPV in respect of such losses or other amounts.

18.19                 Further assurance

CPW shall (and shall procure that each member of the Group will) at its own expense promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Receivables Purchaser may reasonably specify when exercising its rights under the Finance Documents (and in such form as the Receivables Purchaser may reasonably require in favour of the Receivables Purchaser or its nominee(s)):

(a)                                  to create, perfect, control and maintain the Security Interests created or intended to be created under or evidenced by the Transaction Security Documents (which may include the giving of notices, orders or directions and the making of filings and registrations, the execution of a mortgage, charge, transfer, conveyance, assignation, assignment or other Security Interests over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Receivables Purchaser provided by or pursuant to the Finance Documents or by law;

(b)                                 to confer on the Receivables Purchaser Security Interests over any property and assets of that member of the Group located in any jurisdiction equivalent or similar to the Security Interests intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(c)                                  to facilitate the realisation of (i) Debts assigned to the Receivables Purchaser under this Deed, and (ii) the assets which are, or are intended to be, the subject of the Transaction Security.

18.20                 Participation

CPW undertakes to assist and co-operate with the Finance Parties in any sub-participation, sale or transfer of a Finance Party’s interest in the Finance Documents in such manner and to such extent as the Receivables Purchaser (or a Participant through the Receivables Purchaser) may from time to time reasonably require, including:

(a)                                  assisting in the preparation of an information memorandum in relation to the business, trading prospects, financial condition, assets and liabilities of the Group;

(b)                                 making available senior management and representatives of the Group from time to time to participate in presentations, meetings or conference calls to prospective (and existing financiers) concerning the business and commercial activities of the Group; and

(c)                                  subject to clause 37.1 (Duties to Relevant Third Parties) providing to the Receivables Purchaser Party any material information relating to the Group (including financial information, evaluations and projections) reasonably required by a Finance Party or proposed participants.

18.21                 Financial condition

CPW shall comply with the Financial Covenants.

18.22                 Operational Covenants

Each Obligor shall comply with the provisions of schedule 10 (Operational Covenants).

18.23                 Software licences

CPW shall promptly notify the Receivables Purchaser in writing of the revocation or termination of any relevant software licence granted in favour of an Opco for the principal purpose of conducting its business, and the reasons therefor, or of any event of which it becomes aware which is reasonably likely to result in such revocation or termination.

18.24                 Conditions subsequent

(a)                                  As soon as reasonably practicable after the Commencement Date, and upon the re-negotiation of any other terms of the T-Mobile Contract or a new T-Mobile Contract being negotiated, CPW shall use reasonable endeavours to:

(i)                                   amend paragraph 4.4 of part 2 of schedule 3 (Schedule CPW Benefits) to the Receivables Purchaser’s reasonable satisfaction so that the paragraph states expressly that post-termination of the T-Mobile Contract, the Obligors are entitled to revenue share from Connections procured prior to the termination of the T-Mobile Contract until the date on which the prescribed period during which such entitlement arises expires; and

(ii)                                include in the T-Mobile Contract an annual cap on the Obligor’s liability to T-Mobile under the T-Mobile Contract.

(b)                                 As soon as reasonably practicable after (A) in relation to the Original Network Providers, the Commencement Date, and (B) in relation to an Additional Network Provider, the Assignment Date referable to that Additional Network Provider, and upon the re-negotiation of any other terms of a Network Agreement, CPW shall use reasonable endeavours to procure from each Network Provider, in each case (if applicable):

(i)                                     a waiver of the ban on assignment contained in each Network Agreement, to allow Debts created under that Network Agreement to be assigned to the Obligors’ financiers; and

(ii)                                a waiver to permit the Obligor to disclose confidential information to the Obligors’ financiers.

(c)                                  In order to effect the accession of an Additional Network Provider, the Obligors shall afford all such reasonable assistance as may be necessary and appropriate to enable the Co-Arrangers and their professional advisers to complete to their satisfaction, an audit and due diligence exercise in relation to all material and relevant information and documentation concerning the relevant Additional Network Provider and their subsisting contractual arrangements with the Group.

(d)                                 Within 60 days of the Commencement Date, CPW shall ensure that a certified copy of an extract of the relevant insurance policy in respect of damage or destruction of Equipment is provided to the Receivables Purchaser.

(e)                                  Within 60 days of the Commencement Date, CPW shall ensure that the Intellectual Property Licence will be varied such that its term shall be extended for a period of not less than five years from the date of such variation.

(f)                                    As soon as reasonably practicable after the Commencement Date, CPW shall procure from T-Mobile a certified copy letter (in form and substance satisfactory to the Receivables Purchaser) addressed to CPW clarifying CPW’s entitlement to revenue share under the T-Mobile Contract.

19.                               DEBT SPECIFIC WARRANTIES

The warranties in this clause 19 are made by each Obligor to the Receivables Purchaser at the time that a Debt is Notified, on each Utilisation Date and on the date that each Utilisation Request is made.

19.1                        Binding obligations

(a)                                  Each Outstanding Debt is capable of being assigned by an Opco to the SPV and by the SPV to the Receivables Purchaser.

(b)                                 Each Outstanding Debt is an existing, legal, valid, binding, undisputed and enforceable payment obligation of the relevant Network Provider.

(c)                                  Each Outstanding Debt can be evidenced by information derived from EPOS and capable of being evidenced by an Invoice.

(d)                                 Save for any sum the subject of a Reserve, the Network Provider is bound to pay each Outstanding Debt (as Notified in a Notification Schedule) in full, without abatement, allowance, claim, counterclaim, debit, deduction, discount, retention, set-off, withholding, or any other act or thing which may cause the Receivables Purchaser to receive less than the Notified Value of such Debt.

(e)                                  All necessary consents, waivers, approvals and Authorisations (if any) required for the assignment by Opco to the SPV and by the SPV to the Receivables Purchaser of the benefits of each Network Agreement and/or any Outstanding Debt have been obtained.

(f)                                    Save for any potential breach of contractual obligations which relates to a Specified Reserve, each Outstanding Debt relates to a Network Agreement in relation to which the Opco has fully met and (where relevant) will fully meet all of its contractual obligations.

(g)                                 There is no material dispute with the Network Provider outstanding in connection with a Network Agreement or an Invoice.

(h)                                 Each Outstanding Debt relates to a Network Agreement in relation to which no notice of termination has been served by a party thereto and/or which has not been suspended, terminated or rescinded.

19.2                        Ownership and interests of third parties

(a)                                  Prior to the assignment to the SPV, the relevant Opco was the legal and beneficial owner of each Outstanding Debt.

(b)                                 Prior to the assignment to the Receivables Purchaser, the SPV was the legal and beneficial owner of each Outstanding Debt.

(c)                                  Save in accordance with the terms of the Finance Documents, no Obligor has transferred or granted any interest in and to all or any of its rights in relation to an Outstanding Debt or the proceeds of an Outstanding Debt or under the Network Agreement or any Ancillary Document to any person.

(d)                                 Save for any Permitted Security no Outstanding Debt, no Obligor’s rights under the relevant Network Agreement and Ancillary Document, and no Invoice are subject to an assignment, or Security Interest or other equitable interest in favour of any person.

(e)                                  No third party can trace into any Outstanding Debt.

19.3                        Affiliates

No Outstanding Debt is owed by an Affiliate.

19.4                        Supporting documentation

(a)                                  Any copy Network Agreement or Ancillary Document which an Obligor has delivered to the Receivables Purchaser represents the contractual basis upon which the Obligor contracts with the relevant Network Provider.

(b)                                 At the time of delivery to the Receivables Purchaser:

(i)                                     any copy of any Network Agreement and Ancillary Document was a true, complete and up-to-date copy of the original Network Agreement or Ancillary Document at the time it was delivered; and

(ii)                                  no agreements or arrangements existed which could materially alter the substance, operation, scope or legal effect of such Network Agreement or Ancillary Document, which were not also disclosed to the Receivables Purchaser at the time of delivery of the Network Agreement or Ancillary Document.

(c)                                  Save in accordance with clause 20.1 (No amendments to Network Agreements and Ancillary Documents) no amendments or variations have been made to any Network Agreement or Ancillary Document delivered to the Receivables Purchaser.

(d)                                 The correct name and address of the Network Provider appears on every Invoice and on all other relevant documentation sent by the Obligor to the Receivables Purchaser.

(e)                                  No Minimum Term Contract has a term in excess of 36 Months.

19.5                        Applicable law and domicile of Network Provider

(a)                                  The Debt arises pursuant to a Network Agreement governed by English law.

(b)                                 No Network Agreement or Ancillary Document conflicts with any law applicable to the Network Provider or the Debt.

(c)                                  The assignment of the Debt pursuant to this Deed does not conflict with any law applicable to the relevant Network Provider and/or the Debt.

(d)                                 The Network Provider is domiciled in England and Wales.

19.6                        Currency

The Network Agreement provides for payment in Sterling.

19.7                        Default

(a)                                  The relevant Network Provider is not in default of any sums due to the relevant Obligor under the Network Agreement or otherwise.

(b)                                 The relevant Obligor is not aware (having made reasonable enquiries) of the occurrence of any event likely to result in the Receivables Purchaser receiving materially less than the full Notified Value on or before the Maturity Date.

19.8                        Insolvency of a Network Provider

CPW is not aware (having made reasonable enquiries) of any relevant Network Provider being subject to Insolvency Proceedings or it being Insolvent.

19.9                        Withholding tax

The Debt is not subject to any withholding tax.

20.                               DEBT SPECIFIC UNDERTAKINGS

The undertakings in this clause 20 remain in force from the Commencement Date and for so long as any amount is outstanding under the Facility.

20.1                        No amendments to Network Agreements and Ancillary Documents

Subject to clause 20.2, an Opco may not, without the prior written consent of the Majority Finance Parties:

(a)                                  amend or vary a Network Agreement or Ancillary Document (or acquiesce in any such amendment or variation) in a way which might reasonably be expected to:

(i)                                     materially prejudice the Receivables Purchaser’s right, title and interest in and ability to collect in full any Outstanding Notified Debts; or

(ii)                                  materially postpone or delay the period over which payment is due to be made; or

(b)                                 waive or agree to waive any material or persistent breach of a Network Agreement or Ancillary Document in a way which might reasonably be expected to:

(i)                                     materially prejudice the Receivables Purchaser’s right, title and interest in and ability to collect in full any Outstanding Notified Debts; or

(ii)                                  materially postpone or delay the period over which payment is due to be made;

20.2                        Amendments to Network Agreements and Ancillary Documents

CPW may amend, vary or waive a term of a Network Agreement (or acquiesce in any such amendment, variation or waiver) where:

(a)                                  the change is made by a Network Provider to enable the Network Provider to comply with any approval of a regulatory authority, provided that the proposed change is notified to the Receivables Purchaser as soon as reasonably practicable; or

(b)                                 the Receivables Purchaser has already set a Specified Reserve in relation to that specific amendment, variation or waiver; or

(c)                                  CPW has notified the Receivables Purchaser of the effect of that amendment, variation or waiver prior to it being made and the Receivables Purchaser has set a Reserve in relation to that amendment, variation or waiver or waived its right to do so in writing to CPW.

20.3                        Contractual undertakings

(a)                                  The Opcos undertake to comply in all material respects with the terms of the Network Agreements and Ancillary Documents.

(b)                                 No Opco shall enter into an agreement with a Network Provider to replace any Network Agreement or Ancillary Document unless:

(i)                                     the replacement Network Agreement is on substantially the same terms as the Network Agreement and any relevant Ancillary Document; and

(ii)                                  any terms in the replacement agreement which differ from the terms of the original Network Agreement would not materially prejudice the Receivables Purchaser’s right, title and interest in and ability to collect in full any Outstanding Notified Debts, or otherwise, with the prior written consent of the Majority Finance Parties.

(c)                                  The Opcos undertake to inform the Receivables Purchaser:

(i)                                    as soon as reasonably practicable prior to any negotiations with a Network Provider to replace a Network Agreement, that such negotiations are due to commence; and

(ii)                                upon completion of any negotiations with a Network Provider to replace a Network Agreement,

and the Opco shall promptly provide to the Receivables Purchaser (A) a copy of any replacement Network Agreement and, (B) upon request, any information that the Receivables Purchaser may reasonably request in relation to any ongoing negotiations with a Network Provider the subject of this clause 20.3.

(d)                                 Each Opco undertakes that it will not elect or agree that the parties to a Network Agreement can discharge obligations by exercising a set-off which is not expressly permitted in accordance with the terms of the Network Agreements at the Commencement Date.

(e)                                  If any Opco proposes to enter into any material contractual arrangement with a Network Provider beyond the contractual arrangements contemplated by its respective Network Agreement, it shall by virtue of set-off rights which may arise as a consequence, promptly notify the Receivables Purchaser.

20.4                        Notification

(a)                                  No Debt shall be Notified to the Receivables Purchaser more than once for the purpose of calculating Availability.

(b)                                 Each Obligor undertakes that the information and data in each and every Notification Schedule (including the Debts Notified in the Notification Schedule) was true and accurate in all respects as at the date on which the Notification Schedule was delivered and that any other information provided to the Receivables Purchaser in accordance with schedule 11 (Operational undertakings), or otherwise, was true and accurate in all material respects as at the date on which the information was delivered.

20.5                        Warranties

Each Obligor shall ensure that the Debt Specific Warranties given to the Receivables Purchaser upon Notification of a Debt remain unaltered whilst the Debt remains Outstanding.

20.6                        Collection of Debts and the proceeds of Debts

Each Obligor shall:

(a)                                  comply in all respects with clause 8 (Collection and administration) and clause 9 (Trust):

(b)                                 (subject to any other relevant provisions of this Deed) at any time do such things and take, continue, discontinue or abandon such proceedings as the Receivables Purchaser may prescribe for the purpose of enforcing payment of and collecting Debts; and

(c)                                  exercise such care and prudence in granting credit to and withholding credit from Network Providers and do such things (including issuing any requisite legal proceedings) in procuring or attempting to procure payment of all Debts as would be exercised and effected by a reasonably careful and prudent supplier of goods and services of the nature of those supplied by that Obligor.

20.7                        Insurance

CPW shall (and shall ensure that each other member of the Group will) ensure that the benefit of any insurance policy or policies referable to any Debt held or to be held by an Obligor, in relation to which a written assignment of such policy or policies in favour of the Receivables Purchaser cannot for any reason be effected, is held absolutely on trust for the Receivables Purchaser, and that the conduct of any claim or other matter under or pursuant to any such policy or policies is solely determined and effected by the Receivables Purchaser.

20.8                        Insolvency of Network Providers

Each Opco shall, immediately the Receivables Purchaser is notified of Insolvency Proceedings relating to any Network Provider or that a Network Provider is Insolvent:

(a)                                  notify the Receivables Purchaser (in such form and manner as the Receivables Purchaser may from time to time prescribe) of the nature of the Insolvency Proceedings or that it is Insolvent and the particulars of the Debts owing by such Network Provider;

(b)                                 on the Receivables Purchaser’s request submit a proof in respect of such Debt in the insolvent estate of such Network Provider and to give the person administering such Network Provider’s estate irrevocable instructions in such form as the Receivables Purchaser may require that any dividends or other sums of money payable out of such estate in respect of any proof or claim by an Opco or the Receivables Purchaser shall be paid only to the Receivables Purchaser;

(c)                                  on the Receivables Purchaser’s request, take such other action as shall be reasonably available to an Opco and execute such other documents as shall be needed to procure payment to the Receivables Purchaser of any dividends or in mitigating any loss which the Receivables Purchaser may suffer by reason of such Insolvency Proceedings or it becoming Insolvent; and

(d)                                 pay to the Receivables Purchaser all monies received by an Opco from the estates of insolvent Network Providers which relate to Debts.

21.                               TERM AND TERMINATION

21.1                        Term

Subject to clause 21.2 (Termination), clause 22 (Events of Default) and clause 23 (Rights on a default), the Facility is available for the Term.

21.2                        Termination

(a)                                  Subject to clause 22 (Events of Default), clause 21.2(b) and clause 11.5 (Breakage Costs), the Obligors may terminate this Deed by giving notice of at least the Notice Period to the Receivables Purchaser in accordance with clause 36 (Notices), such notice to expire upon the date stated in the notice.

(b)                                 Any notice given in accordance with clause 21.2(a) may only be given simultaneously by all Obligors which are party to this Deed, at the time of the giving of that notice.

21.3                        Termination Date

(a)                                  On the Termination Date, the Receivables Purchaser shall cease to make available any further Early Payments and shall effect Recourse in relation to all Outstanding Debts.

(b)                                 Upon payment of the Repurchase Price, the Receivables Purchaser shall reassign all Outstanding Debts to the SPV.

(c)                                  The rights and obligations of each Obligor and the Receivables Purchaser accrued prior to the Termination Date will continue in full force and effect following the Termination Date.

22.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in this clause 22 is an Event of Default, save that in relation to clauses 22.1 (Breach of trust) and 22.2 (Non-payment) only, an Event of Default shall not arise if:

(a)                                  an Obligor genuinely disputes the relevant breach; and

(b)                                 within three Business Days of raising such dispute with the Receivables Purchaser, provides to the Receivables Purchaser written evidence (in form and substance satisfactory to the Receivables Purchaser) supporting the Obligor’s contention; and

(c)                                  following a consideration of such written evidence, the Majority Finance Parties agree that such written evidence adequately supports the Obligor’s contention that no breach has arisen.

22.1                        Breach of trust

The failure of an Obligor to immediately remit to the correct Trust Account within three Business Days of the earlier of:

(a)                                  the Receivables Purchaser giving notice to an Obligor requiring remedy; and

(b)                                 an Obligor becoming aware of the failure to comply,

any sum received by such Obligor representing the proceeds of Debts administered or dealt with in any manner contrary to that set out in clauses 8 (Collection and administration) and 9 (Trust), unless the Obligor demonstrates to the Receivables Purchaser’s satisfaction that its failure to pay is caused by:

(i)                                     an administrative or technical error: or

(ii)                                  a Disruption Event

and payment is made within five Business Days of its due date.

22.2                        Non-payment

A member of the Group does not pay on the due date any amount payable pursuant to a Finance Document at the place at which and in the currency in which it is expressed to be payable, unless the relevant member of the Group demonstrates to the Receivables Purchaser’s satisfaction that its failure to pay is caused by:

(a)                                  an administrative or technical error; or

(b)                                 a Disruption Event,

and payment is made within five Business Days of its due date.

22.3                        Facility Limit

Any breach of the Facility Limit which continues unremedied for three Business Days from the earlier of:

(a)                                  the Receivables Purchaser giving notice to an Obligor requiring remedy; and

(b)                                 an Obligor becoming aware of the failure to comply

22.4                        Absence of Notification

The failure by CPW to comply with its obligations under clause 17.1 (Notifications) and such failure continues unremedied for 14 days after the latest Reporting Date during which period the earlier of the following has occurred:

(a)                                  the Receivables Purchaser has given notice to an Obligor requiring remedy; and

(b)                                 an Obligor has become aware of the failure to comply.

22.5                        Negative pledge

A breach:

(a)                                  by an Obligor of clause 18.4 (Negative pledge); or

(b)                                 by the Parent of the negative pledge contained in the Parent Side Letter, which breach, if capable of remedy, remains unremedied for 10 Business Days from the earlier of:

(i)                                     the Receivables Purchaser giving notice to the Parent and CPW requiring remedy; and

(ii)                                  CPW becoming aware of the failure to comply.

22.6                        Withdrawal of waiver

Any person, having waived or released its rights or any Security Interest it may have in or to the Debts, withdraws or attempts to withdraw such waiver of release or otherwise asserts any interest adverse to the Receivables Purchaser in the Debts which breach remains unremedied for 10 Business Days from the earlier of:

(a)                                  the Receivables Purchaser giving notice to an Obligor requiring remedy; and

(b)                                 an Obligor becoming aware of the failure to comply.

22.7                        Financial covenants and other obligations

(a)                                  Any requirement of clause 18.21 (Financial condition) is not satisfied.

(b)                                 Any member of the Group does not comply with any provision of any Transaction Security Document.

22.8                        Other obligations

(a)                                  A member of the Group or the Parent (as applicable) does not comply with any provision of a Finance Document to which it is party (other than those referred to in clause 22.1 (Breach of trust) to clause 22.7 (Financial covenants and other obligations) (inclusive)).

(b)                                 No Event of Default under clause 22.8(a) will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of:

(i)                                     the Receivables Purchaser giving notice to the relevant member of the Group; and

(ii)                                  a member of the Group becoming aware of the failure to comply.

22.9                        Misrepresentation

Any representation or statement made or deemed to be made by a member of the Group in the Finance Documents or any other document delivered by or on behalf of any member of the Group under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made (other than a manifest error which is corrected within three Business Days of the Receivables Purchaser giving notice to an Obligor requiring remedy).

22.10                 Cross default

(a)                                  Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)                                 Any creditor of any member of the Group becomes entitled ro declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                  No Event of Default will occur under this clause 22.10 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 22.10(a) to 22.10(d) is less than £5,000,000 (or its equivalent in any other currency or currencies).

22.11                 Insolvency

(a)                                  A member of the Group is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                 The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)                                  A moratorium is declared in respect of any indebtedness of any member of the Group.

22.12                 Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken (other than a petition for winding-up filed for a creditor which is contested in good faith and is withdrawn or discharged by the date which is the earlier of 21 days after its presentation and the hearing date for such petition):

(a)                                  the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group;

(b)                                 a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(c)                                  the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(d)                                 enforcement of any Security Interest over any assets of any member of the Group, securing an amount in excess of £5,000,000 (or its equivalent in any other currency or currencies), or any analogous procedure or step is taken in any jurisdiction.

22.13                 Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group having an aggregate value of £1,000,000 or more and is not discharged within 10 Business Days.

22.14                 Unlawfulness and invalidity

(a)                                  It is or becomes unlawful for a member of the Group that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful.

(b)                                 Subject to the Legal Reservations, any obligation or obligations of a member of the Group under any Finance Documents or the Intercreditor Agreement are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Receivables Purchaser under the Finance Documents.

(c)                                  Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

22.15                 Intercreditor Agreement

(a)                                  Any party to the Intercreditor Agreement (other than a Finance Party or a member of the Group) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement; or

(b)                                 a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 10 Business Days of the earlier of:

(i)                                     the Receivables Purchaser giving notice to that party; and

(ii)                                  that party becoming aware of the non-compliance or misrepresentation.

22.16                 Cessation of business

The Group taken as a whole suspends or ceases, or threatens to cease, to carry on all or a substantial part of its business except as a result of a Disposal which is a Permitted Disposal or a Permitted Transaction.

22.17                 Change of ownership

After the Commencement Date:

(a)                                  the SPV ceases to be a wholly-owned Subsidiary of CPW; or

(b)                                 an Obligor ceases to be a wholly-owned Subsidiary of the Parent.

22.18                 Audit qualification

The Auditors qualify the audited annual financial statements of CPW in any material respect, unless CPW provides to the Receivables Purchaser within 30 days of such qualification, evidence in writing (to the satisfaction of the Majority Finance Parties (acting reasonably)):

(a)                                  that the event or circumstance that gave rise to such qualification (the “Qualification Event”) is capable of remedy;

(b)                                 the basis upon which the Qualification Event is to be remedied: and

(c)                                  the period within which the Qualification Events is to be remedied:

and CPW further provides to the Receivables Purchaser additional evidence in writing (to the satisfaction of the Majority Finance Parties (acting reasonably)) confirming the remedy of the Qualification Event within the agreed cure period contemplated by sub-paragraph (c) above.

22.19                 Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets.

22.20                 Repudiation and rescission of agreements

(a)                                  A member of the Group (or any other relevant party) rescinds or repudiates a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)                                 Any party to the Intercreditor Agreement rescinds or purports to rescind or repudiates or purports to repudiate the Intercreditor Agreement in whole or in part where to do so has, or is, in the reasonable opinion of the Receivables Purchaser, likely to have, a material adverse effect on the interests of the Receivables Purchaser under the Finance Documents.

22.21                 Governmental and regulatory matters

Any governmental, regulatory or other investigations are commenced:

(a)                                  in relation to the Finance Documents;

(b)                                 in relation to the transactions contemplated by the Finance Documents; or

(c)                                  against any member of the Group or its assets,

which has or is reasonably likely to have a Material Adverse Effect.

22.22                 Material adverse change

Any event or circumstance occurs which has or could reasonably be expected to have a Material Adverse Effect which, if capable of remedy, is not remedied within 10 Business Days of the Receivables Purchaser giving notice to an Obligor requiring remedy.

22.23                 Fraud and gross negligence

In relation to any member of the Group, any fraudulent or dishonest act or omission or wilful default or gross negligence arises in connection with a Finance Document.

22.24                 Intellectual Property Licence

The revocation or termination of the Intellectual Property Licence for any reason.

23.                               RIGHTS ON A DEFAULT

23.1                        Event of Default

On and at any time after the occurrence of an Event of Default which is continuing, the Receivables Purchaser shall be entitled (but not obliged) to exercise or enforce all or any of the following rights with or without notice:

(a)                                  Early Payment Percentage

reduce the Early Payment Percentage and/or the Facility Limit, including to zero;

(b)                                 Availability

immediately reduce or entirely withdraw all Availability;

(c)                                  No payment

not make payment of any Early Payment or any Deferred Element, provided always that the Receivables Purchaser shall make payment of any credit balance on the Payment Account when the Receivables Purchaser reasonably believes that the proceeds of all Approved Debts Outstanding at any time have been paid to the Receivables Purchaser and following the exercise by the Receivables Purchaser of its rights pursuant to clause 35 (Set-Off) but without prejudice to clause 43 (Avoidance of payments);

(d)                                 Unapproved Debts

automatically designate all Debts as Unapproved Debts;

(e)                                  Funds in Use

request the immediate repayment of a sum equal to the aggregate value of all Early Payments;

(f)                                    Repayment

demand immediate repayment from any or all of the Obligors of all sums that an Obligor may then or thereafter owe to the Receivables Purchaser howsoever arising, whether under this Deed or otherwise and the Obligors shall pay interest to the Receivables Purchaser on demand on the unpaid amount (both before and after judgment);

(g)                                 Fees and expenses

charge the Obligors (or any of them) all and any Costs arising from the perfection and/or collection of all and any Debts or the enforcement of all or any of the Receivables Purchaser’s rights arising under this Deed;

(h)                                 Combination of accounts

combine all accounts the Obligors (or any of them) may have with the Receivables Purchaser and/or reduction of such sums that may then or thereafter be owing to the Receivables Purchaser (howsoever arising, whether under this Deed or otherwise) by the Obligors (or any of them) any sums which the Receivables Purchaser then or thereafter owe to the Obligors (or any of them) to the effect that the Receivables Purchaser shall only be liable to account to an Obligor for any net resulting sum due from the Receivables Purchaser to such Obligor after such combination and/or application shall have been effected;

(i)                                     Increase Discount Margin

increase the Discount Margin by up to four percentage points;

(j)                                     Recourse

determine that Recourse shall be treated as having occurred in relation to all and any Debts;

(k)                                  Reassignment

subject to clause 24 (Reassignment and Recourse), to reassign all and any Debts to the SPV;

(l)                                     Transaction Security Documents

without prejudice to the provisions of such Transaction Security Documents, to take any steps to enforce the Transaction Security Documents, or any guarantee or indemnity of an Obligor’s obligations arising under any Finance Document;

(m)                               Termination

immediately terminate this Deed by notice to the Obligors;

(n)                                 Cancellation of agency

exercise all rights arising under clause 8.5 (Variation or cancellation of agency);

(o)                                 Notice of Assignment and Trust

serve a Notice of Assignment and Trust on all or any of the Network Providers; and

(p)                                 Notification

to require any or all of the Obligors, immediately upon the Receivables Purchaser’s request, to notify any Network Provider of the assignment of Debts to the Receivables Purchaser under this Deed.

23.2                        Operational Covenants and Financial Covenants

Notwithstanding any other remedy available to the Receivables Purchaser pursuant to this Deed:

(a)                                  the Early Payment Percentage may be reduced in accordance with the terms of schedule 10 (Operational Covenants):

(b)                                 serious and/or more than three consecutive breaches of all or any of the Operational Covenants and Financial Covenants shall constitute a Material Adverse Effect; and

(c)                                  if the Receivables Purchaser determines that there has been a breach of the Financial Covenants, the Receivables Purchaser may without prejudice to its rights pursuant to clause 23.1 (Event of Default) reduce the Early Payment Percentage to such a level which the Majority Finance Parties agree reflects the increased risk associated with such circumstances.

24.                               REASSIGNMENT AND RECOURSE

24.1                        Unapproved Debts

The Receivables Purchaser may at any time reassign any Unapproved Debt to the SPV.

24.2                        Completion of reassignment

(a)                                  Reassignment shall be complete upon payment of the Repurchase Price.

(b)                                 If, following:

(i)                                     payment of the Repurchase Price in relation to all Outstanding Debts; and

(ii)                                  the exercise by the Receivables Purchaser of all rights arising under this Deed;

a balance is standing to the credit of the Payment Account, the Receivables Purchaser shall promptly pay such credit balance to CPW.

24.3                        Recourse

The Receivables Purchaser may exercise Recourse:

(a)                                  in respect of a Debt upon the relevant Opco ceasing to be entitled to Revenue Share in respect of that Debt; and

(b)                                 in respect of all or any Debts upon or at any time following the occurrence of an Event of Default which is continuing (whether or not the Receivables Purchaser exercises its right to terminate this Deed).

25.                               POWER OF ATTORNEY

25.1                        Power of attorney

Each Obligor, by way of security, irrevocably appoints the Receivables Purchaser (which shall have the power to nominate any of its directors, company secretary, authorised signatories and managers (and Administrators in the event that such are appointed in relation to such Obligor), from time to time from the date hereof, to exercise the Receivables Purchaser’s powers under this clause 25.1) as its attorney in its name and on its behalf to take any action which such Obligor is obliged to take under this Deed (including the completion or execution of any Notification Schedule or Notice of Assignment and Trust) and including:

(a)                                  signing and executing a legal assignment of all or any of the Debts in accordance with section 136(1) of the Law of Property Act 1925; or

(b)                                 otherwise obtaining payment of or perfecting its ownership of any Debts; or

(c)                                  securing the performance of any Obligor’s obligations pursuant to any Finance Document; or

(d)                                 conducting any claim or other matter under or pursuant to any relevant insurance policy or policies in relation to all or any Debts.

25.2                        Substitutes

Each Obligor each agrees that:

(a)                                  the Receivables Purchaser may at any time appoint a substitute to act as its attorney, and may revoke any such appointment without giving a reason;

(b)                                 the appointment of a substitute is to be in writing signed by the Receivables Purchaser (acting through any of its directors, company secretary or authorised signatories); and

(c)                                  every substitute appointed under this clause 25.2 shall have full powers as the Obligor’s attorney as if appointed by the Obligor pursuant to clause 25.1 (Power of attorney), except the power to appoint a substitute.

The power of attorney granted pursuant to this clause is only capable of being exercised upon or following the occurrence of an Event of Default which is continuing.

26.                               NON-VESTING DEBTS

26.1                        Definition of Non-Vesting Debts

For the purposes of this clause 26, “Non-Vesting Debts” means all or any Debts:

(a)                                  which were purportedly assigned or should have been assigned to the SPV or the Receivables Purchaser in accordance with clause 2 (Assignment); and/or

(b)                                 in respect of which the Receivables Purchaser has made any Early Payment or accepted any obligation to make payment of the Deferred Element,

but which have failed for any reason to effectively Vest in the Receivables Purchaser in accordance with clause 2 (Assignment).

26.2                        Trust

(a)                                  Each Obligor agrees to deal with Non-Vesting Debts in all respects as if they had been assigned to the Receivables Purchaser pursuant to this Deed.

(b)                                 Without prejudice to clause 26.2(a), each Obligor agrees to hold the Non-Vesting Debts on trust for the Receivables Purchaser absolutely.

(c)                                  Without prejudice to clause 26.2(a), if any Obligor at any time holds the proceeds of any Non-Vesting Debts it agrees to hold such proceeds on trust for the Receivables Purchaser absolutely, separately from the Obligor’s other monies, and to immediately pay them to the Receivables Purchaser, upon the Receivables Purchaser’s request, without any set-off, waiver or reduction whatsoever or howsoever arising.

27.                               CHANGES TO THE FINANCE PARTIES

27.1                        Transfers by the Obligors

The Obligors may not assign, sub-contract or delegate any of their rights or transfer by novation (as the case may be) any of their rights and/or obligations hereunder to another person.

27.2                        Assignment and transfer by a Finance Party

Subject to this clause 27, a Finance Party (the “Exiting Participant”) may:

(a)                                  assign its rights; or

(b)                                 transfer by novation its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged or established for the purpose of making, purchasing or investing in loans, securities or other financial assets.

27.3                        Conditions of assignment or transfer

(a)                                  The consent of CPW is required for an assignment or transfer of a Participation unless:

(i)                                     that assignment or transfer is to another Participant or Affiliate of a Participant; or

(ii)                                  an Event of Default is continuing.

(b)                                 The consent of CPW to an assignment or transfer must not be unreasonably withheld or delayed. CPW will be deemed to have given its consent 14 days after the Finance Party (through the Receivables Purchaser) has requested it, unless consent is expressly refused by CPW within that time.

(c)                                  An assignment or transfer will only be effective if the procedure set out in clause 27.5 (Procedure for transfer of a Participation) is complied with.

27.4                        Increased Costs

If:

(a)                                  a Finance Party assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)                                 as a result of circumstances existing at the date the assignment, transfer or change occurs. an Obligor would he obliged to make a payment to the Transferee or Finance Party acting through its new Facility Office under clause 12 (Increased costs), then the Transferee or Finance Party acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Finance Party acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

27.5                        Procedure for transfer of a Participation

(a)                                  A Participant may transfer its rights and obligations under a Participation to a third party (a “Transferee”) by delivery to the Receivables Purchaser of a Participant Transfer Certificate duly completed and signed by the Participant and the Transferee.

(b)                                 The Receivables Purchaser will only be obliged to execute a Participation Transfer Certificate delivered to it by the Participant and Transferee once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such Transferee.

(c)                                  With effect from the Transfer Date:

(i)                                    the Receivables Purchaser and the relevant Participant shall be released from further obligations towards one another under the relevant Participation (or proportion thereof) and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                the Receivables Purchaser and the relevant Transferee shall assume obligations towards one another and acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Receivables Purchaser and the Transferee have assumed and/or acquired the same in place of the Receivables Purchaser and the relevant Participant; and

(iii)                             the relevant Transferee shall become a party to this Deed as a “Participant”.

27.6                        Procedure for sub-participation by the Receivables Purchaser

(a)                                  The Receivables Purchaser may sub-participate its rights and obligations under the Facility by entering into an RP Transfer Certificate, a copy of which shall be provided to each Participant promptly after being entered into.

(b)                                 With effect from the Transfer Date a New Participant shall become a party to this Deed as a “Participant”.

(c)                                  A sub-participation by the Receivables Purchaser will only be effective if the procedure set out in this clause 27.6 is complied with.

27.7                        Limitation of responsibility of Participants

(a)                                  Unless expressly agreed to the contrary, a Participant makes no representation or warranty and assumes no responsibility to a Transferee for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents:

(ii)                                  the financial condition of any member of the Group;

(iii)                               the performance and observance by any member of the Group with its obligations under the Finance Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Nothing in this Deed obliges a Participant to:

(i)                                     accept a re-transfer from a Transferee of any of the rights and obligations assigned or transferred under this clause 27; or

(ii)                                  support any losses directly or indirectly incurred by a Transferee by reason of the non-performance by any member of the Group of its obligations under the Finance Documents or otherwise.

27.8                        Transfer fee

Unless the Receivables Purchaser otherwise agrees and excluding an assignment or transfer to an Affiliate of a Participant, a Transferee and a New Participant shall, on the date upon which an assignment or transfer takes effect, pay to the Receivables Purchaser (for its own account) a fee of £1,250.

27.9                        Transfer Certificates

The Receivables Purchaser shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to CPW a copy of that Transfer Certificate.

28.                               CHANGES TO THE OBLIGORS AND NETWORK PROVIDERS

28.1                        Assignment and transfers by Obligors

No member of the Group may assign any of its rights or transfer, sub-contract or delegate any of its rights or obligations under the Finance Documents.

28.2                        Additional Obligors

(a)                                  Subject to compliance with the provisions of clauses 17.12(b) and 17.12(c), CPW may request that any member of the Group or its Affiliate becomes an Obligor. That member of the Group shall become an Obligor if:

(i)                                     the Receivables Purchaser approves the addition of that member of the Group as an Additional Obligor;

(ii)                                  it is incorporated in the same jurisdiction as an existing Obligor;

(iii)                               CPW and that member of the Group deliver to the Receivables Purchaser a duly completed and executed Accession Letter;

(iv)                              the member of the Group is (or becomes) a Security Obligor prior to becoming an Obligor;

(v)                                 CPW confirms that no Default is continuing or would occur as a result of that member of the Group becoming an Additional Obligor; and

(vi)                              the Receivables Purchaser has received all of the documents and other evidence listed in part 2 of schedule 2 (Conditions precedent) in relation to that Additional Obligor, each in form and substance satisfactory to the Receivables Purchaser.

(b)                                 The Receivables Purchaser shall notify CPW promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in part 2 of schedule 2 (Conditions precedent).

(c)                                  Delivery of an Accession Letter constitutes confirmation by the relevant person that the representations and warranties referred to in clause 16.27(c) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.3                        Resignation of Obligors

No member of the Group may resign its obligations under this Deed or otherwise cease to be a party to this Deed (other than in accordance with clause 19 (Debt specific warranties) or 23 (Rights on a default)).

28.4                        Addition of a Network Provider

(a)                                  Subject to the consent of the Majority Finance Parties, any accounts receivable payable to an Opco by a UK telecommunications network operator which is not a Network Provider (“Additional Debts”) may be included within the Facility by each of the Receivables Purchaser, CPW, the SPV and any Opco involved in the creation of such accounts receivable executing and delivering an Additional Network Provider Accession Certificate.

(b)                                 Additional Debts shall not be eligible for Early Payments unless:

(i)                                          the Receivables Purchaser has received, or waived the requirement to receive, all of the documents and other evidence listed in schedule 1 (Conditions Precedent) to the relevant Additional Network Provider Accession Certificate in form and substance satisfactory to the Receivables Purchaser; and

(ii)                                       the Additional Network Provider accession protocol set out at part 2 of schedule 11 (Operational undertakings) has been fully complied with.

(c)                                  The Receivables Purchaser shall notify CPW and the Participants promptly upon:

(i)                                          receipt of all such documents and other evidence in accordance with clause 28.4(b); and

(ii)                                       full compliance with the Additional Network Provider accession protocol set out at part 2 of schedule 11 (Operational undertakings).

(d)                                 Upon delivery of an Additional Network Provider Accession Certificate:

(i)                                          the provisions of schedule 2 (Terms specific to Network Provider) of the Additional Network Provider Accession Certificate shall be included as a new part of schedule 12 (Terms specific to Network Providers) to this Deed; and

(ii)                                       the provisions of schedule 3 (Other terms) of the Additional Network Provider Accession Certificate (if any) shall be included as new clauses of this Deed or paragraphs of schedules to this Deed as specified in that schedule 3 (Other terms)

and the Receivables Purchaser shall promptly provide to CPW and each Participant a conformed copy of this Deed, including any such additional terms.

29.                               THE PARTICIPATION

29.1                        The Participation

The Receivables Purchaser grants to each Original Participant, and each Original Participant accepts, its Participation with effect from the Commencement Date and subject to the terms of this Deed.

29.2                        Status of Participation

(a)                                  Under the Participation, the Receivables Purchaser does not transfer or assign any rights or obligations under the Finance Documents to any Participant and no Participant will have any proprietary interest in the benefit of the Finance Documents or in any monies received by the Receivables Purchaser under or in relation to the Facility or the Transaction Security Documents.

(b)                                 The relationship between the Receivables Purchaser and each Participant is that of debtor and creditor with the right of the Participant to receive monies from the Receivables Purchaser restricted to the extent of an amount equal to the relevant portion of any monies received and applied by the Receivables Purchaser from any Security Obligor.

(c)                                  No Participant shall be subrogated to or substituted in respect of the Receivables Purchaser’s claims by virtue of any payment under a Participation and no Participant shall have any direct contractual relationship with or rights against any member of the Group.

(d)                                 Nothing in any Finance Document (or any document related to or connected with any Finance Document) constitutes the Receivables Purchaser as agent, fiduciary or trustee for a Participant.

(e)                                  Subject to clause 29.8 (Standard of care):

(i)                                    nothing in any Finance Document (or any document related to or connected with any Finance Document) shall place the Receivables Purchaser under an obligation to enquire as to the occurrence or otherwise of a Default or an Event of Default;

(ii)                                the Receivables Purchaser may assume (unless it has received notice to the contrary) that no Default or Event of Default has occurred unless it has actual knowledge of a Default or Event of Default; and

(iii)                             nothing in any Finance Document (or any document related to or connected with any Finance Document) shall place the Receivables Purchaser under an obligation to exercise any rights off set-off it may have against any member of the Group.

(f)                                    The Receivables Purchaser’s, obligations to a Participant under this Deed shall be subject to its obligations to the Group under the Finance Documents.

(g)                                 No Participant shall be entitled to deal directly with, make payment to or receive payments from any member of the Group or any Network Provider in connection with the Participation.

(h)                                 No Participant has any interest, proprietary, contractual or otherwise, in any property for the time being constituting the security for the obligations of any Security Obligor under the Finance Documents (or any part of them) or in any other property now or in the future in the possession or control of the Receivables Purchaser which may be or become security for the obligations of any Security Obligor under the Finance Documents (whether by reason of the general description contained in any document held by the Receivables Purchaser or otherwise) and, subject to clause 29.8 (Standard of care), the Receivables Purchaser shall be under no obligation to make any claim on, or assert any lien against, any such property.

29.3                        The Receivables Purchaser’s representations and warranties

At the Commencement Date, the Receivables Purchaser represents and warrants to each Original Participant that:

(a)                                  the Receivables Purchaser is duly incorporated and validly existing and has the power to execute, deliver and perform its obligations under this Deed, all necessary corporate and shareholder action has been taken to authorise the execution, delivery and performance of this Deed and this Deed constitutes the valid and legally binding obligations of the Receivables Purchaser;

(b)                                 the execution and delivery of, the performance of its obligations under and compliance with the provisions of this Deed by the Receivables Purchaser will not contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Receivables Purchaser is subject; and

(c)                                  every authorisation of, or registration with, or declaration to, governmental or public bodies or authorities or courts required by the Receivables Purchaser to authorise, or required by the Receivables Purchaser in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Deed, or the performance by the Receivables Purchaser of its obligations under this Deed, has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

29.4                        Participants’ representations and warranties

Each Participant represents and warrants to the Receivables Purchaser that:

(a)                                  it is duty incorporated and validly existing and has the power to execute, deliver and perform its obligations under this Deed, all necessary corporate and shareholder action has been taken to authorise the execution, delivery and performance of this Deed and this Deed constitutes the valid and legally binding obligations of the Participant;

(b)                                 the execution and delivery of, the performance of its obligations under and compliance with the provisions of this Deed by the relevant Participant will not contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which such Participant is subject; and

(c)                                  every authorisation of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the relevant Participant to authorise, or required by such Participant in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Deed, or the performance by the Participant of its obligations under this Deed, has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

29.5                        Representations and undertakings

The Receivables Purchaser represents and undertakes to each Participant that:

(a)                                  subject to the provisions of any Legal Opinion delivered by the legal advisers to the Receivables Purchaser and the Original Participants on the Commencement Date, it beneficially owns or shall beneficially own, or be the beneficiary of a trust in relation to, all of the Debts free from any rights of set-off in favour of any Obligor or any lien, security interest, trust or other encumbrance, any purchase or option agreement or arrangement, or any agreement to create or effect any of the same;

(b)                                 it will not be in default of any of its obligations in relation to the Debts; and

(c)                                  save as otherwise specified under this Deed and subject to the obtaining of any necessary consents and the entry into and the performance of its obligations, the exercise of its rights under the Participation will not breach any provision of the Finance Documents.

29.6                        Reliance

(a)                                  Each Participant confirms to the Receivables Purchaser that:

(i)                                    it has made, and will continue to make, its own analysis of the creditworthiness of each member of the Group and each Network Provider independently of, and without reliance on, the Receivables Purchaser and based on such financial and other information and documents as the Participant deems appropriate;

(ii)                                it has received copies of the Finance Documents subsisting at the Commencement Date; and

(iii)                             save as set out in clause 29.3 (The Receivables Purchaser’s representations and warranties), it has not relied on any statement, opinion, forecast or other representation made by or on behalf of the Receivables Purchaser to induce the Participant to enter into its Participation.

(b)                                 Without prejudice to clause 29.8 (Standard of care), the Receivables Purchaser assumes no responsibility for the completeness or accuracy of any financial or other document or information which it may have furnished to the Participants or may furnish to the Participants in the future.

29.7                        Restriction of liability

The Receivables Purchaser makes no representations or warranties and assumes no liability with respect to:

(a)                                  the due execution (save for its own), legality, validity, adequacy or enforceability of the Finance Documents or any document relating thereto or contemplated thereby or the recoverability of any Debt or any other sum due under the Finance Documents;

(b)                                 the financial condition of any member of the Group or any Network Provider, or any other party to any Finance Documents or any document relating to or contemplated by the Finance Documents;

(c)                                  the performance by any member of the Group, any Network Provider or (without prejudice to clause 29.8(a)) any other party of their respective obligations under the Finance Documents or any document relating to or contemplated by the Finance Documents;

(d)                                 the accuracy of any representation or warranty made by any member of the Group, any Network Provider or any other party to any Finance Documents or any document relating to, or contemplated by, the Finance Documents; or

(e)                                  the accuracy of any opinions or certificates delivered, or to be delivered, under or in connection with the Finance Documents or any document relating to or contemplated by the Finance Documents, and if any member of the Group or any other person (with the exception of the Receivables Purchaser) fails to perform any of its respective obligations under the Finance Documents or any document relating to or contemplated by the Finance Documents, the Participants shall have no recourse whatsoever to the Receivables Purchaser in respect of such failure, save in accordance with clause 29.8 (Standard of care).

29.8                        Standard of care

(a)                                  The Receivables Purchaser covenants that it will administer the Finance Documents with the same degree of care as it exercises with regard to similar transactions which it administers on its own account, but the Receivables Purchaser shall have and shall be deemed to have no other duties to the Participants under the Participation (save as expressly stated in this Deed) and whether in relation to the administration of the Finance Documents or otherwise.

(b)                                 Save in accordance with clause 29.8(a), neither the Receivables Purchaser nor any of its officers, employees or agents shall have any liability to a Participant as a result of failing or omitting to take any action in relation to the Finance Documents or any related document or for any error of judgment by the Receivables Purchaser in connection with, or in connection with any matter or thing contemplated by, the Finance Documents or any related document, save in the case of wilful default or gross negligence on the part of the Receivables Purchaser or any of its officers, employees or agents.

(c)                                  The Receivables Purchaser shall be entitled to rely on any communication, instrument or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper persons and shall be entitled to rely as to legal matters on written opinions of legal advisors selected or approved by the Receivables Purchaser.

29.9                        Ineffectiveness

Subject to clause 29.8 (Standard of care), the Receivables Purchaser shall not be liable to any Participant for any damage or loss arising from any want of due formality in the constitution of any assignment, trust or the security expressed to be constituted by the Finance Documents resulting in the invalidity, illegality, ineffectiveness, inadequacy or unenforceability of such documentation.

29.10                 Nature of Participation obligations

(a)                                  Each Participant acknowledges that its Participation is at its sole risk and responsibility and, subject to clause 29.8 (Standard of care), will have no right of recourse against the Receivables Purchaser for any loss it incurs as a result of any default by any member of the Group or any Network Provider or any other person.

(b)                                 The Receivables Purchaser and the Participants agree that, subject to clause 29.8 (Standard of care), the Participants shall have no recourse or claim on the Receivables Purchaser for any loss, cost, expense or liability sustained or incurred by the Participants as a result of or in connection with the Participation, not arising out of any negligence or wilful default of the Receivables Purchaser’s obligations under the Participation.

29.11                 Absolute obligations

The obligation of each Participant to make payment of Settlement Amounts shall, subject only to the terms and conditions of this Deed, be absolute and unconditional, and shall not be affected by:

(a)                                  the financial condition of any member of the Group or Network Provider; or

(b)                                 the unenforceability or invalidity of any obligation of (i) any member of the Group under any of the Finance Documents (or any other document or security) or (ii) any Network Provider; or

(c)                                  any other act, matter or thing which, but for this provision, might affect such obligation.

29.12                 Authorisation to act

(a)                                  The Receivables Purchaser is not authorised to act on behalf of a Participant in any legal or arbitration proceedings relating to any Finance Documents, without first obtaining that Participant’s prior written consent.

(b)                                 Clause 29.12(a) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under any Finance Documents or enforcement of any Finance Documents.

29.13                 Binding Amendments

(a)                                  Each Participant will bear the risk of any Binding Amendment in relation to the relevant Participation.

(b)                                 In respect of any Participation, the Receivables Purchaser shall not be obliged to make any payment to the relevant Participant under that Participation in respect of:

(i)                                    any sum which is paid into a blocked account (other than a Trust Account) or is paid in a non-transferable or non-convertible currency until that impediment is removed;

(ii)                                any sum which is required to be used for a specific purpose pursuant to a Binding Amendment; or

(iii)                             any financial or other instrument issued to the Receivables Purchaser, in either case in satisfaction or purported satisfaction of any obligation of a member of the Group to make any payment under the Finance Documents (which payment, if made to the Receivables Purchaser in the manner provided for in the Finance Documents applicable to that Participation, would have given rise to a liability on the part of the Receivables Purchaser to make a corresponding payment to the Participant under that Participation) unless and until such instrument is disposed of, redeemed or otherwise realised for cash and where the proceeds of realisation are not themselves subject to this clause 29.13(b).

(c)                                  In respect of each Participation, the Receivables Purchaser will endeavour (at the expense of the relevant Participant) to give the relevant Participant the equivalent pro rata benefit of any sum (including, without limitation, any amounts received in cash) to the extent that the Receivables Purchaser is able to do so and to the extent that the same is, in the Receivables Purchaser reasonable opinion, attributable to a Participant’s Participation.

29.14                 Review meetings

(a)                                  The Receivables Purchaser shall, on such dates as are agreed between the Finance Parties (which shall, for the period of 12 Months beginning on the Commencement Date, be no less frequent than once in every six Months), present to the Participants at the offices of the Receivables Purchaser in relation to the operation of the Facility and any other material issues resulting from the Finance Documents since the Commencement Date and following the first review meeting after the Commencement Date, the immediately preceding review meeting.

(b)                                 The Receivables Purchaser shall use reasonable endeavours to procure that a suitable representative of the Group attends any review meeting referred to in clause 29.14(a) and reports to the Participants on the business, undertaking and general financial condition of each of the Obligors.

29.15                 Audit

A representative of each Participant may accompany the representatives of the Co-Arrangers during quarterly Audits of the Opcos and the SPV undertaken by the Co-Arrangers.

29.16                 Further assurance

Each Finance Party shall, at its own expense, promptly do all acts or execute all such documents as any other Finance Party may reasonably request to give effect to the Participation.

29.17                 Miscellaneous

(a)                                  All express representations made by the Finance Party pursuant to this Deed shall survive execution and delivery of the Participation.

(b)                                 Nothing in this Deed shall constitute a partnership, joint venture or other form of association between the Finance Parties.

30.                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

30.1                        Financial movements

Not later than 10.30 am on each Settlement Date (or as soon as practicable thereafter if delivery within such timeframe is not possible due to non-compliance by a member of the Group with any of its obligations), the Receivables Purchaser will notify each Participant in writing of the details of the financial movements under the Facility in the period between the last such notice and close of business on the immediately preceding Business Day, including, without limitation, the Settlement Amounts (if any) payable by a Finance Party pursuant to clause 31.2 (Settlement Amount) or clause 31.3(b).

30.2                        Inspection

The records and accounts maintained by the Receivables Purchaser in relation to the Facility and the Participation shall be available for inspection by the Participants at all reasonable times and shall, in the absence of manifest error or error of law, be conclusive and binding upon the Participants.

30.3                        Consent

Any consent requested by the Receivables Purchaser of any Participant to alter any of the timings for delivery of information pursuant to clause 29.14 (Review meetings) shall not be unreasonably withheld or delayed by such Participant.

30.4                        Non-disclosure

Each Finance Party acknowledges that each other Finance Party may possess material information not known to it. Each agrees that such other Finance Party shall have no liability with respect to the non-disclosure of any such information except to the extent:

(a)                                  of any breach of any disclosure obligations set out in this Deed;

(b)                                 that such information evidences a Material Adverse Effect; or

(c)                                  that such information renders inaccurate an express representation made pursuant to this Deed by the Finance Party possessing such information.

31.                               SHARING AMONG THE FINANCE PARTIES

31.1                        Receipts

The Receivables Purchaser is entitled to receive, recover and retain the proceeds of all Debts together with all Discount, interest and other money payable under the Finance Documents in relation to each Utilisation.

31.2                        Settlement Amount

(a)                                  Subject to clause 31.2(b), on each Settlement Date, each Participant shall pay to the Receivables Purchaser any Settlement Amount which is then due to the Receivables Purchaser.

(b)                                 Save in relation to the Participation Date or the Transfer Date, a Participant shall only be obliged to comply with its obligations under clause 31.2(a), if the Receivables Purchaser has previously complied with its payment obligations under clause 31.3(b).

(c)                                  Each payment of the Settlement Amount shall be made by CHAPS.

31.3                        Payments

Subject to compliance by the Participant with its payment obligations under clause 31.2(a) and subject to compliance by the Participant with the terms of this Deed, the Receivables Purchaser shall pay to the Participant without material delay:

(a)                                  any unpaid balance of a Closing Fee which has been debited to the Payment Account in accordance with clause 7.4 (Other);

(b)                                 on each Settlement Date, any Settlement Amount which is then due to the Participant;

(c)                                  save in relation to the First Month, on the first Business Day of each calendar month after the Participation Date, the Participant’s Share of Discount paid by the SPV in the immediately preceding calendar month;

(d)                                 in relation to the First Month, on the first Business Day of the following calendar month, the Participant’s Share of Discount paid by the SPV in the proportion of the calendar month constituting the First Month;

(e)                                  such sum as is produced by applying the Participant’s Participation Percentage to a sum equal to any Non-Utilisation Fee paid in accordance with clause 11.3 (Non-Utilisation Fee);

(f)                                    such sum as is produced by applying the Participant’s Participation Percentage to a sum equal to any default interest payable under clause 23.1(f); and

(g)                                 within three Business Days of receipt by the Receivables Purchaser, a sum equal to the Participant’s Participation Percentage of any Breakage Costs.

31.4                        De minimis

Save for any final settlement payment due from the Receivables Purchaser to an Exiting Participant in accordance with clause 31.6 (Payments to Exiting Participant), no payment of any Settlement Amount shall be made by a Finance Party unless and until such payment is greater than or equal to £10,000.

31.5                        Closing Fees

The Original Participants confirm that the Closing Fee is based upon a programme of work that has been carried out by the Original Participants as prospective participants, and not as lender, and that the programme included the management time and company resource involved in assessing the suitability of the Obligors for the Facility to be provided by a syndicate of funders, of which the Original Participants are all part and involved meetings, reviews, due diligence and financial analysis as such required to participate in the funding pursuant to this Deed.

31.6                        Payments to Exiting Participant

Where the Participation Percentage of any Participant has been reduced to zero following the operation of either clause 41.7 (Replacement of Participant) or clause 10 (Illegality), the Receivables Purchaser shall, following the consequent reduction of the Facility Limit, make all payments which it receives from an Obligor or from a Network Provider in respect of Debts and Early Payments (and which would otherwise result in a payment to each of the Participants in accordance with clause 31.3(b)) to the Exiting Participant until the amount of the Participation of such Exiting Participant has been repaid in full.

31.7                        Non-attributable sums

If any sum which is received or recovered by the Receivables Purchaser under the Finance Documents is not attributable to any particular amount due under the Finance Documents, as the Receivables Purchaser may determine, that sum will be applied (after payment of any expenses incurred in its collection) by the Receivables Purchaser towards such obligations of the relevant member of the Group as the Receivables Purchaser may determine.

32.                               PAYMENT ADMINISTRATION

32.1                        Place

All payments or deposits by a Finance Party to, or with, any other Finance Party under any Participation shall be made to the relevant Receiving Account of that other Finance Party. Each Finance Party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days’ notice before the due date for payment.

32.2                        Funds and currency

(a)                                  Subject to clauses 32.2(b) and 32.2(d) below, payments under a Participation shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency in the place of payment.

(b)                                 All payments from the Receivables Purchaser to a Participant:

(i)                                     of the Settlement Amount shall be made in Sterling.

(ii)                                  of any sum referred to in this Deed other than the Settlement Amount shall be made in Sterling.

(c)                                  All payments from the Receivables Purchaser to an Exiting Participant pursuant to clause 31.6 (Payments to Exiting Participant) shall be made in Sterling.

(d)                                 Each Participant shall make each payment required under clause 31.2 (Settlement Amount) in Sterling.

(e)                                  If any sum (an “Amount”) due from one Finance Party to another Finance Party under this Deed has to be converted from the currency in which that Amount is denominated to Sterling:

(i)                                     to calculate the Settlement Amount; or

(ii)                                  so that the relevant Finance Party can make payment in the currency in which that Finance Party is required to make payment in accordance with the terms of this Deed, the Receivables Purchaser shall convert the Amount to Sterling at the Spot Rate of Exchange on the date on which the Amount is debited to a Payment Account or, if the Amount is not debited to a Payment Account, on or around the date on which payment of the Amount is due.

32.3                        Other payments

(a)                                  All payments relating to costs, losses or expenses in relation to a Participation shall be made in Sterling.

(b)                                 All payments due from one Finance Party to another Finance Party under this Deed, and which are not specifically dealt with in any clause of this Deed other than this clause 32.3(b), shall be payable in Sterling.

32.4                        Set-off

(a)                                  Subject to clause 32.4(b), all payments by a Finance Party under this Deed shall be made without set-off or counterclaim.

(b)                                 The Receivables Purchaser may, but shall not be bound to, apply any sum at any time due from it to a Participant under this Deed in or towards satisfaction of any amount then due from such Participant to the Receivables Purchaser under this Deed, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Receivables Purchaser may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(c)                                  Where the Receivables Purchaser exercises any right of set-off against an Obligor, it shall have been treated as having received a payment from an Obligor for the purpose of calculating the Settlement Amount.

32.5                        Withholding

(a)                                  All payments by the Receivables Purchaser under each Participation shall be made net of any deduction or withholding required to be made from such payments by any law, regulation or practice. If any such deduction or withholding is made, the relevant Participant shall bear the risk of such deduction or withholding and shall be deemed to have received the amount that it would have received if such deduction or withholding had not been made.

(b)                                 All payments by a Participant under a Participation shall be made free and clear of any deduction or withholding unless such deduction or withholding is required to be made by any law, regulation or practice. If any such deduction or withholding is made or is required to be made the relevant Participant shall increase the amount to be paid to the Receivables Purchaser to ensure that the Receivables Purchaser receives and retains a sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

(c)                                  The Receivables Purchaser and each Participant shall use their reasonable endeavours to avoid any obligation to make any deduction or withholding as is referred to in clauses 32.5(a) and 32.5(b).

32.6                        Failure to remit

(a)                                  No Finance Party shall be responsible for any loss or liability arising out of its failure, or the failure of its relevant branch, owing to causes outside its control (such as, but not limited to, the imposition of foreign exchange restrictions) to remit to any other Finance Party any amount due to that other Finance Party under the Participation.

(b)                                 Except as otherwise provided in clause 32.7 (Default interest), the Receivables Purchaser shall not be liable to remit to the Participant any amount greater than its Participation Percentage of any amount it receives from any Obligor or Network Provider in respect of any Drawn Commitment.

(c)                                  If a Finance Party fails to make a payment for the reasons set out in clause 32.6(a), interest shall accrue (before as well as after judgment) on the unpaid balance of the sum from day to day at the rate which is being offered by Barclays Bank PLC in the relevant interbank market for overnight deposits in the currency (or, in the event of the relevant interbank market rate not being available due to unforeseen reasons or market dislocation, such other published rate as determined by Barclays Bank PLC and agreed by the relevant Participant) of and for an amount equal to the unpaid balance. Interest shall be payable at the end of each day and, for the purposes of this clause 32.6(c), shall constitute part of the unpaid balance to the extent it is not paid.

32.7                        Default interest

Save in relation to clause 32.6(a), if a Finance Party (the “payer”) fails to pay any amount payable by it under this Deed to any other Finance Party (the “payee”) on its due date, interest shall accrue (before and after judgment) on the overdue amount from the due date up to the date of actual payment from day to day at a rate which is two per cent per annum over the rate (as determined by the payee) which is being offered by leading banks in the relevant interbank market for overnight deposits in the currency of and for an amount equal to the overdue amount. Interest accruing under this clause 32.7 shall be payable by the payer at the end of each day and, for the purposes of this clause 32.7, shall constitute part of the overdue amount to the extent it is not so paid.

32.8                        Confirmation of receipts

(a)                                  Where the obligation of the Receivables Purchaser to make a payment to a Participant under a Participation arises as a result of its having received an amount, the Receivables Purchaser is not obliged to make that payment to the Participant until the Receivables Purchaser has established that it has actually received the appropriate amount.

(b)                                 If, in respect of any Participation, the Receivables Purchaser makes a payment to a Participant and it proves to be the case that the Receivable Purchaser had not actually received all or part of the amount on which that payment was conditional, the Participant shall forthwith on demand of the Receivables Purchaser refund the amount paid to the Participant or the relevant portion of that amount together with interest on that amount from the date of payment to the date of refund, calculated at a rate reasonably determined by the Receivables Purchaser to reflect its costs of funds.

32.9                        Refunds

(a)                                  If, in respect of any Participation, the Receivables Purchaser applies any amount in or towards satisfaction of a member of the Group’s obligations under the Finance Documents applicable to such Participation and the Receivables Purchaser is, as a result of the application or any payment to the Receivables Purchaser giving rise to the application, obliged by any law, rule or regulation to make any payment to any person, then the relevant Participant shall, upon demand by the Receivables Purchaser, repay to the Receivables Purchaser a corresponding portion of any amount paid to the Participant as a result of the application.

(b)                                 If, in respect of any Participation, under any pro rata sharing, loss-sharing or similar clause in the Finance Documents applicable to such Participation the Receivables Purchaser is obliged to share any receipts or recoveries by the Receivables Purchaser, then the Receivables Purchaser shall be deemed for the purposes of such Participation not to have received any sum from a member of the Group to the extent of that sharing. Any Discount or interest acquired shall be deemed to be relevant for the purpose of calculating the Settlement Amount.

33.                               PARTICIPATION EXPENSES

33.1                        Definitions

For the purposes of this clause 33:

“Relevant Costs and Expenses” means, in respect of any Participation, any costs or expenses which the Receivables Purchaser incurs in connection with the Finance Documents applicable to such Participation (other than any costs or expenses in connection with the preparation and negotiation of such Finance Documents and other than the Receivables Purchaser’s normal administrative costs and expenses prior to the occurrence of an Event of Default) which are not recovered from the relevant member of the Group on demand.

33.2                        Expenses

(a)                                  In respect of each Participation, subject to clause 33.2(c), each Participant shall forthwith on demand pay to the Receivables Purchaser an amount equal to the Participant’s Participation Percentage of the Relevant Costs and Expenses.

(b)                                 In respect of each Participation, the Receivables Purchaser shall pay to the relevant Participant its Participation Percentage of any amounts subsequently recovered by the Receivables Purchaser in respect of any Relevant Costs and Expenses.

(c)                                  In respect of each Participation, the Receivables Purchaser shall, as soon as practicable after a request by the relevant Participant, provide to the Participant reasonably detailed information regarding any Relevant Costs and Expenses incurred by the Receivables Purchaser.

(d)                                 The Participants shall not be obliged to reimburse the Receivables Purchaser for the cost and expense of performing its various administrative functions for the Group in relation to the Facility.

(e)                                  The Receivables Purchaser shall pay to each Participant its Participation Percentage of any amounts subsequently recovered by the Receivables Purchaser from any member of the Group in respect of costs and expenses.

34.                               ADMINISTRATION

34.1                        Business Days

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

34.2                        Currency of account

(a)                                  Subject to clauses 34.2(b) to 34.2(e), Sterling is the currency of account and payment for any sum due from a member of the Group under any Finance Document.

(b)                                 A repayment of an Early Payment or payment of an Unpaid Sum shall be made in the currency in which that Early Payment or Unpaid Sum is denominated on its due date.

(c)                                  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                                 Each payment in respect of costs or expenses shall be made in the currency in which the costs or expenses are incurred.

(e)                                  Any amount expressed to be payable in a currency other than Sterling shall be paid in that other currency.

34.3                        Disruption to payment systems

If either the Receivables Purchaser determines (in its discretion) that a Disruption Event has occurred or the Receivables Purchaser is notified by CPW that a Disruption Event has occurred:

(a)                                  the Receivables Purchaser may, and shall if requested to do so by CPW, consult with CPW with a view to agreeing with CPW such changes to the operation or administration of the Facility as the Receivables Purchaser may deem necessary in the circumstances;

(b)                                 the Receivables Purchaser shall not be obliged to consult with CPW in relation to any changes mentioned in clause 34.3(a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                  the Receivables Purchaser may consult with the Participants in relation to any changes mentioned in clause 34.3(a) but shall not be obligated to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Receivables Purchaser and CPW shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents; and

(e)                                  the Receivables Purchaser shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Receivables Purchaser) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 34.3.

34.4                        Reasonableness

The terms of this Deed are agreed by each member of the Group to be reasonable.

34.5                        No partnership

This Deed shall not constitute a partnership between the Receivables Purchaser and a member of the Group (or any of them).

35.                               SET-OFF

35.1                        Set-off

(a)                                  The Receivables Purchaser may set off any matured obligation due from any member of the Group under the Finance Documents against any matured obligation owed by the Receivables Purchaser to that member of the Group, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Receivables Purchaser may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)                                 All payments made or to be made by a member of the Group to the Receivables Purchaser under this Deed shall be made without any abatement, allowance, claim, counterclaim, debit, deduction, discount, retention, set-off, or withholding or any other reduction.

(c)                                  Without prejudice to clause 35.1(a), if a member of the Group is compelled to reduce any amount payable to the Receivables Purchaser, or any reduction is made, that member of the Group shall pay additional amounts to ensure receipt by the Receivables Purchaser of the full amount the Receivables Purchaser would have received but for the reduction.

35.2                        Demand

Unless otherwise stated in this Deed, the Receivables Purchaser need not make any demand for any sum due from a member of the Group to the Receivables Purchaser before exercising the Receivables Purchaser’s rights under clause 35.1.

35.3                        Participants

The Receivables Purchaser may, but shall not be bound to, apply any sum at any time due from it to a Participant under this Deed in or towards satisfaction of any amount then due from such Participant to the Receivables Purchaser under this Deed, and for this purpose the

Receivables Purchaser may purchase with such sum such amounts of such other currencies as may be necessary to enable the Receivables Purchaser to make such application.

36.                               NOTICES

36.1                        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2                        Addresses

The address, fax number and email address(es) number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                  in the case of any member of the Group, that identified with its name below or notified in writing to the Receivables Purchaser on or prior to the date on which it becomes a Party;

(b)                                 in the case of the Receivables Purchaser, that identified with its name below; and

(c)                                  in the case of Participant, that identified with its name below or given in a Transfer Certificate,

or any substitute address, fax number, email address or department or officer as the Party may notify to the Receivables Purchaser (or the Receivables Purchaser may notify to the other Parties, if a change is made by the Receivables Purchaser) by not less than five Business Days’ notice.

36.3                        Delivery

(a)                                  Subject to clause 36.3(b), any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by email, when received in legible form; or

(iii)                               if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 36.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to the Receivables Purchaser will be effective only when actually received by the Receivables Purchaser and then only if it is expressly marked for the attention of the department or officer identified with the Receivables Purchaser’s signature below (or any substitute department or officer as the Receivables Purchaser shall specify for this purpose).

(c)                                  Any communication or document made or delivered to CPW in accordance with this clause 36.3 will be deemed to have been made or delivered to each member of the Group.

36.4                        Notification of address and fax number

Promptly upon receipt of notification of an address, email address or fax number or change of address, email address or fax number pursuant to clause 36.2 (Addresses) or changing its own address, email address or fax number, the Receivables Purchaser shall notify the other Parties.

36.5                        Obligor’s agent

The SPV and each Opco, other than CPW, by its execution of this Deed, irrevocably appoints CPW to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises CPW on its behalf to:

(a)                                  supply all information concerning itself contemplated by the Finance Documents to a Finance Party;

(b)                                 give all notices and instructions contemplated by the Finance Documents to a Finance Party,

in each case, without further reference to or the consent of that member of the Group and in each case the member of the Group shall be bound as though the member of the Group itself supplied had given the notices and instructions.

36.6                        English language

(a)                                  Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Receivables Purchaser, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.7                        Authorisation to remit information by internet communication and facsimile

The Receivables Purchaser authorises each Obligor to send to the Receivables Purchaser information (including confidential information) by internet communication to include email and facsimile, and in giving such authority each Obligor agrees that it shall not hold the Receivables Purchaser responsible for any Loss that the Obligors or any member of the Group may sustain, suffer or incur as a consequence of any such communication:

(a)                                  proving not to have been sent by an Obligor;

(b)                                 proving not to have been authorised by an Obligor;

(c)                                  proving to contain information not authorized by an Obligor;

(d)                                 proving to have been intercepted, revised, altered or in any manner changed by a third party from the original communication sent by an Obligor;

(e)                                  containing any errors or omissions;

(f)                                    being corrupted in transmission; or

(g)                                 being incomplete in any way.

36.8                        Authorisation to remit information by internet communication and facsimile

Each of the Obligors authorises the Receivables Purchaser to send to each of the Obligors information (including confidential information) by internet communication to include email and facsimile, and in giving such authority each Obligor agrees that it shall not hold the Receivables Purchaser responsible for any Loss that any Obligor or member of the Group may sustain, suffer or incur as a consequence of any such internet communication or facsimile:

(a)                                  proving not to have been sent by the Receivables Purchaser;

(b)                                 proving not to have been authorised by the Receivables Purchaser;

(c)                                  proving to contain information not authorised by the Receivables Purchaser;

(d)                                 proving to have been intercepted, revised, altered or in any manner changed by a third party from the original communication sent by the Receivables Purchaser;

(e)                                  containing any errors or omissions;

(f)                                    being corrupted in transmission; or

(g)                                 being incomplete in any way.

36.9                        Internet communications

Each Obligor acknowledges that internet communications are not secure and may be intercepted by third parties, and, as such, the Receivables Purchaser does not accept any responsibility, legal or otherwise, for any interception of internet communications or interference by third parties.

36.10                 Reliance

The Receivables Purchaser shall be entitled to rely on any act done and on any document signed and any Notification Schedule received, and on any written communication by any person purportedly doing, signing or communicating on behalf of an Obligor, notwithstanding any defect in or absence of any authority in such person.

37.                               CONFIDENTIALITY

37.1                        Duties to Relevant Third Parties

(a)                                  If any confidentiality obligation owed by a member of the Group to a person who is not a member of the Group (“Relevant Third Party”) would prohibit the disclosure by that member of the Group of any data, ledger, materials, information or document which that member of the Group is required to disclose to a Finance Party under the Finance Documents, CPW shall use all commercially reasonable endeavours to procure that such Relevant Third Party provides the consent necessary to permit such disclosure.

(b)                                 Provided that CPW is in compliance with clause 37.1 (Duties to Relevant Third Parties), no member of the Group shall be obliged to disclose to a Finance Party any data, ledger, materials, information or document required to be disclosed under the Finance Documents to the extent it is bound by applicable confidentiality obligations to a Relevant Third Party.

37.2                        Disclosure of information

Subject to clause 37.3 (Confidentiality):

(a)                                  any Participant may disclose any information about any member of the Group and any Finance Documents to any of its Affiliates and any other person:

(i)                                     to (or through) whom that Participant assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Deed;

(ii)                                  with (or through) whom that Participant enters into (or may potentially enter into) any sub-participation and/or risk participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any member of the Group; or

(iii)                               to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; and

(b)                                 the Receivables Purchaser and any Participant may disclose to a rating agency or their professional advisors or (in each case subject to the prior written consent of CPW which is not to be unreasonably withheld or delayed) to any other persons any information about any member of the Group and the Finance Documents as the Receivables Purchaser and that Participant shall consider appropriate if, in relation to clauses 37.2(a)(i) and 37.2(a)(ii), the person to whom the information is to be given has entered into a Confidentiality Undertaking. Any Confidentiality Undertaking signed by the Receivables Purchaser and that Participant shall supersede any prior confidentiality undertaking signed by such Finance Party for the benefit of any member of the Group.

37.3                        Confidentiality

Each Participant undertakes to keep confidential all information it receives from the Receivables Purchaser under each Participation or otherwise to the extent required by the Finance Documents applicable to such Participation. If there is any inconsistency between this clause 37.3 and any confidentiality agreement entered into by the Finance Party for any of them), the terms of that confidentiality agreement shall prevail.

38.                          CALCULATIONS AND CERTIFICATES

38.1                   Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Receivables Purchaser are prima facie evidence of the matters to which they relate.

38.2                    Certificates and determinations

Any certification or determination by the Receivables Purchaser of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

38.3                        Determination

In arriving at the amount payable to the Receivables Purchaser according to any certificate referred to at clause 38.2 (Certificates and determinations), the Receivables Purchaser shall be entitled to take into account all Losses suffered or properly incurred by the Receivables Purchaser provided that a member of the Group is obliged to reimburse the Receivables Purchaser for such Losses under a Finance Document.

38.4                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.

39.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

40.                               REMEDIES AND WAIVERS

(a)                                  No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative, may be exercised as often as necessary and are not exclusive of any rights or remedies provided by law.

b)                                     No Finance Party’s rights and benefits under the Finance Documents shall be affected by the granting of any time or indulgence to any person (including a member of the Group or a Network Provider).

41.                               AMENDMENTS AND WAIVERS

41.1                        Variation

Any variation of this Deed shall be valid if in writing and signed by the Receivables Purchaser and by CPW.

41.2                        Instructions to the Receivables Purchaser

Where required pursuant to this Deed and unless otherwise specified in this Deed, the Receivables Purchaser shall without prejudice to clause 29.8 (Standard of care):

(a)                                  act or, as the case may be, refrain from acting, in accordance with any instructions given to it by the Majority Finance Parties or, as the case may be, all the Participants; and

(b)                                 not be liable for any act or omission if it takes or, as the case may be, refrains from taking any action in accordance with an instruction of the Majority Finance Parties or all the Participants in accordance with the provisions of this Deed.

41.3                        Consent

(a)                                  Where this Deed requires the consent of Majority Finance Parties to be obtained, any instructions given by the Majority Finance Parties will be binding on all the Finance Parties.

(b)                                 Notwithstanding anything expressed or implied to the contrary in this Deed, the Receivables Purchaser shall be under no obligation to the Participants to take any action or refrain from taking any action pursuant to any instructions given by the Majority Finance Parties that would:

(i)                                     violate any Finance Documents;

(ii)                                  expose the Receivables Purchaser to any, or any greater, liability, obligation or exposure;

(iii)                               expose the Receivables Purchaser to any unreasonable administrative burden; or

(iv)                              change the regulatory treatment of any Finance Documents and/or any Early Payments.

41.4                        Authorisation

(a)                                  Subject to clauses 29.8 (Standard of care) and 41.5 (Exceptions), the Receivables Purchaser may effect any amendment or waiver permitted by this clause 41.4.

(b)                                 Each of the Participants hereby authorises the Receivables Purchaser, in its sole discretion and without obtaining the prior consent of any Participant, to:

(i)                                     exercise or refrain from exercising any or all of the rights, powers, authorities and discretions specifically given to the Receivables Purchaser under or in connection with the Finance Documents, together with any other incidental rights powers, authorities and discretions;

(ii)                                  agree to waive any individual obligation of any member of the Group under the Finance Documents; and

(iii)                               agree to any amendment or modification of any terms of the Finance Documents,

provided that, in taking any such action, or refraining from doing so, the Receivables Purchaser shall have regard to all relevant circumstances, including the commercial interests of the Participants in their capacity as Participants under this Deed.

(c)                                  The Receivables Purchaser shall, with the prior written consent of, or if so directed by, the Majority Finance Parties:

(i)                                     exercise its rights to terminate this Deed under clause 23.1(m) (Termination); and/or

(ii)                                  terminate the agency of any Opco to collect Debts under clause 8.5 (Variation or cancellation of agency); and/or

(iii)                               enforce or procure the enforcement of any of the Finance Documents,

provided that the Receivables Purchaser shall be entitled to take any such action without having obtained the prior consent of the Majority Finance Parties in circumstances where, in the reasonable opinion of the Receivables Purchaser, any delay which could arise through the obtaining of such consent may impede the efficiency of or jeopardise in any way any such enforcement or termination, in which event the Receivables Purchaser shall notify each Participant as soon as reasonably practicable after such enforcement or termination.

41.5                        Exceptions

An amendment, waiver or exercise of a discretion afforded to the Receivables Purchaser that has the effect of changing or which relates to:

(a)                                  an increase in the Facility Limit or the Early Payment Percentage;

(b)                                 a change to any of the definitions of “Approved Debt”, “Unapproved Debt”, “Event of Default” and “Reserves”;

(c)                                  any change to the definition of “Majority Finance Parties”;

(d)                                 any change to the Financial Covenants;

(e)                                  any change to the Operational Covenants;

(f)                                    the write-off, or release from any trust, as the case may be, of any of the Debts following their assignment, or purported assignment, to the Receivables Purchaser;

(g)                                 the release of any member of the Group from any of its guarantee obligations under the Finance Documents;

(h)                                 the release of any member of the Group from the security created by the Finance Documents to which it is a party;

(i)                                     the postponement of the due date of, or a reduction in the Discount, the Non-Utilisation Fee, default interest or any Breakage Costs;

(j)                                     the grant of any waiver in writing which has the effect of permanently varying any continuing provision of the Finance Documents;

(k)                                  other than in accordance with the terms of this Deed, an increase in or extension of any Participation Commitment or Participation Percentage;

(l)                                     a change to any provision which requires the consent of all Participants; or

(m)                               a change to this clause 41.5,

and, in addition, an amendment, waiver or exercise of a discretion that has the effect of changing clause 22 (Events of Default) shall not be made without the prior consent of all of the Participants.

41.6                        Collection and enforcement

Without prejudice to clause 41.4(c), each Participant acknowledges that the Receivables Purchaser shall have full control of any collection and enforcement procedures conducted pursuant to the Finance Documents, provided that the Receivables Purchaser complies with clause 29.8 (Standard of care) and consults with each Participant on a regular basis throughout the duration of the collection and/or enforcement process, as the case may be, and promptly provides to each Participant any information which is reasonably requested by such Participant about such process.

41.7                        Replacement of Participant

(a)                                  If at any time:

(i)                                     any Participant becomes a Non-Consenting Participant (as defined in clause 41.7(c));

(ii)                                  any Participant becomes a Downgraded Participant (as defined in clause 41.7(d)); or

(iii)                               a member of the Group becomes obliged to repay any amount in accordance with clause 10 (Illegality) or to pay additional amounts pursuant to clause 12.1 (Increased Costs) to the Receivables Purchaser (for the benefit of a Participant) in excess of amounts payable to the other Participants generally, then the Receivables Purchaser may, on giving 14 Business Days’ prior written notice to the Participants, replace such Participant by requiring such Participant to (and such Participant shall) transfer pursuant to clause 28 (Changes to the Obligors and Network Providers) all (and not part only) of its rights and obligations under this Deed to a Participant or other bank, financial institution, trust, fund or other entity (a “Replacement Participant”) selected by the Receivables Purchaser, and which is acceptable to the other Participants (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Participant (including the assumption of the transferring Participant’s participations on the same basis as the transferring Participant) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Participant’s participation in the Drawn Commitment and all accrued interest and other amounts payable in relation thereto under the Finance Documents.

(b)                                 The replacement of a Participant pursuant to clause 41.7(a) shall be subject to the following conditions:

(i)                                     a Non-Consenting Participant or Downgraded Participant shall have no right to replace the Receivables Purchaser;

(ii)                                  the Receivables Purchaser shall have no obligation to find a Replacement Participant and in the event that a Non-Consenting Participant or Downgraded Participant is not replaced in accordance with clause 41.7(a), its Participation Percentage shall be reduced to zero and the Facility Limit shall be reduced by an amount equal to the Participation Commitment of the Non-Consenting Participant or Downgraded Participant;

(iii)                               in the event of a replacement of a Non-Consenting Participant such replacement must take place no later than 15 Business Days after the date the Non-Consenting Participant notifies the Receivables Purchaser of its failure or refusal to give a consent in relation to, or agree to any waiver or amendment to, the Finance Documents requested by the Receivables Purchaser;

(iv)                              in no event shall the Participant replaced under this clause 41.7 be required to pay or surrender to such Replacement Participant any of the fees received by such Participant pursuant to this Deed; and

(v)                                 repayment of any participation fee which was paid to the Non-Consenting Participant or Downgraded Participant, in accordance with the following formula:

P x (1-U/M)

where:

P                                         means the participation fee paid to the Non-Consenting Participant or Downgraded Participant on the Relevant Date;

U                                       means the number of Months from the Exit Date to the expiry of the Term (including the month in which the Term expires);

M                                    means the number of Months from the Relevant Date to the expiry of the Term;

“Exit Date” means the date on which the Non-Consenting Participant or Downgraded Participant ceases to be a Participant;

“Relevant Date” means the date on which the Non-Consenting Participant or Downgraded Participant became a Participant.

c)                  In the event that:

(i)                                     the Receivables Purchaser has requested the Participants to give a consent in relation to, or to agree to a waiver or amendment of any provisions of the Finance Documents;

(ii)                                  the consent, waiver or amendment in question requires the approval of all the Participants; and

(iii)                               Finance Parties whose Participation Commitments and/or the Receivables Purchaser’s Participation Limit aggregate more than 80 per cent of the Commitment (or, if the Commitment has been reduced to zero, aggregated more than 80 per cent of the Commitment prior to that reduction) have consented to such waver or amendment, then any Participant which does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Participant”.

(d)                                 In the event that the Participant (or its Holding Company, if its Holding Company is a public limited company) has a rating for its long-term unsecured and non-credit enhanced obligations of:

(i)                                     BB or lower by Standard & Poor’s Rating Services; or

(ii)                                  Ba or lower by Moody’s Investors Service Limited; or

(iii)                               a comparable rating from an internationally recognised credit rating agency,

that Participant shall be deemed a “Downgraded Participant”.

41.8                        Excluded Participant

If any Participant fails to respond to a request for a consent, waiver or amendment of or in relation to any of the terms of any Finance Documents or other vote of Participants under the terms of this Deed within 15 Business Days of that request being made (unless the Receivables Purchaser agrees to a longer time period in relation to any request) its Participation Commitment shall not be included for the purpose of ascertaining whether any relevant percentage of the Commitment and/or Participations has been obtained to approve that request.

42.                               SECURITY AGENT

The provisions of schedule 14 (Security Agent Provisions) shall apply in respect of the appointment, powers and duties of the Security Agent.

43.                               AVOIDANCE OF PAYMENTS

The right of the Receivables Purchaser to payment of any sums due under this Deed or to enforce the terms of this Deed shall not be affected by any payment or any act or thing which is avoided or adjusted under the laws relating to bankruptcy or insolvency or under part VI of the Insolvency Act 1986. Any release or discharge given or settlement made by the Receivables Purchaser relying on any such payment, act or thing shall be void and of no effect.

44.                               DATA PROTECTION

The warranties and representations in this clause 44 are made by each Obligor to the Receivables Purchaser on the Commencement Date, and for so long as any Early Payments or facilities are outstanding or available under this Deed.

44.1              Compliance with the DPA

Subject to clause 44.2 (Information), the Obligor has duly complied with all relevant requirements of the DPA including, but not limited to, compliance with the following:

(a)                                  the data protection principles established in the DPA;

(b)                                 requests from Data Subjects for access to data held by it; and

(c)                                  the requirements relating to the notification of Data Controllers.

44.2                        Information

Notwithstanding any other provision of the Finance Documents, any requirement for an Obligor to provide data, ledgers, materials, information or documents to a Finance Party under the Finance Documents shall be subject to the Obligor’s compliance with the relevant requirements of the DPA.

44.3                        Information Commissioner

The Obligor has not received a notice or allegation from either the Information Commissioner (as defined in the DPA) or a Data Subject alleging non-compliance with the data protection principles.

44.4                        Consent of Data Subject

The Obligor has obtained the consent of each Data Subject and provided all fair processing notices as required under the DPA to such Data Subject to enable the Obligor to pass Personal Data about such Data Subject to the Receivables Purchaser where the Receivables Purchaser is entitled to such information under, or otherwise for the purposes contemplated by, this Deed.

45.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

46.                               GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

47.                               ENFORCEMENT

(a)                                  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This clause 47 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

IN WITNESS of which this Deed has been duly executed by the Parties as a deed and has been delivered on the first date specified on page 1 of this Deed.

SCHEDULE 1

The original parties

Part 1

The SPV

Name	Registered number	Registered address
CPWCO 18 Limited	06852983	1 Portal Way London W3 6RS

Part 2

The Original Obligors

Name	Registered number	Registered address
The Carphone Warehouse Limited	02142673	1 Portal Way London W3 6RS
Mobiles.co.uk Limited	06320783	1 Portal Way London W3 6RS

Part 3

The Original Participants

Name	Original Participation Commitment	Original Participation Percentage	Address
HSBC Invoice Finance (UK) Limited	£77,770,000	22.22%	Farncombe Road Worthing West Sussex BN11 2BW

Credit Suisse, London Branch	£38,920,000	11.12%	Credit Suisse, London Branch One Cabot Square London El4 4QJ

RBS Invoice Finance Limited	£77,770,000	22.22%	7th Floor 280 Bishopsgate London EC2M 4RB

Lloyds TSB Commercial Finance Limited	£77,770.000	22.22%	Boston House The Little Green Richmond Surrey TW9 1QE

Part 4

The Receivables Purchaser

Name	Original Participation Commitment	Original Participation Percentage	Address
Barclays Bank PLC	£77,770,000	22.22%	Asset & Sales Finance Division Churchill Plaza Churchill Way Basingstoke

SCHEDULE 2

Conditions precedent

Part 1

Conditions precedent to be delivered by the original parties

1.             Original parties

(a)                                  A certified copy of the constitutional documents of each Original Obligor and the SPV.

(b)                                 A copy of a resolution of the board of directors of the SPV, each Original Obligor and the Parent:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)                                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)                              in the case of the SPV, authorising CPW to act as its agent in connection with the Finance Documents.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph 1(b) above in relation to the Finance Documents and related documents.

(d)                                 A copy of a written resolution of the holder of the issued shares in the SPV and each Original Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the SPV and each Original Obligor are party.

(e)                                  A copy of a resolution of the board of directors of each corporate shareholder of the SPV and each Original Obligor approving the terms of the resolution referred to in paragraph 1(b) above.

(f)                                    A certificate of CPW (signed by two directors) confirming that entering into the Finance Documents would not cause any guarantee, security or similar limit binding on any member of the Group to be exceeded.

(g)                                 A certificate of CPW certifying that each copy document relating to it specified in this part 1 of schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Deed.

(h)                                 A certified copy of the register of members of the SPV.

2.             Finance documents

(a)                                  This Deed executed by the members of the Group party to this Deed.

(b)                                 The Fee Letters executed by the members of the Group party thereto.

(c)                                  The Parent Side Letter:

(i)                                     acknowledging the terms of the Facility and warranting that it has no right, title or interest in the Debts;

(ii)                                  giving the repeating representations set out therein; and

(iii)                               giving a negative pledge in relation to the share capital of the Obligors.

(d)                                 At least two originals of the following Transaction Security Document executed by the members of the Group specified below opposite the Transaction Security Document:

Name of Original Obligor	Transaction Security Document
The SPV and the Opcos	Composite Guarantee and Debenture

(e)                                  All share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant member of the Group in blank in relation to the assets subject to or expressed to be subject to the Transaction Security granted by the members of the Group and other documents of title to be provided under the Transaction Security Document specified in paragraph 2(d) above.

(f)                                    The Trust Deed executed by the members of the Group party to that agreement.

(g)                                 The Bank Instruction Letter.

3.                                      Legal opinions

(a)                                  A legal opinion of Freshfields Bruckhaus Deringer LLP, legal advisers to the Group, as to English law and in relation to the Senior Facility Agreements, the JV Agreement and the ability of the Group to enter into the Finance Documents, addressed to the Receivables Purchaser and Original Participants.

(b)                                 A legal opinion of DLA Piper UK LLP, legal advisers to the Receivables Purchaser and Original Participants, as to English law addressed to the Receivables Purchaser and Original Participants.

4.                                      Debt specific conditions

(a)                                  Evidence that no Security Interest affects the Debts.

(b)                                 Evidence that each Original Obligor has issued the Network Providers with revised payment instructions so that the proceeds of Debts are directed to the respective Trust Accounts and no other bank account.

(c)                                  Completion of final verification process.

5.                                      Financial information

Notification Schedules in a form agreed by the Original Participants.

6.                                      Operational requirements

(a)                                  Agreed operational arrangements and procedures between the Obligors and the Receivables Purchaser as set out in schedule 11 (Operational undertakings).

(b)                                 The opening, mandating, transfer or conversion of all requisite Trust Accounts in relation to the Original Obligors.

7.                                      Other documents

(a)                                  A certified copy of the ban on assignment waiver from O2, to allow Debts created under each O2 Agreement to be assigned to the SPV.

(b)                                 A certified copy of the ban on assignment waiver from T-Mobile, to allow Debts created under the T-Mobile Contract to be assigned to the SPV.

(c)                                  Original letter of commitment signed by each of the Original Participants.

8.                                      Other evidence - general

(a)                                  A copy of the Intellectual Property Licence granted by CPW Brands to CPW relating to the Licensed IP, evidencing that CPW has a right to use Licensed IP and that right will not automatically terminate on CPW’s Insolvency (with the exception of liquidation) but will be expressly stated to survive CPW’s Insolvency (with the exception of liquidation).

(b)                                 Confirmation of how payment is made for Equipment purchased by the Original Obligors.

(c)                                  Confirmation of the operation of the “hardware account”.

(d)                                 Evidence that the fees, costs and expenses then due from the Original Obligor pursuant to clause 11 (Fees) and clause 15 (Costs and Expenses) have been paid or will be paid by the Commencement Date.

9.                                      Other evidence - O2

(a)                                  Confirmation that O2 has consented to the change of control following the Best Buy JV.

(b)                                 Confirmation of the rights of O2 in relation to the migration of End User between billing platforms.

10.                               Other evidence - T-Mobile

(a)                                  Confirmation from CPW evidencing compliance with clause 14.4 of the T-Mobile Contract (in relation to the Best Buy JV).

(b)                                 Values for Returns Cap and Equipment Charge (each as defined in paragraph 5 of schedule 2 (T-Mobile standard terms and conditions of sale) of the T-Mobile Contract) at the Commencement Date.

11.                               Others

(a)                                  Clear winding-up and administration searches in relation to each member of the Group.

(b)                                 In relation to each member of the Group (and directors and shareholders of such persons), the results of the “know your customer” checks and procedures concerning such persons, as required by the Receivables Purchaser’s and each Original Participant’s policies and/or any applicable laws or regulations.

(c)                                  Any other document, assurance or opinion that the Receivables Purchaser may reasonably require.

Part 2

Conditions precedent required to be delivered by an Additional Obligor

1.                                       An accession letter executed by the Additional Obligor and [•].

2.                                       A copy of a resolution of the board of directors of the Additional Obligor:

(d)                                 approving the terms of, and the transactions contemplated by, the Accession Letter and the other Finance Documents to which it is a party and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

(e)                                  authorising a specified person or persons to execute the Accession Letter and other Finance Documents to which it is a party on its behalf;

(f)                                    authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(g)                                 [authorising • to act as its agent in connection with the Finance Documents.]

3.                                       A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above in relation to the Finance Documents and related documents.

4.                                       A copy of a written resolution of the holder of the issued shares in the Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Obligor is a party.

5.                                       A copy of a resolution of the board of directors of each corporate shareholder of the Additional Obligor approving the terms of the resolution referred to in paragraph 2 above.

6.                                       A certificate of the Additional Obligor (signed by a director) confirming that entering into the Finance Documents would not cause any guarantee, security or similar limit binding on the Additional Obligor to be exceeded.

7.                                       A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this part 2 of schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

8.                                       If available, the latest audited financial statements of the Additional Obligor.

9.                                       the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales. evidence that a process agent satisfactory to the Receivables Purchaser (if not an Obligor) has accepted its appointment in relation to the proposed Additional Obligor.

10.                                 Any  security documents which are required by the Receivables Purchaser executed by the proposed Additional Obligor.

11.                                 Any notices or documents required to be given or executed under the terms of those security documents.

12.                                 [An accession memorandum to the Intercreditor Agreement executed by the Additional Obligor.]

12.                                 Such documentary evidence as legal advisers to the Receivables Purchaser may require, that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process.

13.           Satisfaction with such of the conditions precedent listed at part 1 of this schedule 2 as the Receivables Purchaser may require.

SCHEDULE 3

Form of Notice of Assignment and Trust

[On the letterhead of Barclays Bank PLC]

To:   [ • DEBTOR]

[ • DATE]

Dear Sirs

[•   insert name of Network Agreement between [ • specify Network Provider] and [ • specify Opco] dated [ • ] and Receivables Financing Agreement dated [ • ] 2009 between [ • specify Opco] and Barclays Bank PLC (the “Receivables Purchaser”) (the “Deeds”)

This letter constitutes notice to you that, by virtue of the operation and effect of the Deeds, [• specify] holds all its rights in respect of the following invoices on trust for the Receivables Purchaser.

Network Agreement	Self billed invoice number	Date of self billed invoice	Amount	Due date

Until further notice from us all payments due from you under the above invoices must be paid to the Receivables Purchaser for its own account [in accordance with your existing payment instructions][as follows: • Name account details]

Please acknowledge receipt of this notice by signing and returning the attached copies to the Receivables Purchaser at the address above and to [ • specify ] at the address below:

[• set out address].

Yours faithfully

for and on behalf of
BARCLAYS BANK PLC

SCHEDULE 4

Forms of Notification Schedule

O2 Availability Calculation

VAT	15%

Eligible Receivables
Postpay deferred income (2-18) Direct Base
Postpay current month Direct Base
Postpay deferred income (2-18) Managed Base
Postpay current month Managed Base
Post pay related Up Front Fees prior month trade
Pre pay related Up Front Fees
Other Receivables
Other Receivables
Other Receivables
Other Receivables

Total Reserves		—
Cooling off disconnections (14 days)
Amts collected by CPW from customers on managed base
Airtime Contract Protection (ACP) insurance
Connection Process Clawback		—
Post Pay Mobile Broadband Connection Returns		—
Clawbacks for Fixed Home Broadband Connections		—
O2 KPI Failure Penalties
Liquidated Damages
AP Contra		—
Credit Card Cash		—
Other Reserves		—
Other Reserves		—

Total Reserves		—

Eligible Debt		—

Gross of VAT		—

Early Payment %	90%

Availability / Value to be notified to Barclays		—

T-Mobile Availability Calculation

VAT	15%

Eligible Receivables
Postpay deferred income (2-13)
Postpay current month
Post pay related Up Front Fees prior month trade
Pre pay related Up Front Fees
Laptop deferred
Upgrade upfront
Other Receivables
Other Receivables
Other Receivables
Other Receivables

Total Reserves		—
Cooling off disconnections (14 days)
Amts collected by CPW from customers on managed base
Airtime Contract Protection (ACP) Insurance
Connection Process Clawback
Post Pay Mobile Broadband Connection Returns
Clawbacks for Fixed Home Broadband Connections
Liquidated Damages
AP Contra
Other Reserves		—
Other Reserves		—
Other Reserves		—
Other Reserves		—

Total Reserves		—

Eligible Debt		—

Gross of VAT		—

Early Payment %	90%

Availability / Value to be notified to Barclays		—

Drawing Notification Schedule

Total Calculated Availability
Less: Current Drawn Balance

Headroom	—

Drawdown Requested

Permissible Drawdown Request	—

Remaining Headroom	—

Drawn Balance c/f	—

SCHEDULE 5

Receiving Accounts

BARCLAYS BANK PLC

Re: HSBC Invoice Finance (UK) Limited

Sterling

Account name:	HSBC Invoice Finance (UK) Limited re CPWCO 18 Limited Barclays Bank PLC

Sort code:	20-37-63

Account number:	23867242

Re: Credit Suisse, London Branch

Sterling

Account name:	Credit Suisse, London Branch re CPWCO 18 Limited Barclays Bank PLC

Sort code:	20-37-63

Account number:	63214842

Re: RBS Invoice Finance Limited

Sterling

Account name:	RBS Invoice Finance Ltd re CPWCO 18 Limited Barclays Bank PLC

Sort code:	20-37-63

Account number:	73536440

Re: Lloyds TSB Commercial Finance Limited

Sterling

Account name:	Lloyds TSB Commercial Finance Limited re CPWCO 18 Limited Barclays Bank PLC

Sort code:	20-37-63

Account number:	23710343

HSBC INVOICE FINANCE (UK) LIMITED

Sterling

Account name:	The Carphone Warehouse Ltd in trust for HSBC Invoice Finance (UK) Limited

Sort code:	40-02-50

Account number:	01307932

RBS INVOICE FINANCE LIMITED

Sterling

Account name:	The Carphone Warehouse Limited re: RBS Invoice Finance Ltd

Sort code:	60-08-46

Account number:	67692079

CREDIT SUISSE, LONDON BRANCH

Sterling

Account name:	Credit Suisse, London Branch

Sort code:	40-05-15

Account number:	39266769

LLOYDS TSB COMMERCIAL FINANCE LIMITED

Sterling

Account name:	LTSB Commercial Finance LTD

Sort code:	30-15-99

Account number:	0002975

SCHEDULE 6

Form of Accession Letter

To:	Barclays Bank PLC, Asset & Sales Finance division, as the Receivables Purchaser

From:	• and •

Dated	• 200 •

Dear Sirs

£ •	receivables financing agreement dated •	2009 (the “RFA”)

We refer to the RFA. This is an Accession Letter. Terms defined in the RFA have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

1.                                       • agrees to become an Additional Obligor and to be bound by the terms of the RFA, the Intercreditor Agreement and the other Finance Documents as an Additional Obligor pursuant to clause 28.2 (Additional Obligors) of the RFA [and as a • pursuant to clause • of the Intercreditor Agreement.] •        is a company duly incorporated under the laws of •         and is a limited liability company with registered number •     .

2.                                       •          administrative details are as follows:

Address:	•

Fax no:	•

Attention:	•

3.                                       This Accession Letter and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

IN WITNESS of which this deed has been duly executed by •       as a deed and has been delivered on the first date specified on [page 1] of this deed.

•	•

SCHEDULE 7

Part 1

Form of Compliance Certificate

To be typed on the headed paper of CPW

To:	Barclays Bank PLC, Asset & Sales Finance division, as the Receivables Purchaser

From:	The Carphone Warehouse Limited

Dated:	• 200 •

Dear Sirs

£ •	receivables financing agreement dated •	2009 (the “RFA”)

1.                                            We refer to the RFA. This is a Compliance Certificate.

2.                                            Terms defined in the RFA have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

3.                                            [We confirm that no Default is continuing.]4

Operational Covenants

We confirm that throughout the immediately preceding Management Accounting Period:

(a)                                            Debtor Concentration did not exceed the Debtor Concentration Percentage (if applicable); and

(b)                                           Minimum Revenue Receipt Percentage was not less than:

(i)        [ • ] per cent in relation to O2; and

(ii)     [ • ] per cent in relation to T-Mobile.

[Financial Covenants

We confirm that:

(a)                                  the ratio of EBITA to Net Interest Expense in respect of the Relevant Period ended on [ • ] was [ • ] to 1;

(b)                                 the ratio of Net Debt to EBITDA in respect of the Relevant Period ended on [ • ] was [ • ] to 1; and

(c)                                  the ratio of EBITA (after adding back Rental and Operating Lease Expenditure) to Net Interest Expense (plus Rental and Operating Lease Expenditure) in respect of the Relevant Period ended on [ • ] was [ • ] to 1.

4 If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

4.                                     [EBITDA has been adjusted pursuant to paragraph 2.3 (EBITDA adjustments) of schedule 9 (Financial Covenants) as follows:

[ • ]. ]]2

We have attached to this Compliance Certificate, copies of spreadsheet calculations and/or other appropriate and relevant data evidencing the calculation of (i) the Operational Covenants referred to in this Compliance Letter and (ii) the calculation of the Financial Covenants referred to in this Compliance Letter.

Based on the above confirmation, the Obligors are in compliance with the Operational Covenants and/or Financial Covenants, as at the expiry of the Management Accounting Period referable to the Operational Covenants and/or the Relevant Period referable to the Financial Covenants.

This certificate is given without personal liability.

[ • insert name of Director]	[ • insert name of Finance Director](3)
for and on behalf of	for and on behalf of
[ • Name of Obligor]	[ • Name of Obligor]
[(as agent for and on behalf of the Obligors)]	[(as agent for and on behalf of the Obligors)]

2 To be included when Compliance Certificate is delivered in accordance with clause 17.6(a).

Part 2

Form of Auditor confirmation

[We have reviewed the receivables financing agreement and have audited, in accordance with generally accepted accounting standards, the financial statements of CPW for the year ended [ •       ] and have issued an audited report thereon dated [ •       ].

On the basis of that review and audit, nothing has come to our attention which would require any modification to the confirmations in paragraph [ •       ] of the above Compliance Certificate. However, our audit was not undertaken for the purpose of ascertaining compliance with the financial covenants in the receivables financing agreement.

for and on behalf of

[ •     name of auditors of CPW]5

5 To be included if required by Receivables Purchaser pursuant to paragraph 3 of schedule 9 (Financial Covenants)

SCHEDULE 8

Form of Transfer Certificates

Part 1

Participation Transfer Certificate

To:	•	(as the Receivables Purchaser)

From:	•	the Existing Participant (the “Existing Participant”) and • the New Participant (the Transferee)

Dated:

Receivables financing agreement dated •          between •          (the “Deed”)

1.                                       We refer to the Deed. This is a Participation Transfer Certificate. Terms defined in the Deed have the same meaning in this Participation Transfer Certificate unless given a different meaning in this Participation Transfer Certificate.

2.                                       We refer to clause 27.5 (Procedure for transfer of a Participation) of the Deed:

(a)                                  The Existing Participant and the Transferee agree to the Existing Participant transferring to the Transferee by novation all or part of the Existing Participant’s Participation, rights and obligations in accordance with clause 27.5 (Procedure for transfer of a Participation) of the Deed.

(b)                                 The proposed Transfer Date is •         .

3.                                       The Transferee expressly acknowledges the limitations on the Existing Participant’s obligations set out in clause 27.7 (Limitation of responsibility of Participants) of the Deed.

4.                                       The address, fax number and attention details for notices to the Transferee are set out in the schedule.

5.                                       The Receiving Account(s) of the Transferee is/are set out in the schedule.

6.                                       This Participation Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Participation Transfer Certificate.

7.                                       This Participation Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

IN WITNESS of which this deed has been duly executed by •       as a deed and has been delivered on the first date specified on [page 1] of this deed.

SCHEDULE

Rights and obligations to be transferred and administrative details

[ • insert relevant details]

Notices to be sent to:

Address: •

Fax number: •

Attention: •

Receiving Account:

Account name: •

Sort code: •

Account number: •

PARTICIPANT

[•      Execute by deed]

TRANSFEREE

[ •      Execute by deed]

This Participation Transfer Certificate is accepted by the Receivables Purchaser and the Transfer Date is confirmed as •

RECEIVABLES PURCHASER

[ •      Signed by Receivables Purchaser]

Part 2

RP Transfer Certificate

From:	•	(as the Receivables Purchaser)

To:	•	the New Participant (the “New Participant”)

Dated:

Receivables financing agreement dated •          between •          (the “Deed”)

We refer to the Deed. This is an RP Transfer Certificate. Terms defined in the Deed have the same meaning in this RP Transfer Certificate unless given a different meaning in this RP Transfer Certificate.

1.                                       We refer to clause 27.6 (Procedure for sub-participation by the Receivables Purchaser):

(a)                                  the Receivables Purchaser grants and the New Participant accepts its Participation in accordance with the terms of this RP Transfer Certificate and the Deed.

(b)                                 The proposed Transfer Date is •         .

2.                                       On the Transfer Date the New Participant’s Participation Commitment will be £ •       .

3.                                       The New Participant expressly acknowledges the limitations on the Receivables Purchaser set out in clause 29.7 (Restriction of liability).

4.                                       The address, fax number and attention details for notices to the New Participant are set out in the schedule.

5.                                       The Receiving Account(s) of the New Participant is/are set out in the schedule.

6.                                       This RP Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this RP Transfer Certificate.

7.                                       This RP Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

IN WITNESS of which this deed has been duly executed by •       as a deed and has been delivered on the first date specified on [page 1] of this deed.

SCHEDULE

Rights and obligations to be transferred and administrative details

[ • insert relevant details]

Notices to be sent to:

Address: •

Fax number: •

Attention: •

Receiving Account:

Account name: •

Sort code: •

Account number: •

NEW PARTICIPANT

[ •      Execute by deed]

This RP Transfer Certificate is accepted by the Receivables Purchaser, the Transfer Date is confirmed as •  and from the Transfer Date:

1.             the Receivables Purchaser’s Participation Limit will be £ • ,000,000;

2.             the New Participant’s Participation Percentage will be • per cent; and

3.             the Receivables Purchaser’s Participation Percentage will be • per cent.

RECEIVABLES PURCHASER

[ •       Execute by deed]

SCHEDULE 9

Financial Covenants

1.                                      Definitions

“Acceptable Bank” means a commercial bank or trust company which has a rating of A or higher by Standard & Poor’s Ratings Group or Fitch Limited or A2 or higher by Moody’s Investors Services, Inc. or a comparable rating from an internationally recognised credit rating agency for its long-term debt obligations.

“Compliance Certificate” means a certificate substantially in the form set out in part I of schedule 7 (Compliance Certificate).

“EBIT” means, in relation to any Relevant Period, the total consolidated operating profit of the Group for that Relevant Period before taking into account:

(a)                                  Net Interest Expense;

(b)                                 Tax;

(c)                                  any share of the profit of any associated company or undertaking, except for dividends received in cash by any member of the Group; and

(d)                                 all extraordinary and exceptional items,

as determined (except as needed to reflect the terms of paragraph 2 of this schedule 9) from the financial statements of the Group and Compliance Certificates delivered under clause 17.5 (Financial statements) and clause 17.6 (Provision and contents of Compliance Certificate).

“EBITA” means, in relation to any Relevant Period, EBIT for that Relevant Period after adding back all amounts provided for amortisation and write-downs of goodwill and other intangible assets, as determined (except as needed to reflect the terms of paragraph 2 of this schedule 9) from the financial statements of the Group and Compliance Certificates delivered under clause 17.5 (Financial statements) and clause 17.6 (Provision and contents of Compliance Certificate).

“EBITDA” means, in relation to any Relevant Period, EBIT for that Relevant Period after adding back all amounts provided for depreciation, amortisation and write-downs of goodwill and other intangible assets, as determined (except as needed to reflect the terms of paragraph 2 of this schedule 9) from the financial statements of the Group and Compliance Certificates delivered under clause 17.5 (Financial statements) and clause 17.6 (Provision and contents of Compliance Certificate).

“Final Maturity Date” means the third anniversary of the date of this Deed;

“Financial Indebtedness” means, without double counting, any indebtedness for or in respect of;

(a)           monies borrowed;

(b)           any amount raised by acceptance under any acceptance credit facility;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with UK GAAP, be treated as a finance or capital lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                    any amount raised under any other transaction (including any forward sale or purchase agreement) intended to have and having the commercial effect of a borrowing;

(g)                                 any derivative transaction entered into in connection with protection against or benefit from fluctuation in any interest rate or foreign exchange rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                 shares which are expressed to be redeemable before the Final Maturity Date;

(i)                                     any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (provided that, for all purposes (other than in relation to clause 22.10 (Cross default), any counter-indemnity obligation relating to the obligations of a member of the Group arising in the ordinary course of its trade for purposes other than to raise finance shall not be included in this paragraph (i)); and

(j)                                     the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above;

“Net Debt” means, as at any particular time, Total Debt as at that time, less:

(a)                                  any cash in hand or on deposit at call with any bank or financial institution incorporated in any OECD country;

(b)                                 certificates of deposit, maturing within one year after the relevant date of calculation, issued by an Acceptable Bank;

(c)                                  any investment in marketable obligations issued or guaranteed by the government of the United States of America, the UK or a member state of the European Union with a credit rating of AAA by Standard & Poor’s Ratings Group or Fitch Limited or Aaa by Moody’s Investors Services, Inc. or by an instrumentality or agency of the government of the United States of America, the UK or such member state of the European Union having an equivalent credit rating to the government of the United States of America, the UK or such member state of the European Union respectively;

(d)                                 open market commercial paper, corporate bonds or similar investments:

(i)                                     for which a recognised trading market exists;

(ii)                                  issued in the United States of America, the UK or a member state of the European Union with a credit rating of AAA by Standard & Poor’s Ratings Group or Fitch Limited or Aaa by Moody’s Investors Services, Inc.

(iii)                               which mature within one year after the relevant date of calculation or which are repayable at call; and

(iv)                              which, on the relevant date of calculation, has a:

(A)                              short term credit rating of either A-1 by Standard & Poor’s Ratings Group, F-1 by Fitch Limited or P-1 by Moody’s Investors Services, Inc. in the case of investments maturing within one year of issue; or

(B)                                long term credit rating of either A by Standard & Poor’s Ratings Group or Fitch Limited or A2 by Moody’s Investors Services, Inc. in the case of any other investments; or

(e)                                  the aggregate outstanding principal, capital or nominal amount of any Financial Indebtedness under any loans by any member of the Group to the Parent (or to such other person as the Receivables Financier may consent (not to be unreasonably withheld)) under cash-pooling arrangements entered into by such members of the Group in the ordinary course of their banking arrangements; and

(f)                                    the value of any investment in any money market or similar fund which in each case has a credit rating of either AAA by Standard & Poor’s Ratings Group or Fitch Limited or Aaa by Moody’s Investors Services, Inc. provided that:

(i)                                     that investment is repayable at call; or

(ii)                                  (A)          under the terms of that fund, a member of the Group has the right to be repaid the value of that investment on not more than seven days’ notice; and

(B)                                the maximum amount invested in such funds does not exceed £25,000,000 (or its equivalent in any other currencies) in aggregate at any time,

to the extent that:

(X)                               the items in paragraphs (a) to (e) above (inclusive) are denominated in any freely convertible and transferable currencies;

(Y)                                those items are beneficially owned by any member of the Group and are unencumbered by any security (except for any Security Interests securing obligations to the Finance Parties under the Finance Documents); and

(Z)                                no other person (except as a result of mandatory provisions of law applying to companies generally in the relevant jurisdiction of incorporation) has a prior claim which would at that time rank in priority to a claim by any other unsecured and unsubordinated creditor against those items on an Insolvency of the relevant member of the Group;

“Net Interest Expense” means, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by the Group in that Relevant Period in respect of Total Debt:

(a)                                  including the interest element of leasing and hire purchase payments;

(b)                                 including commitment fees, commissions, arrangement fees and guarantee fees; and

(c)                                  including amounts in the nature of interest payable in respect of any shares redeemable before the Final Maturity Date,

after (but without double counting):

(i)                                     adding back the net amount payable (or deducting the net amount receivable) by members of the Group in respect of that Relevant Period under any interest or (so far as they relate to interest) currency hedging arrangements; and

(ii)                                  deducting interest income of the Group in respect of that Relevant Period to the extent freely distributable to a member of the Group in cash,

all as determined (except as needed to reflect the terms of paragraph 2 of this schedule 9) from the financial statements of the Group and Compliance Certificates delivered under clause 17.5 (Financial statements) and clause 17.6 (Provision and contents of Compliance Certificate);

“Relevant Date” means 31 March or 30 September in any year or the closest Saturday to these dates on which the Group prepares consolidated accounts;

“Relevant Period” means each period of 12 Months ending on a Relevant Date;

“Rental and Operating Lease Expenditure” means, in relation to any Relevant Period, the aggregate amount of all rent and other charges and payments accrued under any lease agreement or arrangement (other than any lease or hire-purchase contract which would, in accordance with UK GAAP, be treated as a finance or capital lease) (whether or not paid, payable or capitalised) accrued by the Group in that Relevant Period, as determined (except as needed to reflect the terms of paragraph 2 of this schedule 9) from the financial statements of the Group and Compliance Certificates delivered under clause 17.5 (Financial statements) and clause 17.6 (Provision and contents of Compliance Certificate);

“Subsidiary” means a subsidiary within the meaning of section 736 of the Companies Act 1985 and in relation to financial statements of the Group, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985;

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Total Debt” means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of members of the Group owed to persons outside the Group other than any indebtedness referred to in paragraph (g) of the definition of “Financial Indebtedness”, and any guarantee or indemnity in respect of that indebtedness, and without double-counting items referred to in the definition of “Financial Indebtedness”;

For this purpose, any amount outstanding or repayable in a currency other than Sterling shall on that day be taken into account:

(a)                                  if an audited consolidated balance sheet of the Group has been prepared as at that day, in its Sterling equivalent at the rate of exchange used for the purpose of preparing that balance sheet; and

(b)                                 in any other case, in its Sterling equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with UK GAAP.

“UK GAAP” means generally accepted accounting principles, standards and practices in the United Kingdom;

2.                                      Financial Covenants

2.1                               Financial condition

CPW shall ensure that:

(a)                                  the ratio of EBITA to Net Interest Expense will not be less than 3 to 1 in respect of any Relevant Period;

(b)                                 the ratio of Net Debt (as at any Relevant Date) to EBITDA (in respect of the Relevant Period ending on that Relevant Date) will not be greater than 3 to 1; and

(c)                                  the ratio of:

(i)                                     EBITA before taking into account Rental and Operating Lease Expenditure; to

(ii)                                  Net Interest Expense plus Rental and Operating Lease Expenditure,

will not be less than 1.2 to 1 in respect of any Relevant Period.

2.2                               Financial Covenant calculations

(a)                                  EBIT, EBITA, EBITDA, Net Interest Expense, Net Debt, Total Debt, and Rental and Operating Lease Expenditure shall be calculated and interpreted on a consolidated basis in accordance with UK GAAP and shall be expressed in Sterling.

(b)                                 For the avoidance of doubt, interest and any other finance charges accrued by the Group in connection with leasing arrangements of the kind referred to in the definition of Rental and Operating Lease Expenditure in paragraph 1 (Definitions) shall be treated as Rental and Operating Lease Expenditure and not as a Net Interest Expense.

2.3                               EBITDA adjustments

(a)                                  This paragraph 2.3 applies if, and to the extent that, any member of the Group acquires or disposes of any business or Subsidiary after the date of this Deed.

(b)                                 For any Relevant Period ending less than 12 Months after the date on which any such business or Subsidiary is acquired. EBITDA will be calculated on a pro forma basis as if such business or Subsidiary had been acquired by the Group at the beginning of that Relevant Period.

(c)                                  For any Relevant Period ending less than 12 Months after the date on which any such business or Subsidiary is disposed of, EBITDA will be calculated on a pro forma basis as if such business or Subsidiary had been disposed of by the Group at the beginning of that Relevant Period.

(d)                                 If any adjustment is made to EBITDA for any Relevant Period pursuant to this paragraph 2.3, CPW or the relevant Obligor will set out in the Compliance Certificate for that Relevant Period details of that adjustment.

3.                                      Compliance Certificate

If the Receivables Purchaser has reasonable grounds for doubting the accuracy of the details concerning the Financial Covenants contained in any Compliance Certificate supplied to it pursuant to clause 17.5 (Financial statements) and clause 17.6 (Provision and contents of Compliance Certificate) it will explain those grounds to CPW. If CPW is unable to satisfy the Receivables Purchaser as to the accuracy of that Compliance Certificate within 10 Business Days of the Receivables Purchaser notifying it of its reasonable grounds, the Receivables Purchaser may require that CPW promptly delivers to it a confirmation signed by CPW’s Auditors substantially in the form of part 2 of schedule 7 (Form of Auditor confirmation).

SCHEDULE 10

Operational Covenants

1.                                      Audits

If the Receivables Purchaser (acting reasonably and in good faith) determines the results of any Audit to be materially unsatisfactory, the Receivables Purchaser may reduce the Early Payment Percentage to a level which, in its discretion, reflects the increased risk associated with such circumstances provided that the Receivables Purchaser consults with CPW at least three Business Days before making any such reduction.

2.                                      Debtor Concentration

With effect from six Months after the Commencement Date, the aggregate Notified Value of Debts of a single Network Provider shall not exceed the Debtor Concentration at that time. The Receivables Purchaser shall reduce the Early Payment Percentage by one percentage point for every one per cent that the Debtor Concentration Percentage is exceeded.

3.                                      Minimum Revenue Receipt Percentage

When tested on each Reporting Date in relation to each Network Provider, the Receivables Purchaser shall reduce the Early Payment Percentage by one percentage point for every one per cent that the Revenue Receipt Percentage is less than the Minimum Revenue Receipt Percentage, where:

“Minimum Revenue Receipt Percentage” means, in relation to each Network Provider, the floor (expressed as a percentage) below which the Revenue Receipt Percentage must not fall, being:

(a)                        for O2, 115 per cent; and

(b)                       for T-Mobile, 115 per cent;

“Post-Pay Current Month Amortised Income” means the expected income from CPW’s share of the line rental for the calendar month immediately preceding each Reporting Date;

“Relevant Receipts” shall have the meaning given to it in relation to each Network Provider in schedule 12 (Terms specific to Network Providers); and

“Revenue Receipt Percentage” means, in relation to each Network Provider, the Relevant Receipts received into Trust Accounts during the calendar month immediately preceding each Reporting Date (“Relevant Accounting Period”), expressed as a percentage of each Network Provider’s Post-Pay Current Month Amortised Income as notified in the Notification Schedule which was delivered immediately prior to the start of the Relevant Accounting Period (in accordance with clause 17.1 (Notifications)).

4.                                      Sole remedy

Notwithstanding clause 22.8 (Other obligations), subject to clause 23.2(b), the reduction of the Early Payment Percentage expressed in paragraphs 1 to 3 above, shall constitute the sole remedy for breach of each Operational Covenant.

SCHEDULE 11

Part 1

Operational undertakings

In this schedule 11, unless otherwise defined in this Deed, capitalised terms shall have the meaning given to them in schedule 12 (Terms specific to Network Providers).

1.                                      Management Accounting Period reporting obligations

On the Reporting Date (or as soon as reasonably practicable thereafter in relation to the matters referred to at sub-paragraphs (h) to (k) (inclusive) in relation to the immediately preceding Management Accounting Period, CPW shall provide to the Receivables Purchaser, in a form satisfactory to the Receivables Purchaser, information and data concerning:

(a)                                  volume of new Connections and Upgrades;

(b)                                 volume of i-Phone Connections as a percentage of all O2 Connections;

(c)                                  average length of Minimum Term Contract for new Connections and Upgrades;

(d)                                 average value of Minimum Term Contract for new Connections and Upgrades;

(e)                                  average unexpired period of Minimum Term Contracts;

(f)                                    volume of all End Users within specified fixed period of Minimum Term Contracts;

(g)                                 Churn;

(h)                                 Monthly Voluntary Churn Percentage, Four Monthly Forced Churn Percentage and Twelfth Monthly Forced Churn Percentage (insofar as they relate to T-Mobile;

(i)                                     actual ARPU for each Network Provider;

(j)                                     values of SBIs and WSIs; and

(k)                                  sums due to O2 under WSI.

2.                                      Remedial action

2.1                               Consultation

The Receivables Purchaser and CPW shall consult in good faith and, acting reasonably, CPW shall give an explanation (and only in so far as the Receivables Purchaser and CPW consider necessary (acting reasonably) an appropriate course of action will be agreed):

(a)                                  where there is a consistent downward trend associated with, or a material reduction in, any of the matters reported at paragraphs 1(a), (c), (d), (e), (f), (i), or (j) of this schedule;

(b)                                 where there is a consistent upward trend associated with, or a material increase in, any of the matters reported at paragraphs 1(g), (h) or (k) of this schedule; or

(c)                                  where there is any consistent trend associated with, or material variation in, the matter reported at paragraph 1(b) of this schedule.

Part 2

Additional Network Provider accession protocol

1.                                       CPW shall identify an Additional Network Provider and notify the Receivables Purchaser accordingly.

2.                                       The Receivables Purchaser shall, together with Barclays Capital, undertake a credit scoring process in relation to the Additional Network Provider in a manner consistent with customary practice.

3.                                       Following a satisfactory credit score, the Receivables Purchaser shall notify CPW and CPW shall promptly provide to the Receivables Purchaser a final form execution copy of the Network Agreement referable to the Additional Network Provider together with any relevant ancillary documentation associated with or connected to that Network Agreement.

4.                                       CPW shall provide to the Co-Arrangers a draft Notification Schedule in relation to the Additional Network Provider for consideration by the Co-Arrangers.

5.                                       The Receivables Purchaser shall engage DLA Piper UK LLP (based on a reasonable fee level agreed in advance with CPW) to undertake legal due diligence on behalf of the Finance Parties which shall include an analysis of the following in relation to the relevant Network Agreement:

(a)                                  the commissions and rewards for procuring Connections;

(b)                                 the nature and extent of Connections to be procured;

(c)                                  the entitlement to and cessation of entitlement to Revenue Share;

(d)                                 the payment process;

(e)                                  the churn (as such term is used in the telecommunications industry);

(f)                                    key performance indicators;

(g)                                 the contractual rights of set-off;

(h)                                 CPW’s indemnity liabilities;

(i)                                     any annual limitation on CPW’s liability;

(j)                                     terms relating to equipment, products and SIMs;

(k)                                  ban on assignment; and

(l)                                     retention of title.

6.                                       The Co-Arrangers shall conduct an Audit in relation to the Additional Network Provider and the relevant Network Agreement (and may engage PricewaterhouseCoopers LLP to assist in this regard, based on a reasonable fee level agreed in advance with CPW) to address the following:

(a)                                  a comparison against the operational aspects of the O2 Contract (as defined in part 1 of schedule 12 (Terms specific to Network Providers);

(b)                                 an analysis of possible Debts and Reserves;

(c)                                  a confirmation of key performance indicators and possible Operational Covenants;

(d)                                 the setting of Audit tests and confirmation of compliance levels; and

(e)                                  a definition of Approved Debts and Specific Reserves referable to the Additional Network Provider.

7.                                       Following the due diligence more particularly described in paragraphs 5 and 6 above, the Co-Arrangers will determine the conditions precedent referable to the Additional Network Provider, which shall constitute part 1 of schedule 13 (Additional Network Provider Accession Certificate), and the specific and other terms which shall respectively constitute parts 2 and 3 of schedule 13 (Additional Network Provider Accession Certificate).

8.                                       Each of the Finance Parties shall conduct its respective customary credit approval process concerning the Additional Network Provider.

9.                                       CPW and the Co-Arrangers shall use reasonable endeavours to finalise the Notification Schedule referable to the Additional Network Provider in accordance with the terms of the Finance Parties’ credit sanction approval.

10.                                 An Additional Network Provider Accession Certificate shall be prepared by DLA Piper UK LLP and approved by the Finance Parties and CPW.

11.                                 All monitoring and operational issues shall be agreed with the Receivables Purchaser’s relationship director for CPW.

12.                                 The Receivables Purchaser shall procure additional commitment letters from the Finance Parties to account for the increase in Facility Limit and respective Participation Commitments.

13.                                 DLA Piper UK LLP will draft an amendment and restatement deed scheduling a conformed copy of this Deed for execution by the Receivables Purchaser and CPW.

14.                                 CPW shall submit a final form Notification Schedule and Utilisation Request.

15.                                 For the avoidance of doubt, CPW may withdraw the Additional Network Provider from the accession protocol at any time, subject always to CPW paying to the Receivables Purchaser, within three Business Days of receipt of CPW’s notice of withdrawal, a sum equal to all professional fees properly incurred by the Receivables Purchaser on behalf of CPW up to and including the date of such withdrawal in relation to the Additional Network Provider accession.

Part 3

Audit requirements

1.                                       Each Obligor shall and shall ensure that each member of the Group will permit the Receivables Purchaser (or any employee, representative or agent of the Receivables Purchaser) or any Participant (provided such Participant is accompanied by an employee, representative or agent of the Receivables Purchaser) and/or accountants or other professional advisers and contractors of the Receivables Purchaser free access at all reasonable times and on reasonable notice, at the risk and cost of the Obligors, to conduct an Audit which may, without limitation, include:

(a)                                  entering any premises at which the Obligor carries on business to inspect assets, goods, stock and Network Agreements;

(b)                                 inspecting, verifying and checking all such books, accounts and records, computer and other records, orders, correspondence and other documents as the Receivables Purchaser, its agent or a Participant (as the case may be) may reasonably require;

(c)                                  copying (including computer disks), at the expense of the Obligors (or any of them), such of the items referred to at paragraph (b) above as may be required or checking or removing any software or hardware provided by the Receivables Purchaser or any licensor of the Receivables Purchaser in connection with access to its computer facilities; and

(d)                                 meeting for discussions with senior management.

2.                                       The first Audit shall be undertaken on a Business Day which falls on or around three months after the Commencement Date and subsequent Audits shall be undertaken at three monthly intervals thereafter. Notwithstanding the foregoing, the Receivables Purchaser may conduct Audits without notice and upon such frequency as it shall determine upon the occurrence of and following an Event of Default which is continuing.

3.                                       Each Obligor shall (and shall ensure that each member of the Group will) give assistance to the accountants or other professional advisers and contractors preparing any reports reasonably required by the Receivables Purchaser.

4.                                       The cost of the reports referred to in paragraph 3 above shall be borne by the Receivables Purchaser unless:

(a)                                  it is the first such report in the relevant Financial Year;

(b)                                 the period between reports is 12 Months or more; or

(c)                                  the Receivables Purchaser reasonably suspects that a Default is continuing or may occur,

in which case the cost shall be borne by the Obligors. Such cost shall be subject to a pre-agreed fee estimate obtained by the Receivables Purchaser.

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SCHEDULE 12

Terms specific to Network Providers

Part 1

O2

1.                                      O2 specific definitions

In this part 1 of schedule 12:

“Additional KPIs” has the meaning given to that term at clause 5.5 (Remedies for failure to achieve Additional KPIs) of the O2 Contract;

“Ancillary Document” means:

(a)                                  the letter waiving the ban on assignment in the O2 Contract dated 18 March 2009 issued by CPW and signed in acknowledgement by O2;

(b)                                 the letter waiving the ban on assignment in the Old O2 Agreement dated 25 June 2009 issued by CPW and signed in acknowledgement by O2;

(c)                                  the letter waiving the ban on assignment in the i-Phone Contract dated 2009 issued by 12 June 2009 CPW and signed in acknowledgement by O2; and

(d)                                 the letter dated 6 May 2008 issued by O2 to CPW, in which O2 consents to the Best Buy JV;

“Approved Debt” means:

(a)                                  pursuant to the O2 Contract, a one-off up-front commission payment or CPW’s entitlement to revenue share on total Bill Spend, in respect of:

(i)                                     New Post-Pay Voice Connections;

(ii)                                  Upgrade Post-Pay Voice Connections;

(iii)                               Post-Pay Voice Connections to £15 tariff (as more particularly described at paragraph 2.6 of schedule 1 (Post-Pay Voice Connections) to the O2 Contract);

(iv)                              New Simplicity Voice Connections;

(v)                                 Migrated Simplicity Voice Connections;

(vi)                              Upgrade Post-Pay Voice Connections on the Managed Base; and

in each case, excluding any sums which may become payable following the end of the Minimum Term; and

(b)                                 pursuant to the O2 Contract, a one-off up-front commission payment in respect of:

(i)            New Pre-Pay Voice Connections;

(ii)           Upgrade Pre-Pay Voice Connections;

(iii)          Fixed Home Broadband Connections; and

(iv)          Mobile Broadband Connections.

(c)                                  pursuant to the Old O2 Agreement, any payment due to CPW that falls within one of the categories referred to at paragraphs (a) and (b) above; and

(d)                                 pursuant to the i-Phone Contract, any payment due to CPW that falls within one of the categories referred to at paragraphs (a) and (b) above;

“Bill Spend” has the meaning given to that term in the O2 Contract;

“Churn” has the meaning given to that term in the O2 Contract;

“Connection Process Clawback” means:

(a)                                  in relation to the O2 Contract, the amounts described in schedule 6 (Connection Process) of the O2 Contract, payable to O2 if CPW fails to meet any of the conditions set out in paragraph 2 of schedule 6 (Connection Process) to the O2 Contract; and

(b)                                 in relation to the i-Phone Contract, the amounts which are analogous to the amounts described at paragraph (a) above of this definition;

“Contingency” means a period of contingency which has been officially notified to O2, as more particularly described in appendix E (Contingency Process) of the O2 Contract;

“Cooling Off Disconnection” has the meaning given to that term in the O2 Contract;

“Credit Card Receipts” means, pending payment to O2, sums received by CPW arising from the discharge (in whole or in part) of payment obligations under Minimum Term Contracts by credit card transaction;

“Disconnections” has the meaning given to that term in the O2 Contract;

“End User” means a natural person or sole trader who is a consumer under a Minimum Term Contract;

“Equipment” has the meaning given to that term in the O2 Contract together with:

(a)                                  SLMs; and

(b)                                 any further equipment included in any analogous definition in the i-Phone Contract;

“Fixed Home Broadband Connections” has the meaning given to it in paragraph 1.1 of the O2 Contract;

“i-Phone Contract” means the sales agreement entered into between O2 and CPW on 11 July 2007 as amended by an amendment to the sales agreement dated 11 April 2008;

“Initial KPIs” has the meaning given to that term at clause 4.5.1 (Liquidated damages per Quarter of the O2 Contract;

“Invoice” means in relation to an O2 Agreement, either an SBI or a WSI;

“KPIs” means the Initial KPIs and the Additional KPIs;

“Managed Base” has the meaning given to that term in the O2 Contract;

“Migrated Simplicity Voice Connection” has the meaning given in paragraph 1.1.4 of schedule 1 (Post-Pay Voice Connections) of the O2 Contract);

“Minimum Term” has the meaning given to that term in the O2 Contract;

“Mobile Broadband Connections” has the meaning given to it in paragraph 1.1 of the O2 Contract;

“New Post-Pay Voice Connection” has the meaning given in paragraph 1.1.1 of schedule 1 (Post-Pay Voice Connections) of the O2 Contract;

“New Pre-Pay Voice Connection” has the meaning given in paragraph 1.1.1 of schedule 2 (Pre-Pay Voice Connections) of the O2 Contract;

“New Simplicity Voice Connection” has the meaning given in paragraph 1.1.3 of schedule 1 (Post-Pay Voice Connections) of the O2 Contract);

“O2” means Telefonica O2 (UK) Limited (company number 1743099);

“O2 Contract” means the Network Agreement, more particularly described as the trading agreement entered into between CPW and O2 on 18 March 2009;

“Old O2 Agreement” means the Network Agreement, more particularly described as the trading agreement entered into between CPW and O2 on or around 1 September 2008;

“O2 Agreement” means the Network Agreement, more particularly described as the O2 Contract or the Old O2 Agreement or the iPhone Contract;

“Post-Pay Mobile Broadband Connection Returns” means any sum due from CPW to O2 due to the return of laptops in accordance with paragraph 5.4 of schedule 3 (Mobile Broadband Connections) to the O2 Contract;

“Post-Pay Voice Connection” has the meaning given to that term in the O2 Contract;

“Quarter” has the meaning given to that term in the O2 Contract;

“Relevant Receipts” means for the purpose of schedule 10 (Operational Covenants) in relation to the relevant Management Accounting Period:

(a)                                  the WSI;

(b)                                 O2 Base Upgrade Revenue Share (Traditional);

(c)                                  O2 Base Upgrade Revenue Share (iPhone);

(d)                                 O2 Base Upgrade Revenue Share (SIMO);

(e)                                  O2 Base Upgrade Revenue Share (pre July ’08);

(f)                                    O2 Base Upgrade Revenue Share (inc 3G iPhone);

(g)                                 TRO - One Stop Phone Shop;

(h)                                 iPhone 2G Revenue Share;

(i)                                     47.5% Rev Share - CUK;

(j)                                     47.5% Rev Share iPhone;

(k)                                  47.5% Simplicity (S1MO) Rev Share - CUK;

(l)                                     Termination fees Clawback;

(m)                               IPB - O2 Base; and

(n)                                 Cable and Wireless;

(the line items set out in (b) to (n) (inclusive) being as described in the form of SBI subsisting at the Commencement Date);

“Reserves” means:

(a)                                  in relation to any Quarter, £1,500,000 if CPW confirms to the Receivables Purchaser that any Initial KPI will not be met in that Quarter;

(b)                                 in relation to any Quarter, £250,000 if CPW confirms to the Receivables Purchaser that any Additional KPI will not be met in that Quarter;

provided always that, in relation to paragraphs (a) and (b) above, if CPW and O2 agree to vary the liquidated damages payable by CPW for failing to meet KPIs, the sums referred to in those paragraphs shall be varied accordingly with effect from the date of the variation;

(c)                                  any Debt referable to a Cooling Off Disconnection;

(d)                                 sums due (if any) to O2 in relation to Connection Process Clawback;

(e)                                  sums due (if any) to O2 in relation to Post-Pay Mobile Broadband Connection Returns;

(f)                                    sums due to O2 in relation to Disconnections from the Managed Base;

(g)                                 the Receivables Purchaser’s reasonable estimate of any reduction in the value of Approved Debts as a result of a Contingency arising;

(h)                                 (solely upon or following the breach of a Financial Covenant) the sum of £10,000,000 (less amounts (if any) reserved for in relation to sub-paragraphs (a) and (b) of this definition) in connection with liquidated damages to which the Opcos may be subject pursuant to the O2 Contract;

(i)                                     the value of any indemnity claim notified to the Receivables Purchaser in accordance with clause 17.3 (Indemnity claims); and

(j)                                     either (i) (on each Reporting Date) a sum equal to 50 per cent of the value of the accounts payable ledger as at the end of the immediately preceding Management Accounting Period in respect of Equipment purchased by an Opco from O2; or

(ii) (upon or following the breach of a Financial Covenant), a sum equal to 100 per cent of the value of the accounts payable ledger in respect of Equipment purchased by an Opco from O2;

(k)                                  any sums due to O2 in relation to ACP insurance disconnections; and

(l)                                     sums due to O2 in relation to Credit Card Receipts (i) upon or following the breach of a Financial Covenant or (ii) in the absence of Financial Covenant breach if the outstanding principal amount at any time exceeds £1,000,000.

“SBI” has the meaning give in schedule 8 (Payment and Accounting Procedures) to the O2 Contract;

“Upgrade Post-Pay Voice Connections” has the meaning given in paragraph 1.1.2 of schedule 1 (Post-Pay Voice Connections) to the O2 Contract;

“Upgrade Pre-Pay Voice Connections” has the meaning given in paragraph 1.1.2 of schedule 2 (Pre-Pay Voice Connections) to the O2 Contract;

“Upgrades” means Upgrade Post-Pay Voice Connections and Upgrade Pre-Pay Voice Connections; and

“WSI” has the meaning give in schedule 8 (Payment and Accounting Procedures) to the O2 Contract.

2.                                      Information undertakings

The undertakings in this paragraph 2 remain in force from the Commencement Date for so long as any amount is outstanding under the Facility.

2.1                               KPIs

CPW undertakes to promptly:

(a)                                  provide to the Receivables Purchaser (with sufficient copies for each Participant) a copy of any review notice issued by CPW to O2 under clause 13.1 of the O2 Contract;

(b)                                 inform the Receivables Purchaser upon CPW or O2 initiating any discussion in relation to the resetting of the KPIs or the resetting of any remedies for failure to meet the KPIs, as more particularly described at clause 7 (Amending the KPIs and remedies) of the O2 Contract;

(c)                                  notify the Receivables Purchaser of any failure or anticipated failure by CPW to achieve:

(i)                                     two or more of the Initial KPIs in any Quarter; and

(ii)                                  two or more of the Additional KPls in any Quarter.

and promptly provide to the Receivables Purchaser a copy of CPW’s formal written explanation provided to O2 together with details of a resolution plan which CPW is obliged to submit in accordance with the O2 Contract.

2.2                               Contingencies

CPW undertakes to promptly:

(a)                                  inform the Receivables Purchaser upon the occurrence of a period of Contingency;

(b)                                 provide to the Receivables Purchaser a copy of any notice provided to O2 in relation to the Contingency; and

(c)                                  provide materially accurate information to the Receivables Purchaser in relation to any Debts created during the Contingency.

2.3                               Rights under the O2 Contract

Subject to clause 37.1 (Duties to Relevant Third Parties), CPW undertakes to use its rights under clause 10.8 and clause 20.1 of the O2 Contract to procure such information as the Receivables Purchaser acting reasonably may require to enable a verification of the Debts and to protect the Receivables Purchaser’s rights under the Finance Documents.

2.4                               Information: miscellaneous

CPW shall promptly upon becoming aware of it, supply to the Receivables Purchaser (with sufficient copies for all the Participants, if the Receivables Purchaser so requests) the details of:

(a)                                  any proposed meeting contemplated by clause 4.6 of the O2 Contract;

(b)                                 any material reduction in termination fees payable to O2, contemplated by clause 8.5.2 of the O2 Contract; and

(c)                                  any proposed changes to accept rates by O2, contemplated by clause 9.2 of the O2 Contract.

3.                                      Debt specific undertakings

The undertakings in this paragraph 3 remain in force from the Commencement Date and for so long as any amount is outstanding under the Facility.

3.1                               Mobiles.co.uk.Limited

Mobiles.co.uk.Limited (company number 06320783) undertakes that:

(a)                                  notwithstanding the fact that it is not named as a party to any O2 Agreement, it is bound by the terms of each O2 Agreement as if it was named as a party thereto; and

(b)                                 it will not enter into or purport to enter into any agreement relating to the procuring of connections with a Network Provider (as defined in clause 1.1 (Definitions) of this Deed) without the prior written consent of the Receivables Purchaser.

3.2                               Phone Contract

CPW represents and undertakes that:

(a)                                  the terms of the i-Phone Contract are, and shall remain, substantially the same as the terms of the O2 Contract including in relation to the following matters:

(i)                                     the commissions and rewards for procuring Connections;

(ii)                                  the nature and extent of Connections to be procured;

(iii)                               the entitlement to and cessation of entitlement to Revenue Share;

(iv)                              the payment process pursuant to the SBIs and WSIs;

(v)                                 the Churn;

(vi)                              the KPIs and Additional KPIs;

(vii)                           the contractual rights of set off;

(viii)                        CPW’s indemnity liabilities;

(ix)                                the annual limitation on CPW’s liability; and

(x)                                   the Equipment

(b)                                 any terms in the i-Phone Contract which differ from the terms of the O2 Contract could not reasonably be expected to prejudice the Receivables Purchaser’s right, title and interest in and ability to collect in full any Outstanding Notified Debts.

4.                                      O2 Agreements

Any provision of a Finance Document relating to the O2 Contract shall apply equally to the i-Phone Contract and Old O2 Agreement.

Part 2

T-Mobile

1.                                      T-Mobile specific definitions

In this part 2 of schedule 12:

“Affiliate List” has the meaning given in the T-Mobile Contract;

“Ancillary Document” means:

(a)                                  the letter (inter alia) waiving the ban on assignment in the T-Mobile Contract dated on or around the date of this Deed issued by T-Mobile and signed in acknowledgement by CPW and the SPV;

(b)                                 the letter issued, or to be issued as soon as reasonably practicable after the Commencement Date, by T-Mobile to CPW, in which T-Mobile confirms that CPW is entitled to revenue share post-termination of the T-Mobile Contract; and

(c)                                  the email dated 2 June 2009 issued by CPW to the Receivables Purchaser, in which CPW confirms that T-Mobile has not raised any objection to the Best Buy JV;

“Annual Balancing Return Rate Charge” means any sum due to T-Mobile which is described in paragraph 5.13 of schedule 2 (T-Mobile standard terms and conditions of sale) of the T-Mobile Contract;

“Annual Volume Bonus Adjustment” means any sum due to T-Mobile which is described in paragraph 9 of part 2 of schedule 3 (T-Mobile standard terms and conditions of sale) of the T-Mobile Contract;

“Approved Debt” means:

(a)                                  Revenue share;

(b)                                 Price plan connection bonus;

(c)                                  Web-n-Walk bonus;

(d)                                 Handset connection bonus;

(e)                                  Quarterly volume bonus;

(f)                                    Annual volume bonus;

(g)                                 Pre-pay connection bonus;

(h)                                 Upgrade subsidy and upgrade bonus (including any free of charge refund);

(i)                                     Standard Allowance bonus;

(j)                                     Contract Allowance bonus; and

(k)                                  Migrations bonus;

in each case, as described or defined in the T-Mobile Contract;

“Benefit Bulletin” has the meaning given to that term in the T-Mobile Contract;

“Claw Back” has the meaning given to that term in the T-Mobile Contract;

“Channel Level Reporting” has the meaning contemplated by clause 8 (CPW Channel Level Reporting) of the T-Mobile Contract;

“CPW Partners” has the meaning given in the T-Mobile Contract;

“Deposit” has the meaning given to that term in the T-Mobile Contract;

“End User” means any individual, company, partnership or other legal entity whether incorporated or unincorporated which is a consumer under a Minimum Term Contract;

“Equipment” has the meaning given to Product in the T-Mobile Contract;

“Equipment Charge” has the meaning given in clause 5.1 (Definitions) of schedule 2 (T-Mobile standard terms and conditions of sale) of the T-Mobile Contract;

“First Bill Failure” means any sums due to T-Mobile by an Opco where the End User fails to pay its first bill;

“Marketing Support Fund” has the meaning given in the T-Mobile Contract;

“Price Plan” has the meaning given in the T-Mobile Contract;

“Price Plan Reductions” means any sums due to T-Mobile which are contemplated by paragraph 2 of part 2 of schedule 3 (Schedule CPW Benefits) to the T-Mobile Contract;

“Product” has the meaning given to that term in the T-Mobile Contract;

“Quarterly Volume Bonus Adjustment” means any sum due to T-Mobile which is described in paragraph 3.3 of part 2 of schedule 3 (Schedule CPW Benefits);

“Relevant Receipts” means for the purpose of schedule 10 (Operational Covenants) in relation to the relevant Management Accounting Period, a sum equal to the aggregate of all Remittances received from T-Mobile;

“Reserves” means:

(a)                                  sums due to T-Mobile (if any) due to a failure to meet the minimum performance levels referred to in part 2 of schedule 4 (CPW Performance Schedule) to the T-Mobile Contract:

(b)                                 sums due to T-Mobile in relation to Deposits;

(c)                                  sums due to T-Mobile in relation to First Bill Failure;

(d)                                 in relation to each Quarter, any sum payable by an Opco to T-Mobile due to the Return Rate for that Quarter exceeding the Returns Cap for that Quarter (where, in each case Quarter has the meaning given to that term the T-Mobile Contract);

(e)                                  sums due to T-Mobile in relation to Equipment Charge;

(f)                                    sums due (if any) to T-Mobile for the Annual Balancing Return Rate Charge;

(g)                                 sums due (if any) to T-Mobile for the Quarterly Volume Bonus Adjustment or the Annual Volume Bonus Adjustment;

(h)                                 sums due to T-Mobile in respect of Price Plan Reductions;

(i)                                     any Claw Back referred to in the then applicable Benefit Bulletin;

(j)                                     the value of any indemnity claim notified to the Receivables Purchaser in accordance with clause 17.3 (Indemnity claims);

(k)                                  (i) (on each Reporting Date) a sum equal to 50 per cent of the value of the accounts payable ledger as at the end of the immediately preceding Management Accounting Period in respect of Equipment purchased by an Opco from T-Mobile; or

(ii) (upon or following the breach of a Financial Covenant), a sum equal to 100 per cent of the value of the accounts payable ledger in respect of Equipment purchased by an Opco from T-Mobile; and

(l)                                     any sums due to T-Mobile in relation to ACP insurance disconnections;

“Returns Cap” has the meaning given to that term in paragraph 5 of schedule 2 (T-Mobile standard terms and conditions of sale) of the T-Mobile Contract;

“Return Rate” has the meaning given to that term in paragraph 5 of schedule 2 (T-Mobile standard terms and conditions of sale) of the T-Mobile Contract;

“T-Mobile” means T-Mobile (UK) Limited (company number 02382161);

“T-Mobile Contract” means the Network Agreement, more particularly described as the dealer agreement entered into between CPW and T-Mobile on 6 September 2006;

2.                                      Information undertakings

The undertaking in this paragraph 2 remain in force from the Commencement Date for so long as any amount is outstanding under the Facility.

CPW shall supply to the Receivables Purchaser (with sufficient copies for all the Participants, if the Receivables Purchaser so requests) promptly upon becoming aware of it:

(a)                                  any intention of T-Mobile to take any of the action referred to in clause 6.6 of the T-Mobile Contract;

(b)                                 any change to the CPW Partners or the Affiliate List; and

(c)                                  any material change to a Price Plan or Benefit Bulletin or any replacement Price Plan or Benefit Bulletin being issued.

3.                                      Debt Specific Warranties

The warranties in this paragraph 3 are made by each Obligor to the Receivables Purchaser at the time that a Debt is Notified, on each Utilisation Date and on the date that each Utilisation Request is made.

3.1                               CPW Partners and CPW Affiliates

(a)                                  At the Commencement Date the CPW Partners and Affiliate List are identical and comprise The Carphone Warehouse Limited Mobiles.co.uk.Limited.

(b)                                 No change has been made to the CPW Partners or the Affiliate List since the latest list was provided to T-Mobile by CPW and notified to the Receivables Purchaser.

(c)                                  No terms apply to Debts created by a CPW Affiliate or CPW Partner which:

(i)                                     are not in the T-Mobile Contract or the latest Benefit Bulletin delivered to the Receivables Purchaser; or

(ii)                                  have not been previously approved by the Receivables Purchaser in writing.

(d)                                 Any Approved Debt shall automatically become an Unapproved Debt upon a CPW Partner or CPW Affiliate being removed for any reason (whether temporarily or permanently) by T-Mobile from an Affiliate List.

3.2                               Self Billing Agreement

(a)                                  Notwithstanding the terms of the T-Mobile Contract, no Self Billing Agreement (which has the meaning given to it in the T-Mobile Contract) exists and T-Mobile has waived a requirement for it.

(b)                                 The procedures for self-billing which relate to Debts created under the T-Mobile Contract have not changed since those evidenced to the Co-Arrangers prior to the Commencement Date.

3.3                               Notification Schedule

CPW and the SPV acknowledge that until the earlier of (i) CPW’s compliance with clause 18.24(a)(Conditions subsequent) and (ii) CPW’s compliance with clause 18.24(f) (Conditions subsequent), the numerical figure which may be ascribed to “Postpay deferred income” in line 1 of the T-Mobile Notification Schedule will be zero.

4.                                      Debt specific undertakings

The undertakings in this paragraph 4 remain in force from the Commencement Date and for so long as any amount is outstanding under the Facility.

4.1                               Condition subsequent

CPW shall not enter into an agreement with T-Mobile in replacement of the T-Mobile Contract unless clause 18.24(a) (Conditions subsequent) has been complied with.

4.2                               Products

Each Opco undertakes not to discharge obligations to pay for Product by the exercise of or agreeing to acquiesce in the exercise of rights of set-off against sums due to it by T-Mobile.

4.3                               CPW Partners and CPW Affiliates

(a)                                  CPW shall promptly provide to the Receivables Purchaser a copy of any updated or amended Affiliate List.

(b)                                 Any company which is added to the Affiliate List or becomes a CPW Partner which is not an Obligor shall promptly accede to the Transaction Security Documents as a Security Obligor and to this Deed as an Obligor and (where relevant) an Opco.

4.4                               Other

(a)                                  Sums due in respect of the Marketing Support Fund are invoiced and paid separately of Debts and no election has been made by an Opco or T-Mobile permitting contractual set-off to discharge liabilities in this regard.

(b)                                 Channel Level Reporting cannot affect and does not relate to T-Mobile’s obligation to make payment of a Debt.

SCHEDULE 13

Additional Network Provider Accession Certificate

To:                              Barclays Bank PLC (Asset & Sales Finance division) as the Receivables Purchaser

From:                  • and •

Dated:             • 200•

Dear Sirs

£•                          receivables financing agreement dated •     2009 (the “RFA”)

We refer to the RFA. This is an Additional Network Provider Accession Certificate. Terms defined in the RFA have the same meaning in this Additional Network Provider Accession Certificate unless given a different meaning in this Additional Network Provider Accession Certificate.

1.                                  [CPW] [The SPV] requests that •     (company number •     ) (the “Additional Network Provider”) is included in the RFA as a Network Provider such that debts payable by the Additional Network Provider to [CPW] [the Opcos][•     ] are assigned to the SPV and become certain of those debts eligible for Early Payments in accordance with the terms of the RFA.

2.                                  The Receivables Purchaser confirms that the Majority Finance Parties have consented to [CPW’s][the SPV’s] request at paragraph 1 of this Additional Network Provider Accession Certificate and agrees that the Additional Network Provider is a Network Provider in accordance with clause 28.4 (Addition of a Network Provider) of the RFA.

3.                                  This Additional Network Provider Accession Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

IN WITNESS of which this deed has been duly executed by •     as a deed and has been delivered on the first date specified on [page l] of this deed.

•	•

Schedule 1

Conditions precedent

To be completed

Schedule 2

Terms specific to Network Provider

To be completed

Schedule 3

Other terms

To be completed

SCHEDULE 14

Security Agent provisions

1.                                      Appointment of Security Agent

(a)                                  Each Finance Party appoints the Security Agent to act as its agent under and in connection with the Transaction Security Documents and this Deed.

(b)                                 Each Finance Party irrevocably authorises the Security Agent to:

(i)                                   execute each Transaction Security Document expressed to be executed by the Security Agent on its behalf; and

(ii)                                exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Transaction Security Documents and this Deed, together with any other incidental rights, powers, authorities and discretions.

(c)                                  Except as specifically provided in the Transaction Security Documents or this Deed, nothing in the Transaction Security Documents or this Deed constitutes the Security Agent a trustee or fiduciary of any Party or other person.

2.                                      The Security Agent as holder of security

(a)                                  The Security Agent shall:

(i)                                   hold any Security created by the Transaction Security Documents and the benefit of the Transaction Security Documents on trust for itself and the Finance Parties; and

(ii)                                apply all payments and other benefits received by it under the Transaction Security Documents in accordance with this Deed.

(b)                                 Section 1 of the Trustee Act 2000 shall not apply to that trust. In the event of any inconsistency with the Trustee Act 2000, the terms of this Deed shall constitute a restriction or exclusion for the purposes of that Act.

(c)                                  The perpetuity period for the trusts in this Deed is 80 years.

3.                                      Security Agent’s duties

The Security Agent shall:

(a)                                  subject to paragraph 5 (Security Agent’s rights), exercise any right, power, authority or discretion vested in it as Security Agent (or, if so instructed, refrain from exercising any right, power, authority or discretion vested in it as Security Agent) in accordance with any instructions given to it by whichever of the Receivables Purchaser or Majority Finance Parties is entitled under the relevant provisions of the Transaction Security Documents or this Deed to instruct the Security Agent: and

(b)                                 have only those duties expressly specified in this Deed or the Transaction Security Documents and these duties are solely of a mechanical and administrative nature

4.                                      Instructions to the Security Agent

(a)                                  The Security Agent in exercising any right, power, authority or discretion vested in it as Security Agent under the Finance Documents shall not be liable for any act (or omission) if it acts on any instructions given in accordance with this Deed or any Transaction Security Document. Any such instructions will be binding on all the Finance Parties other than the Security Agent. In the absence of instructions, the Security Agent may act or refrain from acting as it considers to be in the best interests of all the Finance Parties.

(b)                                 The Security Agent may assume that, unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party has not been exercised.

(c)                                  The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings in connection with any Transaction Security Document, unless the legal or arbitration proceedings relate to:

(i)                                   the perfection, preservation, protection or enforcement of rights under any Transaction Security Documents; or

(ii)                                the enforcement of any Transaction Security Document.

5.                                      Security Agent’s rights

Subject to applicable law, the Security Agent may:

(a)                                  act in relation to this Deed or the Transaction Security Documents by or through its personnel or agents;

(b)                                 refrain from acting on instructions given to it or otherwise taking any step to protect or enforce the rights of any Finance Party under this Deed or any Transaction Security Document until it has been indemnified and/or received security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions or taking any such step;

(c)                                  refrain from doing anything which would or might in its opinion be contrary to any fiduciary duty, duty of confidentiality of any law, regulation or judgment of any court, or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation, judgment or duty;

(d)                                 assume that no Default has occurred;

(e)                                  rely on any notice, communication or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(f)                                    rely on any statement by any person regarding matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(g)                                 engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts;

(h)                                 accept without enquiry any title which an Obligor may have to any of the Charged Property; and

(i)                                     hold or deposit any document of title, Transaction Security Documents or any other documents in connection with any of the Charged Property with any banker or banking company or any company whose business includes undertaking the safe custody of documents or with any lawyer or firm of lawyers and it shall not be responsible for or be required to insure against any loss incurred in connection with any such holding or deposit and it may pay all sums required to be paid on account or in respect of any such deposit.

6.                                      Exclusion of liability

Neither the Security Agent nor any of its officers, employees or agents shall be:

(a)                                  liable or responsible to any other Finance Party for any action taken or not taken by it in connection with this Deed and the Transaction Security Documents unless directly caused by its gross negligence or wilful misconduct;

(b)                                 responsible for the adequacy, accuracy and/or completeness of any representation, warranty, statement or information in this Deed or the Transaction Security Documents or any notice or other document delivered under this Deed or the Transaction Security Documents;

(c)                                  responsible for the legality, validity, effectiveness, adequacy or enforceability of this Deed or any Transaction Security Document or any other agreement, arrangement or document entered into, made or executed in anticipation or in connection with this Deed or any Transaction Security Document;

(d)                                 obliged to monitor or enquire whether a Default has occurred or is continuing, and the Security Agent is not deemed to have knowledge of the occurrence of a Default;

(e)                                  responsible for any failure of any Obligor or any of the Finance Parties duly and punctually to observe and perform their respective obligations under this Deed or any Transaction Security Document;

(f)                                    liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose; or

(g)                                 obliged to carry out any “know your customer” or other checks in relation to any person on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

7.                                      The Security Agent individually

(a)                                  For so long as it is a Finance Party, the Security Agent shall have the same rights and powers under the Finance Documents as any other Finance Party and may exercise those rights and powers as if it were not also acting as Security Agent.

(b)                                 The Security Agent may:

(i)                                   retain for its own benefit and without liability to account to any other person any fee or other sum receivable by it for its own account; and

(ii)                                accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any Party or any subsidiary of any Party (and, in each case, may do so without liability to account).

8.                                      Information and confidentiality

(a)                                  The Security Agent shall send to each Finance Party the original or copy of any document which is delivered by any Obligor or other Finance Party to the Security Agent for that Finance Party under this Deed or any Transaction Security Document unless disclosure is prohibited by clause 37 (Confidentiality).

(b)                                 Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to any Party.

(c)                                  In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and will not be treated as information possessed by the Security Agent in its capacity as such. The Security Agent will not be obliged to transmit to the Finance Parties any information or other information relating to any Party or any Transaction Security Document which the Security Agent may have acquired otherwise than in its capacity as Security Agent.

(d)                                 Notwithstanding anything to the contrary expressed or implied in this Deed or any Transaction Security Document, the Security Agent shall not, as between itself and the Finance Parties, be bound to disclose to any Finance Party or other person any information, the disclosure of which:

(i)                                   might in the opinion of the Security Agent result in a breach of any law or regulation or be otherwise actionable at the suit of any person; or

(ii)                                is not permitted by clause 37 (Confidentiality).

(e)                                  Subject to clause 37 (Confidentiality) each Obligor irrevocably authorises the Security Agent to disclose to the other Finance Parties any information in the Security Agent’s possession which is received by it in its capacity as the Security Agent.

9.                                      Indemnities

Each Finance Party shall on demand indemnify the Security Agent (pro rata to its respective Participation Commitment) against any cost, loss or liability incurred by the Security Agent, except to the extent that the cost, loss or liability is incurred as a result of the gross negligence or wilful misconduct of the Security Agent.

10.                               Termination and resignation of Security Agent

(a)                                  The Security Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Finance Parties and CPW.

(b)                                 Alternatively, the Security Agent may resign by giving 30 days notice to the Finance Parties and CPW, in which case the Majority Finance Parties may appoint a successor Security Agent.

(c)                                  If no successor Security Agent has been appointed under paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)                                 The person(s) appointing a successor Security Agent must, if practicable, consult with CPW prior to the appointment.

(e)                                  The resignation of a Security Agent and the appointment of a successor Security Agent will not become effective until the Receivables Purchaser confirms that it is satisfied that the Transaction Security Documents (and any related documentation) have been transferred to or into (and where required registered in) the name of the proposed successor Security Agent.

(f)                                    On satisfying the above conditions, the successor Security Agent will succeed to the position of the retiring Security Agent and the term Security Agent will mean the successor Security Agent.

(g)                                 The retiring Security Agent must, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(h)                                 Upon its resignation becoming effective, this schedule 14 will continue to benefit a retiring Security Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was a Security Agent, and, subject to paragraph 10(g) above, it will have no further obligations under any Finance Document.

(i)                                     The Majority Finance Parties may, by notice to the Security Agent, require it to resign under paragraph 10(b) above.

(j)                                     An Obligor must (at its own cost) take any action and execute any document which is required by the Security Agent so that a Security Document provides for effective and perfected security in favour of any successor Security Agent.

11.                               Payments to the Security Agent

The Security Agent may retain for its own use and benefit, and will not be liable to account to any person for all or any part of, any sums received by way of agency or arrangement fees or by way of reimbursement of costs and expenses incurred by it.

12.                               Change of office of the Security Agent

The Security Agent may at any time in its sole discretion by notice to each Finance Party and CPW designate a different office in London from which its duties as Security Agent will be performed from the date of notification.

13.                               Security and Title

(a)                                  The Security Agent shall not be liable or responsible to any other Finance Party for:

(i)                                   any failure in perfecting or protecting the Security created by any Transaction Security Document; or

(ii)                                any other action taken or not taken by it in connection with a Transaction Security Document.

(b)                                 The Security Agent may accept without enquiry the title (if any) which an Obligor may have to any asset over which Security is intended to be created by any Transaction Security Document.

(c)                                  The Security Agent shall have no obligation to insure any asset or interests of the Finance Parties in any asset.

14.                               No duty to collect payments or insure

The Security Agent shall not have any duty:

(a)                                  to ensure that any payment or other financial benefit in respect of any of the Charged Property is duly and punctually paid, received or collected; or

(b)                                 to take up any stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Charged Property.

15.                               Investments

All moneys received or held by the Security Agent may, in the name of, or under the control of, the Security Agent:

(a)                                  be invested in any investment it may select; or

(b)                                 be deposited at such bank or institution (including itself, any other Finance Party or any Affiliate of any Finance Party) as it thinks fit.

16.                               Releases

(a)                                  If a disposal to a person or persons of any asset is:

(i)                                   permitted by the terms of clause 18.5 (Disposals); or

(ii)                                effected by enforcement of any Transaction Security Document,

the Security Agent is irrevocably authorised by each Finance Party to release in any manner whatsoever any Security Interest created by the Transaction Security Documents over the relevant asset.

(b)                                 Each Finance Party undertakes in favour of the Security Agent to execute any releases or other documents and take any action which the Security Agent may reasonably require in order to give effect to the provisions of this paragraph 16 (Releases). For the avoidance of doubt any such release will not affect any other rights of any Finance Party under the Finance Documents.

SCHEDULE 15

Principal commercial terms at the Commencement Date

1.	Breakage Costs

If the Termination Date occurs prior to the first anniversary of the Commencement Date, the Breakage Costs shall be an amount equal to one per cent of the Facility Limit at that time.

If the Termination Date occurs after the first anniversary of the Commencement Date but prior to the date falling 18 Months after the Commencement Date, the Breakage Costs shall be an amount equal to 0.25 per cent of the Facility Limit at that time.

If the Termination Date occurs after the date falling 18 Months after the Commencement Date but prior to the expiry of the Term, no Breakage Costs shall be payable.

2.	Debtor Concentration Percentage	80 per cent (to be effective six Months from the Commencement Date).

3.	Discount Margin	3.00 per cent

4.	Early Payment Percentage	90 per cent

5.	Facility Limit	£350,000,000 (three hundred and fifty million pounds)

6.	Non-Utilisation Percentage	1.50 per cent

7.	Notice Period	3 Months

8.	Term	36 Months

9.	Trust Accounts	Account name: The Carphone Warehouse Limited Barclays Bank PLC Account number: 33457737 Sort code: 20-37-63

EXECUTION PAGES

THE RECEIVABLES PURCHASER

SIGNED as a deed on the 3)
day of July 2009 on behalf of	)
BARCLAYS BANK PLC acting by:	)

Gary Spencer Davies
Its duly appointed attorney in the presence of:

Witness signature:

Full name:	SIMON ROGER WARBURTON

Address:	3 NOBLE STREET LONDON

Occupation:	SOLICITOR

Address:	Barclays Bank PLC
Churchill Plaza
Churchill Way
Basingstoke
Hampshire
RG21 7GP

Facsimile no:	01256 791240

Attention:	Alistair Dormon

THE SPV

SIGNED as a deed by
CPWCO 18 LIMITED acting by two directors or by one director and the secretary, and delivered when dated:	) ) ) )
)

Director
Signature:
	Name:	T. S. MORRIS

Secretary
Signature:
	Name:	Shamim Kazeneh

ORIGINAL OBLIGORS

SIGNED as a deed by THE CARPHONE WAREHOUSE LIMITED acting by two directors or by one director and the secretary, and delivered when dated:	) ) ) )
)

Director
Signature:
	Name:	NICK WILLCOX

Director/Secretary
Signature:
	Name:	T.S. MORRIS

SIGNED as a deed by MOBILES.CO.UK LIMITED acting by two directors or by one director and the secretary, and delivered when dated:	) ) ) )
)

Director
Signature:
	Name:	T.S. MORRIS

Secretary
Signature:
	Name:	Shamim Kazeneh

ORIGINAL PARTICIPANTS

SIGNED as a deed on the 3)
day of July 2009 on behalf of	)
HSBC INVOICE FINANCE (UK))
LIMITED	)

KEVIN DAVID CRAVEN
Its duly appointed attorney in the presence of:

Witness signature:

Full name:	SIMON ROGER WARBURTON

Address:	3 NOBLE STREET LONDON

Occupation:	SOLICITOR

Address:	21 Farncombe Road
Worthing
West Sussex
BN11 2BW

Facsimile no:	01903 825731

Attention:	Phil Simmonds

SIGNED as a deed on the 3)
day of July 2009 on behalf of	)
RBS INVOICE FINANCE	)
LIMITED	)

Christopher Sean Hawes
Its duly appointed attorney in the presence of:

Witness signature:

Full name:	SIMON ROGER WARBURTON

Address:	3 NOBLE STREET LONDON

Occupation:	SOLICITOR

Address:	RBS Invoice Finance
Limited
7th Floor
280 Bishopsgate
London
EC2M 4RB

Facsimile no:	0207 672 1356

Attention:	David Handley (Relationship Director)

SIGNED as a deed on the 3)
day of July 2009 on behalf of	)
CREDIT SUISSE, LONDON	)
BRANCH	)

GARRETT LYNSKEY
Its authorised signatory in the presence of:

NISHAN SRINIVASAN
Its authorised signatory in the presence of:

Witness signature:

Full name:	SCOTT D SIMPSON

Address:	ONE CABOT SQUARE, LONDON, E14 4QJ

Occupation:	SOLICITOR

Address:	Credit Suisse London Branch
One Cabot Square
London
E14 4QJ

Facsimile no:	020 7888 8398

Attention:	Loans Participations / Mick Dowdy

SIGNED as a deed on the 3)
day of July 2009 on behalf of	)
LLOYDS TSB COMMERCIAL	)
FINANCE LIMITED	)

NEIL J KERRIDGE
Its duly appointed attorney in the presence of:

Witness signature:

Full name:	SIMON ROGER WARBURTON

Address:	3 NOBLE STREET LONDON

Occupation:	SOLICITOR

Address:	Vanbrugh House
Grange Drive
Hedge End
Southampton
SO30 2AF

Facsimile no:	020 8332 7761

Attention:	Philip Barnes

THE CO-ARRANGERS

SIGNED as a deed on the 3)
day of July 2009 on behalf of	)
BARCLAYS BANK PLC acting by:	)

GARY SPENCER DAVIES
Its duly appointed attorney in the presence of:

Witness signature:

Full name:	SIMON ROGER WARBURTON

Address:	3 NOBLE STREET LONDON

Occupation:	SOLICITOR

Address:	Barclays Bank PLC
Churchill Plaza
Churchill Way
Basingstoke
Hampshire
RG21 7GP

Facsimile no:	01256 791240

Attention:	Alistair Dormon

SIGNED as a deed on the 3)
day of July 2009 on behalf of	)
HSBC INVOICE FINANCE (UK))
LIMITED	)

KEVIN DAVID CRAVEN
Its duly appointed attorney in the presence of:

Witness signature:

Full name:	SIMON ROGER WARBURTON

Address:	3 NOBLE STREET LONDON

Occupation:	SOLICITOR

Address:	21 Farncombe Road
Worthing
West Sussex
BN11 2BW

Facsimile no:	01903 825731

Attention:	Phil Simmonds

THE SECURITY AGENT

SIGNED as a deed on the 3)
day of July 2009 on behalf of	)
BARCLAYS BANK PLC acting by:	)

GARY SPENCER DAVIES
Its duly appointed attorney in the presence of:

Witness signature:

Full name:	SIMON ROGER WARBURTON

Address:	3 NOBLE STREET LONDON

Occupation:	SOLICITOR

Address:	Barclays Bank PLC
Churchill Plaza
Churchill Way
Basingstoke
Hampshire
RG21 7GP

Facsimile no:	01256 791240

Attention:	Alistair Dormon